Exhibit 99.3
Report of Independent Auditors

To the Shareholders of TechnipFMC
We have audited the accompanying consolidated financial statements of Technip and its subsidiaries, which comprise the consolidated statements of financial position as of 31 December 2016, 2015 and 2014 and the related consolidated statements of income, other comprehensive income, cash flows, and changes in shareholders’ equity for the years then ended.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and International Financial Reporting Standards as endorsed by the European Union; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Technip and its subsidiaries as of 31 December 2016, 2015 and 2014, and the consolidated results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and International Financial Reporting Standards as endorsed by the European Union.

Neuilly-sur-Seine and Paris-La Défense, France, February 24, 2017

/s/ PricewaterhouseCoopers Audit                         /s/ ERNST & YOUNG et Autres

CONSOLIDATED FINANCIAL STATEMENTS OF TECHNIP

1. Consolidated Statement of Income

In millions of Euro		12 months
	Notes	2016	2015	2014
Revenues	4(a)	8,313.4	10,337.9	10,073.9
Cost of Sales	4(b)	(6,895.2)	(8,892.2)	(8,606.3)
Gross Margin		1,418.2	1,445.7	1,467.6
Research and Development Costs	4(c)	(95.3)	(86.1)	(82.6)
Selling Costs		(211.9)	(214.5)	(221.1)
Administrative Costs	4(d)	(305.0)	(403.9)	(423.6)
Other Operating Income	4(e)	18.3	20.3	31.0
Other Operating Expenses	4(f)	(33.6)	(15.5)	(11.4)
Operating Income/(Loss) from Recurring Activities		790.7	746.0	759.9
Share of Income/(Loss) of Equity Affiliates	11	102.1	54.6	40.3
Operating Income from Recurring Activities after Income/(Loss) of Equity Affiliates		892.8	800.6	800.2
Income/(Charges) from Disposals of Activities	4(g)	—	—	(5.5)
Income/(Charges) from Non-Current Activities	4(h)	(441.0)	(469.8)	(68.1)
Operating Income/(Loss)		451.8	330.8	726.6
Financial Income	5(a)	660.2	625.5	450.0
Financial Expenses	5(b)	(731.2)	(783.1)	(577.3)
Income/(Loss) before Tax		380.8	173.2	599.3
Income Tax Expense	6	(130.7)	(117.0)	(156.9)
Income/(Loss) from Continuing Operations		250.1	56.2	442.4
NET INCOME/(LOSS) FOR THE YEAR		250.1	56.2	442.4
Attributable to:
Shareholders of the Parent Company		281.3	45.1	436.6
Non-Controlling Interests		(31.2)	11.1	5.8
Earnings per Share (in Euro)	8	2.36	0.39	3.89
Diluted Earnings per Share (in Euro)	8	2.34	0.39	3.65

2. Consolidated Statement of Other Comprehensive Income

In millions of Euro		12 months
	Notes	2016	2015	2014
Net Income/(Loss) for the Year		250.1	56.2	442.4
Other Comprehensive Income
Other Comprehensive Income to be Reclassified to Statement of Income in Subsequent Periods:		242.5	49.5	16.5
Exchange Differences on Translating Entities Operating in Foreign Currency		95.0	122.1	239.6

Fair Value Adjustment on Available-for-Sale Financial Assets	20(d)	—	—	19.7
Income Tax Effect	20(d)	—	—	(0.7)
Cash Flow Hedging	20(d)	200.7	(91.0)	(348.1)
Income Tax Effect	20(d)	(53.2)	18.4	106.0
Other Comprehensive Income not being Reclassified to Statement of Income in Subsequent Periods:		(2.5)	12.2	(71.3)
Actuarial Gains/(Losses) on Defined Benefit Plans	20(d)	(3.7)	17.1	(89.0)
Income Tax Effect	20(d)	1.2	(4.9)	17.7
COMPREHENSIVE INCOME FOR THE YEAR		490.1	117.9	387.6
Attributable to:
Shareholders of the Parent Company		509.7	119.4	381.4
Non-Controlling Interests		(19.6)	(1.5)	6.2

3. Consolidated Statement of Financial Position

Assets

In millions of Euro	Notes	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Property, Plant and Equipment, Net	9	2,485.6	2,574.9	2,500.8
Intangible Assets, Net	10	3,769.8	3,582.5	3,496.5
Investments in Equity Affiliates	11	168.7	131.4	195.6
Other Financial Assets	12	210.8	221.2	202.6
Deferred Tax Assets	6(c)	560.7	430.4	366.0
Available-for-Sale Financial Assets	13	26.5	29.0	57.0
Total Non-Current Assets		7,222.1	6,969.4	6,818.5
Inventories	14	317.5	431.3	355.7
Construction Contracts - Amounts in Assets	15	460.8	637.6	755.1
Advances Paid to Suppliers		675.0	160.4	294.7
Financial Instruments	26	225.8	47.1	46.6
Trade Receivables	16	1,920.6	1,668.2	1,719.9
Current Income Tax Receivables		251.4	220.3	158.9
Other Current Receivables	17	756.1	589.2	581.6
Cash and Cash Equivalents	18	5,947.6	2,919.1	2,685.6
Total Current Assets		10,554.8	6,673.2	6,598.1
Assets Classified as Held for Sale	19	2.1	26.4	3.2
TOTAL ASSETS		17,779.0	13,669.0	13,419.8
Equity and Liabilities

In millions of Euro	Notes	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Share Capital	20(a)	90.9	90.8	86.9
Share Premium		2,136.6	2,162.1	1,934.8
Retained Earnings		2,273.3	2,477.4	2,260.1
Treasury Shares	20(c)	(22.1)	(55.2)	(96.9)
Foreign Currency Translation Reserves		199.0	103.8	(19.2)
Fair Value Reserves	20(d)	(154.4)	(287.6)	(238.9)
Net Income		281.3	45.1	436.6
Total Equity Attributable to Shareholders of the Parent Company		4,804.6	4,536.4	4,363.4
Non-Controlling Interests		(11.1)	8.5	11.8
Total Equity		4,793.5	4,544.9	4,375.2
Non-Current Financial Debts	21	1,573.4	1,626.0	2,356.6
Non-Current Provisions	22	276.2	242.0	231.6
Deferred Tax Liabilities	6(c)	145.9	175.4	196.2
Other Non-Current Liabilities	25	26.8	32.2	40.6
Total Non-Current Liabilities		2,022.3	2,075.6	2,825.0
Current Financial Debts	21	848.5	937.1	256.4
Trade Payables	24	3,684.0	2,480.4	2,312.9
Construction Contracts - Amounts in Liabilities	15	3,191.3	908.4	1,256.1
Financial Instruments	26	556.6	334.4	300.5
Current Provisions	22	658.9	433.7	326.3
Current Income Tax Payables		301.2	200.0	137.7
Other Current Liabilities	25	1,722.7	1,754.5	1,629.7
Total Current Liabilities		10,963.2	7,048.5	6,219.6
Total Liabilities		12,985.5	9,124.1	9,044.6
TOTAL EQUITY AND LIABILITIES		17,779.0	13,669.0	13,419.8

4. Consolidated Statement of Cash Flows

In millions of Euro		12 months
	Notes	2016	2015	2014
Net Income/(Loss) for the Year (including Non-Controlling Interests)		250.1	56.2	442.4
Adjustments for:
Depreciation and Impairment Losses of Property, Plant and Equipment	9	290.4	324.9	263.8
Amortization and Impairment Losses of Intangible Assets	10	15.8	21.1	19.5
Non-Cash Convertible Bond Expense		25.7	30.2	29.2
Expense related to Share-based Payment and Employee Savings Plans (“Plans d’Épargne Entreprise”)	4(i)	19.9	40.5	40.0
Non-Current Provisions (including Pensions and other Long-Term Employee Benefit Plans)		63.3	136.4	(35.4)
Share of (Income)/Loss of Equity Affiliates (net of Distributed Dividends)		(44.6)	(35.7)	(31.9)
Net (Gains)/Losses on Disposal of Assets and Investments		23.7	(31.8)	(7.1)
Deferred Income Tax (Credit)/Expense	6(a)	(188.0)	(63.8)	1.8
		456.3	478.0	722.3
(Increase)/Decrease in Working Capital Requirement		(10.1)	153.0	(597.3)
Net Cash Generated from/(Used in) Operating Activities		446.2	631.0	125.0
Purchases of Property, Plant and Equipment	9	(273.7)	(280.3)	(359.6)
Proceeds from Disposal of Property, Plant and Equipment	4(e)-4(f)	35.7	23.2	56.6
Purchases of Intangible Assets	10	(9.0)	(13.0)	(15.4)
Proceeds from Disposal of Intangible Assets		0.1	0.1	4.7
Acquisitions of Financial Assets		(6.7)	(2.3)	(36.7)
Proceeds from Disposal of Financial Assets	4(g)-4(h)	(80.9)	1.2	24.6
Acquisition Costs of Consolidated Companies, net of Cash Acquired	2	3,288.9	(30.7)	(58.8)
Net Cash Generated from/(Used in) Investing Activities		2,954.4	(301.8)	(384.6)
Increase in Borrowings		599.1	84.4	216.9
Decrease in Borrowings		(814.2)	(197.8)	(136.9)
Capital Increase		1.5	94.3	11.7
Share Buy-Back	20(c)	(168.8)	—	(41.8)
Dividends Paid	20(g)	(100.8)	(88.9)	(206.5)
Dividends Paid to Non-Controlling Interests		—	(5.8)	(2.8)
Net Cash Generated from/(Used in) Financing Activities		(483.2)	(113.8)	(159.4)
Net Effects of Foreign Exchange Rate Changes		111.1	18.9	117.0
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS		3,028.5	234.3	(302.0)
Cash and Cash Equivalents as of January 1	18	2,919.1	2,685.6	2,989.1
Bank Overdrafts as of January 1		(0.1)	(0.9)	(2.4)
Cash and Cash Equivalents as of December 31	18	5,947.6	2,919.1	2,685.6
Bank Overdrafts as of December 31		(0.1)	(0.1)	(0.9)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS		3,028.5	234.3	(302.0)

Interest paid in 2016 amounted to €95.3 million compared to €84.0 million in 2015 and €70.4 million in 2014.
Interest received in 2016 amounted to €59.0 million compared to €29.0 million in 2015 and €18.4 million in 2014.
Income taxes paid in 2016 amounted to €236.1 million compared to €169.8 million in 2015 and €216.4 million in 2014.

5. Consolidated Statement of Changes in Shareholders’ Equity

In millions of Euro	Share Capital	Share Premium	Retained Earnings	Treasury Shares	Foreign Currency Translation Reserves	Fair Value Reserves	Net Income - Parent Company	Share- holders’ Equity - Parent Company	Share- holders’ Equity - Non- Controlling Interests	Total Share- holders’ Equity
As of January 1, 2014	86.7	1,923.3	1,972.1	(133.6)	(259.5)	4.7	563.1	4,156.8	17.3	4,174.1
Net Income 2014	—	—	—	—	—	—	436.6	436.6	5.8	442.4
Other Comprehensive Income	—	—	—	—	239.2	(294.4)	—	(55.2)	0.4	(54.8)
Comprehensive Income 2014	—	—	—	—	239.2	(294.4)	436.6	381.4	6.2	387.6
Capital Increase	0.2	11.5	—	—	—	—	—	11.7	—	11.7
Appropriation of Net Income 2013	—	—	563.1	—	—	—	(563.1)	—	—	—
Dividends	—	—	(206.5)	—	—	—	—	(206.5)	—	(206.5)
Treasury Shares	—	—	(58.3)	36.7	—	—	—	(21.6)	—	(21.6)
Valuation of Share-based Payment and Employee Savings Plans (“Plans d’Épargne Entreprise”)	—	—	40.0	—	—	—	—	40.0	—	40.0
Other (*)	—	—	(50.3)	—	1.1	50.8	—	1.6	(11.7)	(10.1)
As of December 31, 2014	86.9	1,934.8	2,260.1	(96.9)	(19.2)	(238.9)	436.6	4,363.4	11.8	4,375.2
Net Income 2015	—	—	—	—	—	—	45.1	45.1	11.1	56.2
Other Comprehensive Income	—	—	—	—	123.0	(48.7)	—	74.3	(12.6)	61.7
Comprehensive Income 2015	—	—	—	—	123.0	(48.7)	45.1	119.4	(1.5)	117.9
Capital Increase	3.9	227.3	—	—	—	—	—	231.2	—	231.2
Appropriation of Net Income 2014	—	—	436.6	—	—	—	(436.6)	—	—	—
Dividends	—	—	(225.8)	—	—	—	—	(225.8)	—	(225.8)
Treasury Shares	—	—	(35.6)	41.7	—	—	—	6.1	—	6.1
Valuation of Share-based Payment and Employee Savings Plans (“Plans d’Épargne Entreprise”)	—	—	40.5	—	—	—	—	40.5	—	40.5
Other (*)	—	—	1.6	—	—	—	—	1.6	(1.8)	(0.2)
As of December 31, 2015	90.8	2,162.1	2,477.4	(55.2)	103.8	(287.6)	45.1	4,536.4	8.5	4,544.9
Net Income 2016	—	—	—	—	—	—	281.3	281.3	(31.2)	250.1
Other Comprehensive Income	—	—	—	—	95.2	133.2	—	228.4	11.6	240.0
Comprehensive Income 2016	—	—	—	—	95.2	133.2	281.3	509.7	(19.6)	490.1
Net Capital Increase	0.1	(25.5)	(6.1)	—	—	—	—	(31.5)	—	(31.5)
Appropriation of Net Income 2015	—	—	45.1	—	—	—	(45.1)	—	—	—
Dividends	—	—	(236.6)	—	—	—	—	(236.6)	—	(236.6)
Treasury Shares	—	—	(28.1)	33.1	—	—	—	5.0	—	5.0
Valuation of Share-based Payment and Employee Savings Plans (“Plans d’Épargne Entreprise”)	—	—	19.9	—	—	—	—	19.9	—	19.9
Other (*)	—	—	1.7	—	—	—	—	1.7	—	1.7
AS OF DECEMBER 31, 2016	90.9	2,136.6	2,273.3	(22.1)	199.0	(154.4)	281.3	4,804.6	(11.1)	4,793.5
(*) Includes effects of purchases of non-controlling interests and reclassifications due to changes in the consolidation scope.

Note 1 Accounting Principles
A. Accounting Framework
In accordance with the European Union’s regulation No. 1606/2002 of July 19, 2002, the consolidated financial statements of Technip (“the Group”) as of December 31, 2016 and for the three years then ended were prepared in accordance with International Financial Reporting Standards (IFRS) issued by the International Accounting Standard Board (IASB) and IFRS as endorsed by the European Union as of February 20, 2017, the date that Technip management authorized financial statements after presentation of these financial statements to the Audit Committee of TechnipFMC Plc. The IFRS as endorsed by the European Union are available on the website of the European Union (http://ec.europa.eu/internal_market/accounting/ias/index_fr.htm).

Merger completion of FMC Technologies and Technip
On January 17, 2017, TechnipFMC (NYSE and Euronext: FTI) announced that it is operating as a unified, combined company following completion of the merger of FMC Technologies and Technip. The merger creates a global leader in oil and gas projects, technologies, systems, and services that will enhance the performance of the world's energy industry.
TechnipFMC is since then traded on the New York Stock Exchange and on the Euronext Paris Stock Exchange under the symbol FTI. Under the terms of the merger agreement, FMC Technologies shareholders received one share of the combined company for each existing share of FMC Technologies, and Technip shareholders received two shares of the combined company for each existing share of Technip.
As of December 31, 2016, the merger has not been accounted for in the consolidated financial statements of Technip.

Standards Effective after December 31, 2016

Technip financial statements as of December 31, 2016 do not include the possible impact of standards published as of December 31, 2016 but which application is mandatory as from financial years subsequent to 2016.

Standards adopted by the European Union as of December 31, 2016

•	IFRS 9 “FINANCIAL INSTRUMENTS”

On July 24, 2014, the IASB released the final version of the IFRS 9 with respect to financial instruments, which should be applicable as of January 1, 2018. Aiming at replacing IAS 39 “Financial Instruments: Recognition and Measurement”, IFRS 9 includes requirements for recognition and measurement, impairment, derecognition and general hedge accounting.

•	IFRS 15 “REVENUE FROM CONTRACTS WITH CUSTOMERS”

Applicable by the IASB as of January 1, 2018, this new standard sets general accounting principles relating to revenue recognition. IFRS 15 supersedes the current standards on revenue recognition, particularly IAS 18 “Revenue”, IAS 11 “Construction Contracts” and the corresponding interpretations IFRIC 13, IFRIC 15, IFRIC 18 and SIC 31.

Standards non-adopted by the European Union as of December 31, 2016

•	IFRS 16 “LEASES”

Released on January 13, 2016, the new standard IFRS 16 on lease accounting will be mandatorily applicable for the financial years starting January 1, 2019 and should supersede the current IAS 17 and its related interpretations.

The Group is currently assessing the potential impacts of these three latest standards on its consolidated financial statements.

Due to the completion of the merger between Technip and FMC Technologies on January 16, 2017, preliminary assessments will be re-evaluated in context of TechnipFMC's combined operations and contracts with its customers.

Standards effective in 2016

The adoption of new standards, amendments and interpretations that had mandatory application for periods starting after January 1, 2016, had no significant impact on the financial situation and performance of the Group.

Standards effective in 2015

The adoption of new standards, amendments and interpretations that had mandatory application for periods starting after January 1, 2015, had no significant impact on the financial situation and performance of the Group.

Standards effective in 2014

IFRIC 21 “LEVIES”

IFRIC 21 “Levies” on operating tax recognition was effective for annual periods beginning on or after June 17, 2014, and retrospectively applied for all prior periods. The interpretation had no material impact on the Group consolidated statement of income and the consolidated shareholders’ equity.

B. Consolidation Principles
In accordance with IFRS 10 “Consolidated Financial Statements”, are consolidated all the companies (including special purpose entities) for which the Group has all the following:

•	the power over the company subject to the investment;

•	an exposure or rights to the company’s variable returns; and

•	the ability to use its power over the entity to affect these returns.
Where holding more than 50% of voting rights in an entity, the control exists when the voting rights held are substantive and provide the Group with the current ability to direct the relevant activities.
As per IFRS 11 “Joint Arrangements”, joint arrangements classified as joint operations should be recognized to the extent of the Group’s assets and its liabilities, including its share of any assets held jointly or liabilities incurred jointly.
The equity method is used for joint ventures and for investments over which the Group exercises a significant influence on operational and financial policies. Unless otherwise indicated, such influence is deemed to exist for investments in companies in which the Group’s ownership is between 20% and 50%.
Companies in which the Group’s ownership is less than 20% or that do not represent significant investments (such as dormant companies) are recorded under the “Other Financial Assets (Non-Current)” or “Available-for-Sale Financial Assets” line items and only impact net income through dividends received or in case of impairment loss. Where no active market exists and where no other valuation method can be used, these financial assets are maintained at historical cost, less any accumulated impairment losses.
The list of the main Group’s consolidated companies and their respective method of consolidation is provided in Note 2 (c) - Scope of consolidation as of December 31, 2016, 2015 and 2014.
The main affiliates of the Group close their accounts as of December 31 and all consolidated companies apply the Group accounting standards.
All intercompany balances and transactions, as well as internal income and expenses, are fully eliminated.
Subsidiaries are consolidated as of the date of acquisition, being the date on which the Group obtains control, and continue to be consolidated until the date control ceases.

C. Accounting Rules and Policies
The consolidated financial statements were prepared in accordance with IFRS.
The distinction between current assets and liabilities, and non-current assets and liabilities is based on the operating cycle of contracts. If related to contracts, assets and liabilities are classified as “current”; if not related to contracts, assets and liabilities are classified as “current” if their maturity is less than 12 months or “non-current” if their maturity exceeds 12 months.
All assets are valued under the historical cost convention, except for financial assets and derivative financial instruments, which are measured at fair value.
The preparation of financial statements in compliance with IFRS requires the use of certain critical accounting estimates. Areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are material, are disclosed in the paragraphs below.

(a) Use of Estimates

Preparation of the consolidated financial statements requires the use of estimates and assumptions to be made that may affect the assessment and disclosure of assets and liabilities at the date of the financial statements, as well as the income and the reported expenses regarding this financial year. Estimates may be revised if the circumstances and the assumptions on which they were based change, if new information becomes available, or as a result of greater experience. Consequently, the actual result from these operations may differ from these estimates.
The main assessments and accounting assumptions made in the financial statements of the Group relate to construction contracts, the valuation of Group exposure to litigation with third parties, the valuation of goodwill and the assessment of recoverable goodwill, the valuation of income tax assets resulting from tax losses carried forward (the latter is measured in compliance with accounting principles shown in Note 1-C (v) - Deferred income tax) as well as the valuation of defined benefit plans described in Note 1-C (u). Regarding construction contracts, the Group policy is described in Note 1-C (b) - Long-term contracts. In terms of legal proceedings and claims, the Group regularly establishes lists and performs analyses of significant ongoing litigations, so as to record the adequate provisions when necessary. Possible uncertainties related to ongoing litigations are described in Note 31 - Litigation and contingent liabilities.

Goodwill, measured pursuant to principles described in Note 1-C (d) - Business Combinations, is tested for impairment at least annually and whenever a trigger event is identified. Technip also performs sensitivity analyses on key assumptions used for impairment tests, in order to make sure that no reasonable change of an assumption on which the Group has based its CGUs’ recoverable value jeopardizes the conclusions of these impairment tests.

(b) Long-term Contracts

Long-term contracts are recorded in accordance with IAS 11 (“Construction Contracts”) where they include construction and delivery of a complex physical asset, or in accordance with IAS 18 (“Revenue”) in all other cases.
Costs incurred on contracts include the following:

•	the purchase of material, the subcontracting cost of engineering, the cost of markets, and all other costs directly linked to the contract;

•
labour costs, related social charges and operating expenses that are directly connected. Selling costs of contracts, research and development costs and the potential charge of “overabsorption” are excluded from those evaluations; and

•	other costs, if any, which could be reinvoiced to the client when specified in the contract clauses. Costs on construction contracts do not include financial expenses.
Revenues on contracts at completion include:

•	the initial selling price;

•
every additional amendment, variation order and modification (together “changes”) to the initial contract if it is probable that these changes could be reliably measured and that they are accepted by the client; and

•	financial result on contracts when the corresponding cash management is completely separate from the central treasury and that contracts generate a significant net cash position.

Revenues on ongoing contracts are measured on the basis of costs incurred and of margin recognized at the percentage of completion. Margin is recognized only when the visibility of the riskiest stages of the contract is deemed sufficient and when estimates of costs and revenues are considered to be reliable.

The percentage of completion is calculated according to the nature and the specific risk of each contract in order to reflect the effective completion of the project. This percentage of completion can be based on technical milestones defined for the main deliverables under the contracts or based on the ratio between costs incurred to date and estimated total costs at completion.

As soon as the estimate of the final outcome of a contract indicates a loss, a provision is recorded for the entire loss.

The gross margin of a long-term contract at completion is based on an analysis of total costs and income at completion, which are reviewed periodically and regularly throughout the life of the contract.

In accordance with IAS 11, construction contracts are presented in the statement of financial position as follows: for each construction contract, the accumulated costs incurred, as well as the gross margin recognized at the contract’s percentage of completion (plus accruals for foreseeable losses if needed), after deduction of the payments received from the clients, are shown on the asset side under the “Construction Contracts - Amounts in Assets” line item if the balance of those combined components is a debit; if the balance is a credit, these are shown on the liability side under the “Construction Contracts - Amounts in Liabilities” line item.

A construction contract is considered completed when the last technical milestone is achieved, which occurs upon contractual transfer of ownership of the asset or temporary delivery, even if conditional. Upon completion of the contract:

•
the balance of “Construction Contracts - Amounts in Assets”, which at that time amounts to the total sale price of the contract, less accumulated payments received under this contract at the delivery date, is invoiced to the customer and recorded as current receivables on contracts (see Note 16 - Trade receivables);

•
if necessary, a liability may be accrued and recorded in “Other Current Payables” in the statement of financial position in order to cover pending expenses to get the acceptance certificate from the client.

As per IAS 18, other long-term contracts are recorded as follows in the statement of financial position: invoicing in advance of revenue to be recognized is recorded as advances received in “Other Current Liabilities” (see Note 25 - Other current and non-current liabilities); invoicing that trails revenues to be recognized is recorded in “Trade Receivables” (see Note 16 - Trade receivables).

Costs incurred before contract signing (“bid costs”), when they can be directly linked to a future construction contract where the signature is almost certain, are recorded in “Construction Contracts - Amounts in Assets” (see Note 15 - Construction contracts), and then included in costs of ongoing contracts when the contract is obtained. From a practical point of view, costs effectively capitalized correspond to the bid costs incurred during the quarter of the contract’s award. Bid costs are directly recorded into consolidated income statement on the line “Selling Costs” when a contract is not secured.

(c) Foreign Currency Transactions

FOREIGN CURRENCY TRANSACTIONS

Foreign currency transactions are translated into the functional currency at the exchange rate applicable on the transaction date.

At the closing date, monetary assets and liabilities stated in foreign currencies are translated into the functional currency at the exchange rate prevailing on that date. Resulting exchange gains or losses are directly recorded in the income statement, except exchange gains or losses on cash accounts eligible for future cash flow hedging and for hedging on net foreign currency investments.

TRANSLATION OF FINANCIAL STATEMENTS OF SUBSIDIARIES IN FOREIGN CURRENCY

The income statements of foreign subsidiaries are translated into Euro at the average exchange rate prevailing during the year. Statements of financial position are translated at the exchange rate at the closing date. Differences arising in the translation of financial statements of foreign subsidiaries are recorded in other comprehensive income as foreign currency translation reserve. The functional currency of the foreign subsidiaries is most commonly the local currency.

DERIVATIVES AND HEDGING PROCESSING

Every derivative financial instrument held by the Group is aimed at hedging future inflows or outflows against exchange rate fluctuations during the period of contract performance. Derivative instruments and in particular forward exchange transactions are aimed at hedging future inflows or outflows against exchange rate fluctuations in relation with awarded commercial contracts.

Foreign currency treasury accounts designated for a contract and used to finance its future expenses in foreign currencies may qualify as a foreign currency cash flow hedge.

An economic hedging may occasionally be obtained by offsetting cash inflows and outflows on a single contract (“natural hedging”).

When implementing hedging transactions, each Group’s subsidiary enters into forward exchange contracts with banks or with Technip Eurocash SNC, the company that performs centralized treasury management for the Group. However, only instruments that involve a third party outside of the Group are designated as hedging instruments.

A derivative instrument qualifies for hedge accounting (fair value hedge or cash flow hedge) when there is a formal designation and documentation of the hedging relationship, and of the effectiveness of the hedge throughout the life of the contract. A fair value hedge aims at reducing risks incurred by changes in the market value of some assets, liabilities or firm commitments. A cash flow hedge aims at reducing risks incurred by variations in the value of future cash flows that may impact net income.

In order for a currency derivative to be eligible for hedge accounting treatment, the following conditions have to be met:

•	its hedging role must be clearly defined and documented at the date of inception; and

•
its efficiency should be proved at the date of inception and/or as long as it remains efficient. If the efficiency test results in a score between 80 and 125%, changes in fair value or in cash flows of the covered element must be almost entirely offset by the changes in fair value or in cash flows of the derivative instrument.

All derivative instruments are recorded and disclosed in the statement of financial position at fair value:

•	derivative instruments considered as hedging are classified as current assets and liabilities, as they follow the operating cycle; and

•	derivative instruments not considered as hedging are also classified as current assets and liabilities.
Changes in fair value are recognized as follows:

•
regarding cash flow hedges, the portion of the gain or loss corresponding to the effectiveness of the hedging instrument is recorded directly in other comprehensive income, and the ineffective portion of the gain or loss on the hedging instrument is recorded in the income statement. The exchange gain or loss on derivative cash flow hedging instruments, which is deferred in equity, is reclassified in the net income of the period(s) in which the specified hedged transaction affects the income statement;

•
the changes in fair value of derivative financial instruments that qualify as fair value hedge are recorded as financial income or expenses. The ineffective portion of the gain or loss is immediately recorded in the income statement. The carrying amount of a hedged item is adjusted by the gain or loss on this hedged item which may be allocated to the hedged risk and is recorded in the income statement; and

•	the changes in fair value of derivative financial instruments that do not qualify as hedging in accounting standards are directly recorded in the income statement.

The fair value of derivative financial instruments is estimated on the basis of valuations provided by bank counterparties or financial models commonly used in financial markets, using market data as of the statement of financial position date.

So as to determine this fair value, the Group uses the following hierarchy for determining and disclosing the fair value of financial instruments depending on the valuation methods:

•	Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities;

•	Level 2: inputs other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly;

•	Level 3: inputs which have a significant effect on the recorded fair value and that are not based on observable market data.

Due to their short maturities, the fair value of cash, cash equivalents, trade receivables and trade payables is considered as being equivalent to carrying value.

BID CONTRACTS IN FOREIGN CURRENCY

To hedge its exposure to exchange rate fluctuations during the bid-period of construction contracts, Technip occasionally enters into insurance contracts under which foreign currencies are exchanged at a specified rate and at a specified future date only if the new contract is awarded. The premium the Group pays to enter into such an insurance contract is charged to the income statement when paid. If the commercial bid is not successful, the insurance contract is automatically terminated without any additional cash settlements or penalties.

In some cases, Technip may enter into foreign currency options for some proposals during the bid-period. These options cannot be eligible for hedging.

(d) Business Combinations

Assets, liabilities and contingent liabilities acquired within business combinations are recorded and valued at their fair value using the purchase method. Identifiable assets are depreciated over their estimated useful lives.

The goodwill, of which measurement results in difference between the acquisition price and the estimation of identifiable assets, liabilities and contingent liabilities at their fair value, is posted on the “Goodwill” line item when significant, under the “Intangible Assets” category. Goodwill is no longer amortized as per IFRS 3.

Adjustments recorded for a business combination on the provisional values of assets, liabilities and contingent liabilities are recognized as a retrospective change in goodwill when occurring within a 12-month period after the acquisition date and resulting from facts or circumstances that existed as of the acquisition date. After this measurement period ends, any change in valuation of assets, liabilities and contingent liabilities is accounted for in profit and loss statement, with no impact on goodwill.

The net value of intangible assets is subject to impairment tests performed on a regular basis, using the discounted cash flow method on the basis of the estimates of cash flows generated by the activities to which these goodwill are allocated, these estimates correspond to the most likely assumptions adopted by the Board of Directors. Impairment tests are based on estimates in terms of growth rates, operating margin rates, discount rates and corporate tax rates. The assumptions used are based on the four-year business plans for each activity that have been approved by the Board of Directors.

As a general rule, these business plans are determined in accordance with the Group accounting methods to establish its consolidated historical statements. The backlog and backlog scheduling forecasts, the investments in production capabilities, fleet and other logistic capabilities, as well as the internal and external market studies are critical to the elaboration of Technip’s business plans.
The goodwill and corresponding assets and liabilities are allocated to the appropriate activities (Onshore/Offshore/ Subsea, corresponding to the Group CGUs).

Goodwill impairment analysis is performed during the fourth quarter of each financial year or whenever there is an indication that an asset may be impaired.

Actual figures may differ from projections. If calculations show that an asset shall be impaired, an impairment expense is recognized.

(e) Segment Information

INFORMATION BY BUSINESS SEGMENT

As per IFRS 8, an operating segment is a component of an entity:

•	that engages in business activities from which it may earn revenues and incur expenses;

•	whose operating results are regularly reviewed by the entity’s chief operating decision maker; and

•	for which distinct financial information is available.

The three business segments as reported to the main operating decision-maker, the Group Executive Committee, are organized as following:

•	the Subsea segment includes the design, manufacture, procurement and installation of subsea equipment;

•
the Onshore/Offshore segment includes the entire engineering and construction business for petrochemical and refining plants as well as facilities for developing onshore oil and gas fields (including gas treatment units, liquefied natural gas (LNG) units and onshore pipelines). It also includes the renewable energies and the engineering and construction of non-petroleum facilities; as well as the design and construction of fixed or floating facilities and surface installations; and

•	the Corporate segment includes holding company activities and central services rendered to Group subsidiaries, including IT services and reinsurance activities.

The items related to segment result disclosed by Technip in its business segment information are the “Operating Income/(Loss) from Recurring Activities” and the “Operating Income/(Loss)”. As a result, the segment result does not include financial income and expenses (except financial result on contracts) or income tax expense (because of shared treasury and tax management). Segment assets do not include asset items related to the latter, such as current and deferred income tax assets. Similarly, segment liabilities do not include liability items that are not connected to segment result, such as current and deferred income tax liabilities.

Adjustment items relate to the integration for their respective shares of incorporated entities linked to construction contracts in joint arrangements.

Joint arrangements in which the Group hold investments could be classified in two categories: those set up for the purpose of fulfilling a defined construction contract and those set up to build and operate vessels, principally flexible pipeline installation vessels (PLSVs) in Brazil. The fulfillment of contracts in joint arrangement being the core business of Technip, the Group should continue to release its contracts in partnership for their respective shares, whatever the legal structuration of the joint arrangement and whether or not the constitution of an incorporated legal entity is scheduled to host partly or fully the contract. The objective is to disclose all relevant financial information to the Group management and to the different participants of the financial markets.

Entities holding pipeline installation vessels should remain accounted using the equity method as their management and operational methods intrinsically corresponds to the concept of joint ventures as described in IFRS 11.

INFORMATION BY GEOGRAPHICAL AREA

From a geographical standpoint, operating activities and performances of Technip are reported on the basis of five areas, as follows:

•	Europe, Russia and Central Asia;

•	Africa;

•	Middle East;

•	Asia Pacific; and

•	Americas.

The items related to segment result disclosed by Technip in its geographical segment information are the “Operating Income/(Loss) from Recurring Activities” and the “Operating Income/(Loss)”.
Consequently, the segment result does not include financial income and expenses (except for the financial result on contracts), or income tax expense. Segment assets do not include asset items related to the latter, such as deferred and current tax assets.
Geographical areas are defined according to the following criteria: specific risks associated with activities performed in a given area, similarity of economic and political framework, regulation of exchange control, and underlying monetary risks.
The breakdown by geographical area is based on the contract delivery within the specific country.

(f) Operating Income from Recurring Activities and Operating Income
The whole share of income/(loss) of equity affiliates has been reclassified to operating income, these companies’ operations being in the continuation of the Group activity.
Income/(Charges) from disposals of consolidated companies (or group of assets and liabilities) disposed or to be disposed are identified in a separate item under operating income/(loss).
Income/(Charges) from non-current activities principally comprise restructuring costs, acquisition and integration expenses, impairment losses on non-current tangible or intangible assets (or group of assets), as well as other operating income and charges such as provisions related to litigations.
As per IAS 1, these two last items only include impacts from operations and transactions that should be unusual in terms of nature and/or material in terms of amounts and that the Group deems necessary to disclose distinctly to ensure reliability and relevance of its financial information.

(g) Financial Result on Contracts
The financial result of cash management related to construction contracts is recorded together with the revenues when the corresponding treasury management is completely separate from the Central treasury and that contracts generate a significant net cash position.

(h) Income/(Loss) from Discontinued Operations
In compliance with IFRS 5, the result incurred by discontinued operations through sales or disposals is recorded under this line item. Discontinued operations consist of a whole line of business or geographical area.

(i) Earnings per Share
As per IAS 33 “Earnings per Share”, Earnings Per Share (EPS) are based on the average number of outstanding shares over the period, after deducting treasury shares.
Diluted earnings per share amounts are calculated by dividing the net profit of the period, restated if need be for the after-tax financial cost of dilutive financial instruments, by the sum of the weighted average number of outstanding shares, the weighted average number of share subscription options not yet exercised, the weighted average number of performance shares granted calculated using the share purchase method, and the weighted average number of shares of the convertible bonds and, if applicable, the effects of any other dilutive instrument.
In accordance with the share purchase method, only dilutive instruments are used in calculating EPS. Dilutive instruments are those for which the option exercise price plus the future IFRS 2 expense not yet recognized is lower than the average share price during the EPS calculation period.

(j) Property, Plant and Equipment (Tangible Assets)
In compliance with IAS 16 “Property, Plant and Equipment”, an asset is recognized only if the cost can be measured reliably and if future economic benefits are expected from its use.
Property, plant and equipment are carried at their historical cost or at their fair value in case of business combinations.
As per IAS 16, Technip uses different depreciation periods for each of the significant components of a single property, plant and equipment asset where the useful life of the component differs from that of the main asset. Following are the useful lives most commonly applied by the Group:

•	Buildings 10 to 50 years

•	Vessels 10 to 30 years

•	Machinery and Equipment 6 to 10 years

•	Office Fixtures and Furniture 5 to 10 years

•	Vehicles 3 to 7 years

•	IT Equipment 3 to 5 years

If the residual value of an asset is material and can be measured, it is taken into account in calculating its depreciable amount.
On a regular basis, the Group reviews the useful lives of its assets. That review is based on the effective use of the assets.
As per IAS 16, dry-dock expenses are capitalized as a separate component of the principal asset. They are depreciated over a period of three to five years.
Depreciation costs are recorded in the income statement as a function of the fixed assets’ use, split between the following line items: cost of sales, research and development costs, selling costs or general administrative costs.
In accordance with IAS 36, the carrying value of property, plant and equipment is reviewed for impairment whenever internal or external events indicate that there may be impairment, in which case, an impairment loss is recognized. As an example, indications of impairment loss used for vessels and analyzed together are mainly the asset workload scheduling, the change in its daily invoicing rate, its age as well as the frequency of its dry-docking.
In application of IAS 23, borrowing costs related to assets under construction are capitalized as part of the value of the asset.

(k) Intangible Assets
RESEARCH AND DEVELOPMENT COSTS GENERATED INTERNALLY
Research costs are expensed when incurred. In compliance with IAS 38, development costs are capitalized if all of the following criteria are met:

•	the projects are clearly identified;

•	the Group is able to reliably measure expenditures incurred by each project during its development;

•	the Group is able to demonstrate the technical and industrial feasibility of the project;

•	the Group has the financial and technical resources available to achieve the project;

•	the Group can demonstrate its intention to complete, to use or to commercialize products resulting from the project; and

•	the Group is able to demonstrate the existence of a market for the output of the intangible asset, or, if it is used internally, the usefulness of the intangible asset.
Since not all of the IAS 38 conditions were met for the disclosed period on ongoing development projects, no development expenses were capitalized, except some expenses related to IT projects developed internally.

OTHER INTANGIBLE ASSETS
Patents are amortized over their useful life, generally on a straight line basis over ten years. Costs related to software rights are capitalized, as are those related to creating proprietary IT tools, such as the E-procurement platform, or Group management applications which are amortized over their useful life, generally five years.
In accordance with IAS 36, the carrying value of intangible assets is reviewed for impairment whenever internal or external events indicate that there may be impairment, in which case, an impairment loss is recognized.

(l) Other Financial Assets
Other financial assets are recorded at fair value or at historical cost, as of the transaction date, if they cannot be measured reliably. In the latter case, impairment is recorded if the recoverable value is lower than the historical cost. The estimated recoverable value is computed by type of financial asset based on the future profitability or the market value of the company considered, as well as its net equity if needed.

NON-CONSOLIDATED INVESTMENTS
On initial recognition, non-consolidated investments are recognized at their acquisition cost including directly attributable transaction costs.
At the closing date, these investments are measured at their fair value. As investments under this category relate to unlisted securities, fair value is determined on the basis of discounted cash flows or failing that, based on the Group’s share in the Company’s equity.

RECEIVABLES RELATED TO INVESTMENTS
This item comprises loans and advances through current accounts granted to non-consolidated or equity affiliates.

SECURITY DEPOSITS AND OTHERS
This item essentially includes guarantee security deposits and escrow accounts related to litigation or arbitration.

(m) Available-for-Sale Financial Assets
Investments in listed companies which are not consolidated are recorded in this line item. They are initially and subsequently measured at fair value.
Variations in fair value are booked directly in other comprehensive income and unrealized gains or losses are recycled in the income statement upon disposal of the investment. An impairment loss is recorded through the income statement when the loss is sustained or significant.

(n) Inventories
Inventories are recognized at the lower of cost and net realisable value with cost being principally determined on a weighted-average cost basis.
Write-down of inventories are recorded when the net realizable value of inventories is lower than their net book value.

(o) Advances Paid to Suppliers
Advance payments made to suppliers under long-term contracts are shown under the “Advances to Suppliers” line item, on the asset side of the statement of financial position.

(p) Trade Receivables
Trade receivables are measured at amortized cost. A provision for doubtful accounts is recorded when the Group assesses the recoverable value is lower than the amortized costs.
Trade receivables only relate to contracts accounted for as per IAS 18 (see Note 1-C (b) - Long-term contracts) and delivered contracts.

(q) Cash and Cash Equivalents
Cash and cash equivalents consist of cash in bank and in hand, as well as marketable securities fulfilling the following criteria: a maturity of usually less than three months, highly liquid, a fixed exchange value and an insignificant risk of loss of value. Marketable securities are measured at their market value at period-end. Any change in fair value is recorded in the income statement.

(r) Treasury Shares
Treasury shares are recorded as a deduction to equity at their acquisition cost. Any gain or loss related to the sale of treasury shares is recognized directly in equity without affecting the income statement.

(s) Grants of Share Subscription Options, Share Purchase Options and
Performance Shares
In accordance with IFRS 2, share subscription options, share purchase options and performance share grants constitute a benefit to the beneficiaries and represent additional compensation paid by the Group. This supplementary benefit is recognized as follows: the fair value of the granted options and shares which correspond to the services rendered by the employees in exchange for the options and shares received is determined at the grant date and recorded as an expense against the equity line item over the vesting period.
The fair value of the share subscription options, the share purchase options or the performance share grants is determined using the Cox Ross Rubinstein binomial model. The model takes into account the features of the option plan (exercise price, vesting period and exercise period) and the market data at the grant date (risk-free rate, expected volatility of the share price, estimated dividends, share price at grant date). Regarding the assessment of volatility, historical measures performed on the share price show great discrepancies depending upon the periods and the maturity chosen. In order to achieve a reliable measure of the future volatility, Technip decided to use an approach that consists in comparing measures of historical volatility over periods of one year, two years, three years and five years on the one hand and the share’s implied volatility on the other hand.
All share subscription option, share purchase option and performance share plans are exclusively settled in shares. IFRS 2 applies to share-based payment plans granted after November 7, 2002 and not vested before January 1, 2005.
(t) Capital Increase Reserved for Employees
In compliance with IFRS 2, instruments awarded under employee share purchase plans are measured at fair value, estimated at the grant date based on the discount awarded to employees and the non-transferability period applicable to the shares subscribed.
The cost of employee share purchase plans is recognized in full in the statement of income and offset against consolidated equity, without any impact on total equity.

(u) Provisions (Current and Non-Current)
Accrued liabilities are recognized if and only if the following criteria are simultaneously met:

•	the Group has an ongoing obligation (legal or constructive) as a result of a past event;

•	the settlement of the obligation will likely require an outflow of resources embodying economic benefits without expected counterpart; and

•	the amount of the obligation can be reliably estimated: provisions are measured according to the risk assessment or the exposed charge, based upon best-known elements.

CURRENT PROVISIONS
Contingencies related to contracts: these provisions relate to claims and litigations on contracts.

Restructuring: once a restructuring plan has been decided and the interested parties have been informed, the plan is scheduled and valued. Restructuring provisions are fully recognized in compliance with IAS 37.

NON-CURRENT PROVISIONS

Pensions and other long-term benefits: the Group is committed to various employee benefit plans. Those obligations are settled either at the date of employee departures or at subsequent date in accordance with the laws and practices of each country in which it operates. Depending on affiliates, the main defined benefit plans can be:

•	end-of-career benefits, to be paid at the retirement date;

•	deferred compensation, to be paid when an employee leaves the Company;

•	retirement benefits to be paid in the form of a pension.
In compliance with IAS 19 revised in 2011, the Group has assessed its obligations in respect of employee pension plans and other long-term benefits such as “jubilee benefits”, post-retirement medical benefits, special termination benefits and cash incentive plans. The plan assets are recorded at fair value. Evaluations were coordinated so that liabilities could be measured using recognized and uniform actuarial methods, and were performed by an independent actuary.

The obligations of providing benefits under defined benefit plans are determined by independent actuaries using the projected unit credit actuarial valuation method as per IAS 19. The actuarial assumptions used to determine the obligations may vary depending on the country. The actuarial estimation is based on usual parameters such as future wage and salary increases, life expectancy, staff turnover rate and inflation rate.

The defined benefit liability equals the present value of the defined benefit obligation after deducting the plan assets. Present value of the defined benefit obligation is determined using present value of future cash disbursements based on interest rates of convertible bonds, in the currency used for benefit payment, and whose term is equal to the average expected life of the defined benefit plan.

According to amended IAS 19, the actuarial gains and losses resulting from adjustments related to experience and changes in actuarial assumptions are now recorded in other comprehensive income (see Note 23 - Pensions and other long-term employee benefit plans).

(v) Deferred Income Tax

Deferred income taxes are recognized in accordance with IAS 12, using the liability method (use of the last forecast tax rate passed or almost passed into law at the closing date), on all temporary differences at the closing date, between the tax bases of assets and liabilities and their carrying amounts for each Group’s company.

Deferred income taxes are reviewed at each closing date to take into account the effect of any changes in tax law and in the prospects of recovery.

Deferred income tax assets are recognized for all deductible temporary differences, unused tax credits carry-forwards and unused tax losses carry-forwards, to the extent that it is probable that taxable profit will be available.

To properly estimate the existence of future taxable income on which deferred tax assets could be allocated, the following items are taken into account:

•	existence of temporary differences which will cause taxation in the future;

•	forecasts of taxable results;

•	analysis of the past taxable results; and

•	existence of significant and non-recurring income and expenses, included in the past tax results, which should not repeat in the future.
Deferred income tax liabilities are recognized for all taxable temporary differences, except restrictively enumerated circumstances, in accordance with the provisions of IAS 12.
When a tax consolidation mechanism is in place for companies in a given country, the deferred tax calculation takes into account the individual tax situation of each subsidiary located in that country as well as the overall situation of all subsidiaries included in the scope of tax consolidation.

Tax assets and liabilities are not discounted.

(w) Financial Debts (Current and Non-Current)

Current and non-current financial debts include bond loans and other borrowings. Issuance fees and redemption premium on convertible bonds are included in the cost of debt on the liability side of the statement of financial position, as an adjustment to the nominal amount of the debt. The difference between the initial debt and redemption at maturity is amortized at the effective interest rate.

The convertible bonds with an option for conversion and/or exchangeable for new or existing shares (OCEANE) are recognized in two distinct components:

•
a debt component is recognized at amortized cost, which was determined using the market interest rate for a non- convertible bond with similar features. The carrying amount is recognized net of its proportionate share of the debt issuance costs; and

•
a conversion option component is recognized in equity for an amount equal to the difference between the issuing price of the OCEANE convertible bond and the value of the debt component. The carrying amount is recognized net of its proportionate share of the debt issuance costs and corresponding deferred taxes. This value is not remeasured but will be adjusted for all conversion of bonds.

(x) Assets and Liabilities Held for Sale

The Group considers every non-current asset as an asset held for sale if it is very likely that its book value will be recovered principally by a sale transaction rather than by its continued use. Assets classified as held for sale are measured at the lower of either the carrying amount or the fair value less selling costs.

Note 2 Scope of Consolidation
(A) Main Variations
Year Ended December 31, 2016
On March 31, 2016, Technip sold the totality of its fully owned subsidiaries Technip Germany Holding GmbH and Technip Germany GmbH to Atop Beteiligungs GmbH. A net loss of €21.6 million was recorded on the consolidated accounts as of December 31, 2016 as regards this disposal.

On October 28, 2016, Technip acquired 20% of Serimax Holdings, a world leader in offshore & onshore welding solutions, from Vallourec Tubes. This acquisition follows the agreement signed on January 11, 2016 between Technip and Serimax in order to achieve a strategic partnership in the domain of pipeline welding, combine expertise and deploy the Serimax welding technology at Technip’ spoolbases and S-lay vessels.

During the second half of the year, the Group and its partners have amended the contractual terms and schemes of some construction contracts on which the Group is working. As a consequence, some joint arrangements such as the ones related to Yamal contract were therefore amended and re-qualified as entities fully consolidated as of December 31, 2016.
On December 16, 2016, Technip participated in DCNS Energies’ capital increase by subscribing newly issued shares. DCNS Energies, majority owned by DCNS and 36% by the SPI fund (“Société de Projets Industriels” / Industrial Projects Company) of Bpifrance, will devote its activity to the industrial and commercial development of three technologies for the production of electricity from Marine Renewable Energies (MRE): tidal turbine power that uses the kinetic energy of sea currents, Ocean Thermal Energy Conversion (OTEC) and offshore wind energy via semi-submersible floats. DCNS Energies positions itself as a turnkey constructor of MRE plants for the French and export markets.
As a consequence of these main variations in the consolidation scope, a total amount of €3.3 billion of cash, net of acquisition costs, was acquired and therefore disclosed in the Group consolidated statement of cash flows.

Year Ended December 31, 2015
On May 29, 2015, Technip acquired the remaining 50% of Doftech DA’s shares from DOF Subsea AS. As a consequence, Doftech DA previously consolidated by equity method is consolidated at 100% by global integration. In addition, Technip becomes the sole owner of the Deep Arctic (ex-Skandi Arctic), a diving support vessel specially designed to meet the North Sea market requirements.

Year Ended December 31, 2014
On April 30, 2014, Technip sold the totality of its fully owned subsidiary Technip TPS, specialized in engineering and construction for the industry, to the WSP Group (WSP is one of the world’s leading professional services firms) for a total amount of €12.1 million as of December 31, 2014.
On June 3, 2014, September 26, 2014 then on December 4, 2014, Technip sold the totality of its 75% of investment in Seamec to HAL Offshore Limited, India at a consideration of 97 Indian rupees per share (translating to a total amount of €31.4 million as of December 31, 2014).
Seamec Limited and its 100% subsidiary Seamec International FZE are not anymore consolidated in Technip Group accounts as of December 31, 2014.
On December 30, 2014, Technip acquired the technology Zimmer®. Based in Frankfurt, Germany, Technip Zimmer GmbH constitutes the new polymers technology business of Technip. This activity is integrated through Technip Stone & Webster Process Technology, the Onshore global business unit formed in 2012 to manage the Company’s expanding portfolio of downstream process technologies.
Technip Zimmer GmbH’s business includes technologies for the processing of polyesters and polyamides, research and development facilities, and a team of around forty skilled engineers, researchers and project teams.
The new polymers business will diversify and strengthen Technip’s portfolio of downstream technologies in its Onshore segment.
No material impact was recognized following the completion of the purchase price allocation performed in 2015 and the final goodwill recognized in the consolidated financial statements as of December 31, 2015 for the acquisition of the technology Zimmer® amounts to €62.4 million.

(B) Other Variations
Year ended December 31, 2016
There is no other significant change in the scope of consolidation compared to December 31, 2015.

Year ended December 31, 2015
On October 12, 2015, Technip divested its 100% ownership in the company Technip Benelux NV (Belgium).
On December 15, 2015, the Group also decided to dispose its 39% share in the company Crestech (Nigeria) to its partner Highcrest Technologies Ltd.
There is no other significant change in the scope of consolidation compared to December 31, 2014.

Year ended December 31, 2014
On April 3, 2014, Technip purchased 49% of Kanfa AS, a company that delivers overall process solutions and services to the Offshore and Oil, Gas and LNG Industry with main focus on the worldwide FPSO market. This company is integrated by equity method in Group accounts.
On October 14, 2014, Technip purchased 51% of Inocean AS, a company that offers naval architect and engineering services in all phases of a project cycle and has activities primarily within the offshore oil and gas sector. Inocean AS has intellectual property rights to various floating installations and vessels. This company is fully consolidated in Group consolidated accounts.
There is no other significant change in the scope of consolidation compared to December 31, 2013.

(C) Scope of Consolidation
As of December 31, 2016
As of December 31, 2016, the scope of consolidation consists of 206 entities, out of which 162 are fully consolidated and 44 are accounted for under the equity method.

The table below sets forth the main consolidated entities:

Fully Consolidated Companies	Country	As of December 31, 2016 % Interest	As of December 31, 2016 % Control
Technip	France	Consolidating Company	Consolidating Company
Cofri	France	100%	100%
Flexi France	France	100%	100%
Safrel	France	100%	100%
Technip France	France	100%	100%
Technip Offshore International	France	100%	100%
Technipnet	France	100%	100%
Yamgaz	France	50%	100%
South Tambey LNG	France	50%	100%
Angoflex - Industrial Lda	Angola	70%	100%
Technip Angola Engenharia Ltda	Angola	60%	100%
Technip Oceania Pty Ltd	Australia	100%	100%
Flexibras Tubos Flexiveis	Brazil	100%	100%
Technip Brasil Engenharia	Brazil	100%	100%
Technip India	India	100%	100%
Technip Italy	Italy	100%	100%
PT Technip Indonesia	Indonesia	100%	100%
Asiaflex Products	Malaysia	100%	100%
Technip Far East	Malaysia	100%	100%
Technip Geoproduction (M)	Malaysia	100%	100%
Technip Marine (M) Sdn. Bhd.	Malaysia	100%	100%
Global Vessels Mexico S. de R.L. de C.V.	Mexico	100%	100%
Technip Benelux BV	Netherlands	100%	100%
Technip Holding Benelux BV	Netherlands	100%	100%
Technip Ships (Netherlands) BV	Netherlands	100%	100%
Technip Norge AS	Norway	100%	100%
Technip RUS	Russia	100%	100%
Technip UK Ltd	United Kingdom	100%	100%
Technip Stone & Webster Process Technology, Inc.	United States of America	100%	100%
Technip Umbilicals Inc.	United States of America	100%	100%
Technip USA Inc.	United States of America	100%	100%

Companies accounted for under the equity method	Country	As of December 31, 2016 % Interest	As of December 31, 2016 % Control
Dofcon Navegaçao Ltda	Brazil	50%	50%
Technip Odebrecht PLSV CV	Netherlands	50%	50%
Forsys Subsea Ltd	United Kingdom	50%	50%

All consolidated companies close their accounts as of December 31 except Technip India which closes their statutory accounts as of March 31. However, the entity performs an interim account closing as of December 31 for the purpose of Group consolidation.

As of December 31, 2015
As of December 31, 2015, the scope of consolidation consists of 210 entities, out of which 166 are fully consolidated and 44 are accounted for under the equity method.

The table below sets forth the main consolidated entities:

Fully Consolidated Companies	Country	As of December 31, 2015 % Interest	As of December 31, 2015 % Control
Technip	France	Consolidating Company	Consolidating Company
Angoflex SAS	France	100%	100%
Cybernétix	France	100%	100%
Flexi France	France	100%	100%
Seal Engineering	France	100%	100%
Technip Eurocash SNC	France	100%	100%
Technip France	France	100%	100%
Technip Offshore International	France	100%	100%
Technipnet	France	100%	100%
Technip Angola	Angola	60%	100%
Global Offshore Pty Ltd	Australia	100%	100%
Technip Oceania Pty Ltd	Australia	100%	100%
Flexibras Tubos Flexiveis	Brazil	100%	100%
Global Brasil Oleodutos e Servicos Ltda	Brazil	100%	100%
Technip Brasil Engenharia	Brazil	100%	100%
Technip Operadora Portuaria	Brazil	100%	100%
Technip Offshore Finland OY	Finland	100%	100%
Technip Germany	Germany	100%	100%
Technip India	India	100%	100%
PT Global Industries Asia Pacific	Indonesia	100%	100%
PT Technip Indonesia	Indonesia	100%	100%
Technip Italy	Italy	100%	100%
Front End Re	Luxembourg	100%	100%
Asiaflex Products	Malaysia	100%	100%
Technip Far East	Malaysia	100%	100%
Technip Geoproduction (M)	Malaysia	100%	100%
Technip Marine (M) Sdn. Bhd.	Malaysia	100%	100%
Global Offshore Mexico S. de R.L. de C.V.	Mexico	100%	100%
Technip de Mexico S. de R. L. de C.V.	Mexico	100%	100%
Technip Benelux BV	Netherlands	100%	100%
Technip Ships (Netherlands) BV	Netherlands	100%	100%
Technip Offshore (Nigeria)	Nigeria	100%	100%
Technip Chartering Norge AS	Norway	100%	100%
Technip Coflexip Norge AS	Norway	100%	100%
Technip Norge AS	Norway	100%	100%
Technip Chemical Engineering (Tianjin)	People’s Republic of China	100%	100%
Technip RUS	Russia	100%	100%
Technip Saudi Arabia	Saudi Arabia	100%	100%

Fully Consolidated Companies	Country	As of December 31, 2015 % Interest	As of December 31, 2015 % Control
Coflexip Singapore	Singapore	100%	100%
Technip Singapore	Singapore	100%	100%
Technip Engineering (Thailand)	Thailand	100%	100%
Genesis Oil & Gas Consultants Ltd	United Kingdom	100%	100%
Technip E&C Ltd	United Kingdom	100%	100%
Technip UK Ltd	United Kingdom	100%	100%
Technip E&C, Inc.	United States of America	100%	100%
Technip S&W International, Inc.	United States of America	100%	100%
Technip Stone & Webster Process Technology, Inc.	United States of America	100%	100%
Technip Umbilicals Inc.	United States of America	100%	100%
Technip USA Holdings Inc.	United States of America	100%	100%
Technip USA Inc.	United States of America	100%	100%

Companies accounted for under the equity method	Country	As of December 31, 2015 % Interest	As of December 31, 2015 % Control
South Tambey LNG	France	50%	50%
Yamgaz	France	50%	50%
Dofcon Navegaçao Ltda	Brazil	50%	50%
Desarrolladora de Etileno, S. de R.L. de C.V.	Mexico	40%	40%
Ethylene XXI Contractors S.A.P.I. de C.V.	Mexico	40%	40%
Etileno XXI Holding BV	Netherlands	50%	50%
Etileno XXI Services BV	Netherlands	40%	40%
Technip Odebrecht PLSV CV	Netherlands	50%	50%
Yamgaz (Shanghai) Co. Ltd	People’s Republic of China	50%	50%
Forsys Subsea Ltd	United Kingdom	50%	50%

All consolidated companies close their accounts as of December 31 except Technip India which closes their statutory accounts as of March 31, and Technip South Africa which closes its statutory accounts as of June 30. However, both entities perform an interim account closing as of December 31 for the purpose of Group consolidation.

As of December 31, 2014
As of December 31, 2014, the scope of consolidation consists of 209 entities, out of which 170 are fully consolidated and 39 are accounted under the equity method.

The table below sets forth the main consolidated entities:

Fully Consolidated Companies	Country	As of December 31, 2014 % interest	As of December 31, 2014 % control
Technip	France	Consolidating Company	Consolidating Company
Technip France	France	100%	100%
Flexi France	France	100%	100%
Technip Corporate Services	France	100%	100%
Technip Eurocash SNC	France	100%	100%
Technip Offshore International	France	100%	100%
Technipnet	France	100%	100%
Angoflex Lda.	Angola	70%	100%
Technip Angola	Angola	60%	100%
Global Offshore Pty Ltd	Australia	100%	100%
Flexibras Tubos Flexiveis	Brazil	100%	100%

Fully Consolidated Companies	Country	As of December 31, 2014 % interest	As of December 31, 2014 % control
Global Brasil Oleodutos E Servicos Ltda	Brazil	100%	100%
Technip Brasil Engenharia	Brazil	100%	100%
Technip Canada	Canada	100%	100%
Global Industries International, LP	Cayman Islands, British West-Indies	100%	100%
Technip Offshore Finland OY	Finland	100%	100%
Technip Zimmer Gmbh	Germany	100%	100%
Technip India	India	100%	100%
Technip Italy	Italy	100%	100%
Front End Re	Luxembourg	100%	100%
Global Asia Pacific Industries Sdn. Bhd.	Malaysia	100%	100%
Technip Far East	Malaysia	100%	100%
Technip Geoproduction (M)	Malaysia	100%	100%
Technip Marine (M) Sdn. Bhd.	Malaysia	100%	100%
Coflexip Stena Offshore (Mauritius)	Mauritius	100%	100%
Global Offshore Mexico S. de R.L. de C.V.	Mexico	100%	100%
Technip Benelux BV	Netherlands	100%	100%
Technip Ships (Netherlands) BV	Netherlands	100%	100%
Technip Offshore (Nigeria)	Nigeria	100%	100%
Technip Norge AS	Norway	100%	100%
Technip RUS	Russia	100%	100%
Technip Saudi Arabia	Saoudi Arabia	100%	100%
Technip Singapore	Singapore	100%	100%
Technip Middle East	United Arab Emirates	100%	100%
Genesis Oil & Gas Consultants Ltd	United Kingdom	100%	100%
Technip UK Ltd	United Kingdom	100%	100%
Technip E&C, Inc.	United States of America	100%	100%
Technip Stone & Webster Process Technology, Inc.	United States of America	100%	100%
Technip Umbilicals Inc.	United States of America	100%	100%
Technip USA Holdings Inc.	United States of America	100%	100%
Technip USA Inc.	United States of America	100%	100%

Companies accounted for under the equity method	Country	As of December 31, 2014 % interest	As of December 31, 2014 % control
South Tambey LNG	France	50%	50%
Yamgaz	France	50%	50%
FSTP Brasil Ltda	Brazil	25%	25%
Dofcon Navegacao Ltda	Brazil	50%	50%
Ethylene XXI Contractors S.A.P.I. de C.V.	Mexico	40%	40%
Etileno XXI Services BV	Netherlands	40%	40%
Technip Odebrecht PLSV CV	Netherlands	50%	50%
FSTP Pte Ltd	Singapore	25%	25%
Badger Licensing LLC - JV	United States of America	50%	50%

All consolidated companies close their accounts as of December 31 except Technip India which closes their statutory accounts as of March 31, and Technip South Africa which closes its statutory accounts as of June 30. However, both entities perform an interim account closing as of December 31 for the purpose of Group consolidation.

Note 3 Segment Information
The table below shows information on Technip’s reportable business and geographical segments in accordance with IFRS 8 (see Note 1-C (e) - Segment information).

(A) Information by Business Segment

In millions of Euro	2016
	Subsea	Onshore/ Offshore	Corporate	Non Allocable and Eliminations	Total Continuing Operations	Total Adjusted	Adjustments	Total Consolidated
Revenues	5,288.9	5,761.7	—	—	11,050.6	11,050.6	(2,737.2)	8,313.4
Gross Margin	979.8	558.0	—	—	1,537.8	1,537.8	(119.6)	1,418.2
Operating Income/(Loss) from Recurring Activities	704.3	274.5	(68.6)	—	910.2	910.2	(119.5)	790.7
Share of Income/(Loss) of Equity Affiliates	19.9	4.1	—	—	24.0	24.0	78.1	102.1
Operating Income/(Loss) from Recurring Activities after Income/(Loss) of Equity Affiliates	724.2	278.6	(68.6)	—	934.2	934.2	(41.4)	892.8
Income/(Charges) from Disposals of Activities	—	—	—	—	—	—	—	—
Income/(Charges) from Non-Current Activities	—	—	—	(441.0)	(441.0)	(441.0)	—	(441.0)
Operating Income/(Loss)	724.2	278.6	(68.6)	(441.0)	493.2	493.2	(41.4)	451.8
Financial Income/(Expenses)	—	—	—	(75.1)	(75.1)	(75.1)	4.1	(71.0)
Income Tax Expense	—	—	—	(168.0)	(168.0)	(168.0)	37.3	(130.7)
NET INCOME/(LOSS) FOR THE YEAR	NA	NA	NA	NA	250.1	250.1	—	250.1
Segment Assets	8,704.5	8,338.6	(180.2)	—	16,862.9	16,862.9	(61.0)	16,801.9
Investments in Equity Affiliates	108.0	49.6	—	—	157.6	157.6	11.1	168.7
Unallocated Assets	—	—	—	809.8	809.8	809.8	(1.4)	808.4
TOTAL ASSETS	8,812.6	8,388.1	(180.2)	809.8	17,830.3	17,830.3	(51.3)	17,779.0
Segment Liabilities (1)	3,796.2	6,332.9	2,488.8	—	12,617.9	12,617.9	(47.0)	12,570.9
Unallocated Liabilities (2)	—	—	—	5,212.4	5,212.4	5,212.4	(4.3)	5,208.1
TOTAL LIABILITIES AND EQUITY	3,796.2	6,332.9	2,488.8	5,212.4	17,830.3	17,830.3	(51.3)	17,779.0
Other Segment Information
Backlog (3)	4,690.9	11,309.0	—	—	15,999.9	15,999.9	NA	NA
Order Intake (4)	2,155.2	3,333.6	—	—	5,488.8	5,488.8	NA	NA
Capital Expenditures:
Š Property, Plant and Equipment	255.1	19.2	—	—	274.3	274.3	(0.6)	273.7
Š Intangible Assets	4.1	5.1	—	—	9.2	9.2	(0.2)	9.0
Amortization:
Š Property, Plant and Equipment	(232.9)	(23.8)	—	—	(256.7)	(256.7)	0.8	(255.9)
Š Intangible Assets	(7.6)	(8.2)	—	—	(15.8)	(15.8)	—	(15.8)
Impairment of Assets	—	—	—	(34.5)	(34.5)	(34.5)	—	(34.5)

(1) Segment liabilities allocated to the Corporate segment include financial debts such as bonds and other bank borrowings.
(2) Non allocable liabilities essentially include shareholders’ equity.
(3) Corresponds to ongoing contracts to be delivered. The backlog is defined as the difference at a specified date between the aggregate contractual sale price of all contracts in force and the cumulative revenues recognized from these contracts as of that date.
(4) Corresponds to signed contracts which have come into force.

In millions of Euro	2015
	Subsea	Onshore/ Offshore	Corporate	Non Allocable and Eliminations	Total Continuing Operations	Total Adjusted	Adjustments	Total Consolidated
Revenues	5,876.0	6,332.7	—	—	12,208.7	12,208.7	(1,870.8)	10,337.9
Gross Margin	1,118.3	363.4	—	—	1,481.7	1,481.7	(36.0)	1,445.7
Operating Income/(Loss) from Recurring Activities	832.0	32.8	(82.6)	—	782.2	782.2	(36.2)	746.0
Share of Income/(Loss) of Equity Affiliates	19.1	1.1	—	—	20.2	20.2	34.4	54.6
Operating Income/(Loss) from Recurring Activities after Income/(Loss) of Equity Affiliates	851.1	33.9	(82.6)	—	802.4	802.4	(1.8)	800.6
Income/(Charges) from Disposals of Activities	—	—	—	—	—	—	—	—
Income/(Charges) from Non-Current Activities	—	(1.2)	—	(468.6)	(469.8)	(469.8)	—	(469.8)
Operating Income/(Loss)	851.1	32.7	(82.6)	(468.6)	332.6	332.6	(1.8)	330.8
Financial Income/(Expenses)	—	—	—	(157.4)	(157.4)	(157.4)	(0.2)	(157.6)
Income Tax Expense	—	—	—	(119.0)	(119.0)	(119.0)	2.0	(117.0)
NET INCOME/(LOSS) FOR THE YEAR	NA	NA	NA	NA	56.2	56.2	—	56.2
Segment Assets	5,881.7	7,286.4	1,569.3	—	14,737.4	14,737.4	(1,850.5)	12,886.9
Investments in Equity Affiliates	59.8	38.5	—	—	98.3	98.3	33.1	131.4
Unallocated Assets	—	—	—	700.3	700.3	700.3	(49.6)	650.7
TOTAL ASSETS	5,941.5	7,324.9	1,569.3	700.3	15,536.0	15,536.0	(1,867.0)	13,669.0
Segment Liabilities (1)	3,333.8	4,931.4	2,342.1	—	10,607.3	10,607.3	(1,858.6)	8,748.7
Unallocated Liabilities (2)	—	—	—	4,928.7	4,928.7	4,928.7	(8.4)	4,920.3
TOTAL LIABILITIES AND EQUITY	3,333.8	4,931.4	2,342.1	4,928.7	15,536.0	15,536.0	(1,867.0)	13,669.0
Other Segment Information
Backlog (3)	7,309.4	9,660.8	—	—	16,970.2	16,970.2	NA	NA
Order Intake (4)	3,105.8	4,459.3	—	—	7,565.1	7,565.1	NA	NA
Capital Expenditures:
Š Property, Plant and Equipment	255.1	26.7	—	—	281.8	281.8	(1.5)	280.3
Š Intangible Assets	6.3	6.8	—	—	13.1	13.1	(0.1)	13.0
Amortization:
Š Property, Plant and Equipment	(257.2)	(27.2)	—	—	(284.4)	(284.4)	0.2	(284.2)
Š Intangible Assets	(10.2)	(11.0)	—	—	(21.2)	(21.2)	0.1	(21.1)
Impairment of Assets	—	—	—	(40.7)	(40.7)	(40.7)	—	(40.7)
(1) Segment liabilities allocated to the Corporate segment include financial debts such as bonds and other bank borrowings.
(2) Non allocable liabilities essentially include shareholders’ equity.
(3) Corresponds to ongoing contracts to be delivered. The backlog is defined as the difference at a specified date between the aggregate contractual sale price of all contracts in force and the cumulative revenues recognized from these contracts as of that date.
(4) Corresponds to signed contracts which have come into force.

In millions of Euro	2014
	Subsea	Onshore/ Offshore	Corporate	Non Allocable and Eliminations	Total Continuing Operations	Total adjusted	Adjustments	Total Consolidated
Revenues	4,880.4	5,844.1	—	—	10,724.5	10,724.5	(650.6)	10,073.9
Gross Margin	898.6	615.6	—	—	1,514.2	1,514.2	(46.6)	1,467.6
Operating Income/(Loss) from Recurring Activities	624.2	268.9	(86.7)	—	806.4	806.4	(46.5)	759.9
Share of Income/(Loss) of Equity Affiliates	10.9	7.3	—	—	18.2	18.2	22.1	40.3
Operating Income from Recurring Activities after Income/(Loss) of Equity Affiliates	635.1	276.2	(86.7)	—	824.6	824.6	(24.4)	800.2
Income/(Charges) from Disposals of Activities	—	—	—	(5.5)	(5.5)	(5.5)	—	(5.5)
Income/(Charges) from Non-Current Activities	(1.2)	(5.1)		(61.8)	68.1)	68.1)	—	(68.1)
Operating Income/(Loss)	633.9	271.1	(86.7)	(67.3)	751.0	751.0	(24.4)	726.6
Financial Income/(Expenses)	—	—	—	(128.5)	(128.5)	(128.5)	1.2	(127.3)
Income Tax Expense	—	—	—	(180.1)	(180.1)	(180.1)	23.2	(156.9)
NET INCOME/(LOSS) FOR THE YEAR	NA	NA	NA	NA	442.4	442.4	—	442.4
Segment Assets	6,513.1	5,312.9	2,042.8	—	13,868.8	13,868.8	(1,182.2)	12,686.6
Investments in Equity Affiliates	118.5	38.3	—	—	156.8	156.8	38.8	195.6
Unallocated Assets	—	—	—	574.4	574.4	574.4	(36.8)	537.6
TOTAL ASSETS	6,631.6	5,351.2	2,042.8	574.4	14,600.0	14,600.0	(1,180.2)	13,419.8
Segment Liabilities (1)	3,059.8	4,603.5	2,205.7	—	9,869.0	9,869.0	(1,165.8)	8,703.2
Unallocated Liabilities (2)	—	—	—	4,731.0	4,731.0	4,731.0	(14.4)	4,716.6
TOTAL LIABILITIES AND EQUITY	3,059.8	4,603.5	2,205.7	4,731.0	14,600.0	14,600.0	(1,180.2)	13,419.8
Other Segment Information
Backlog (3)	9,727.8	11,208.4	—	—	20,936.2	20,936.2	NA	NA
Order Intake (4)	6,837.3	8,458.5	—	—	15,295.8	15,295.8	NA	NA
Capital Expenditures:
Š Property, Plant and Equipment	330.7	29.5	—	—	360.2	360.2	(0.6)	359.6
Š Intangible Assets	6.9	8.5	—	—	15.4	15.4	—	15.4
Amortization:
Š Property, Plant and Equipment	(219.0)	(22.0)	—	—	(241.0)	(241.0)	—	(241.0)
Š Intangible Assets	(8.8)	(10.7)	—	—	(19.5)	(19.5)	—	(19.5)
Impairment of Assets	(19.5)	(3.3)	—	—	(22.8)	(22.8)	—	(22.8)
(1) Segment liabilities allocated to the Corporate segment include financial debts such as bonds and other bank borrowings.
(2) Non allocable liabilities essentially include shareholders’ equity.
(3) Corresponds to ongoing contracts to be delivered. The backlog is defined as the difference at a specified date between the aggregate contractual sale price of all contracts in force and the cumulative revenues recognized from these contracts as of that date.
(4) Corresponds to signed contracts which have come into force.

(B) Information by Geographical Area

In millions of Euro	2016
	Europe, Russia, Central Asia	Africa	Middle East	Asia Pacific	Americas	Non Allocable	Total Consolidated
Revenues (1)	2,146.5	1,794.6	645.0	1,602.3	2,125.0	—	8,313.4
Operating Income/(Loss) from Recurring Activities after Income/ (Loss) of Equity Affiliates	327.6	191.5	26.2	161.3	254.8	(68.6)	892.8
OPERATING INCOME/(LOSS)	327.6	191.5	26.2	161.3	254.8	(509.6)	451.8
Intangible Assets (excluding Goodwill) (2)	193.5	0.5	—	0.7	47.6	—	242.3
Property, Plant and Equipment (3)	422.9	54.0	0.5	181.7	254.5	1,572.0	2,485.6
Financial Assets (4)	327.8	6.9	(21.2)	22.1	70.4	—	406.0
(1) Includes revenues earned in France: €105.5 million.
(2) Includes intangible assets in France: €190.6 million and in Brazil: €5.9 million.
(3) Includes tangible assets in France: €166.2 million. The fleet of vessels (including vessels under construction) that operate in different geographical areas and therefore cannot be allocated to a specific area is reported under “Non allocable”.
(4) Includes financial assets in France: €67.4 million and in United States of America: €6.7 million.

In millions of Euro	2015
	Europe, Russia, Central Asia	Africa	Middle East	Asia Pacific	Americas	Non Allocable	Total Consolidated
Revenues (1)	2,898.5	1,852.4	958.0	2,036.9	2,592.1	—	10,337.9
Operating Income/(Loss) from Recurring Activities after Income/ (Loss) of Equity Affiliates	253.9	149.4	(89.6)	225.0	344.5	(82.6)	800.6
OPERATING INCOME/(LOSS)	253.9	149.4	(89.6)	225.0	344.5	(552.4)	330.8
Intangible Assets (excluding Goodwill) (2)	55.9	0.5	—	0.4	47.7	—	104.5
Property, Plant and Equipment (3)	526.4	54.2	0.7	204.7	217.1	1,571.8	2,574.9
Financial Assets (4)	339.1	6.4	(17.7)	25.6	28.2	—	381.6
(1) Includes revenues earned in France: €87.7 million.
(2) Includes intangible assets in France: €52.7 million and in Brazil: €5.1 million.
(3) Includes tangible assets in France: €164.2 million. The fleet of vessels (including vessels under construction) that operate in different geographical areas and therefore cannot be allocated to a specific area is reported under “Non allocable”.
(4) Includes financial assets in France: €134.7 million and in United States of America: €11.7 million.

In millions of Euro	2014
	Europe, Russia, Central Asia	Africa	Middle East	Asia Pacific	Americas	Non Allocable	Total Consolidated
Revenues (1)	3,091.9	1,219.4	1,199.9	1,962.5	2,600.2	—	10,073.9
Operating Income/(Loss) from Recurring Activities after Income/ (Loss) of Equity Affiliates	345.1	5.2	72.7	168.8	295.1	(86.7)	800.2
OPERATING INCOME/(LOSS)	345.1	5.2	72.7	168.8	295.1	(160.3)	726.6
Intangible Assets (excluding Goodwill) (2)	59.5	0.6	—	1.0	46.7	—	107.8
Property, Plant and Equipment (3)	562.0	55.1	0.9	178.0	315.6	1,389.2	2,500.8
Financial Assets (4)	254.4	1.3	(4.7)	20.2	184.0	—	455.2
(1) Includes revenues earned in France: €90.7 million.
(2) Includes intangible assets in France: €57.5 million and in Brazil: €6.4 million.
(3) Includes tangible assets in France: € 161.9 million. The fleet of vessels (including vessels under construction) that operate in different geographical areas and therefore cannot be allocated to a specific area is reported under “Non allocable”.
(4) Includes financial assets in France: €93.1 million and in United States of America: €12.3 million.

(C) Reconciliation between Adjusted and Consolidated Items
As specified in Note 1-C (e) - Segment Information, adjustments items on Group financial statements relate to the integration for their respective shares of incorporated entities linked to construction contracts in joint arrangements. Adjusted financial statements and their reconciliation with consolidated financial statements as per IFRS are disclosed as following.

Statement of Income

In millions of Euro	12 months
	2016 Adjusted	Adjustments	2016 Consolidated
Revenues	11,050.6	(2,737.2)	8,313.4
Cost of Sales	(9,512.8)	2,617.6	(6,895.2)
Gross Margin	1,537.8	(119.6)	1,418.2
Research and Development Costs	(95.3)	—	(95.3)
Selling Costs	(211.9)	—	(211.9)
Administrative Costs	(305.2)	0.2	(305.0)
Other Operating Income	18.5	(0.2)	18.3
Other Operating Expenses	(33.7)	0.1	(33.6)
Operating Income/(Loss) from Recurring Activities	910.2	(119.5)	790.7
Share of Income/(Loss) of Equity Affiliates	24.0	78.1	102.1
Operating Income from Recurring Activities after Income/(Loss) of Equity Affiliates	934.2	(41.4)	892.8
Income/(Charges) from Disposals of Activities	—	—	—
Income/(Charges) from Non-Current Activities	(441.0)	—	(441.0)
Operating Income/(Loss)	493.2	(41.4)	451.8
Financial Income	659.9	0.3	660.2
Financial Expenses	(735.0)	3.8	(731.2)
Income/(Loss) before Tax	418.1	(37.3)	380.8
Income Tax Expense	(168.0)	37.3	(130.7)
Income/(Loss) from Continuing Operations	250.1	—	250.1
NET INCOME/(LOSS) FOR THE YEAR	250.1	—	250.1
Attributable to:	—	—	—
Shareholders of the Parent Company	281.3	—	281.3
Non-Controlling Interests	(31.2)	—	(31.2)
Earnings per Share (in Euro)	2.36	—	2.36
Diluted Earnings per Share (in Euro)	2.34	—	2.34
The reconciliation of the net income attributable to shareholders of the Parent Company to the underlying net income, which corresponds to the net income attributable to shareholders of the Parent Company excluding exceptional items, is as following:

In millions of Euro	12 months
2016 Adjusted
Net Income/(Loss) for the Year Attributable to Shareholders of the Parent Company	281.3
One-off Charges (*)	441.0
Other Charges	—
Financial Result and Tax effect	(85.0)
Underlying Net Income/(Loss) for the Year	637.3
(*) See Note 4(h) - Income/(Charges) from Non-Current Activities.

In millions of Euro	12 months
	2015 Adjusted	Adjustments	2015 Consolidated
Revenues	12,208.7	(1,870.8)	10,337.9
Cost of Sales	(10,727.0)	1,834.8	(8,892.2)
Gross Margin	1,481.7	(36.0)	1,445.7
Research and Development Costs	(86.1)	—	(86.1)
Selling Costs	(214.5)	—	(214.5)
Administrative Costs	(404.0)	0.1	(403.9)
Other Operating Income	20.6	(0.3)	20.3
Other Operating Expenses	(15.5)	—	(15.5)
Operating Income/(Loss) from Recurring Activities	782.2	(36.2)	746.0
Share of Income/(Loss) of Equity Affiliates	20.2	34.4	54.6
Operating Income from Recurring Activities after Income/(Loss) of Equity Affiliates	802.4	(1.8)	800.6
Income/(Charges) from Disposals of Activities	—	—	—
Income/(Charges) from Non-Current Activities	(469.8)	—	(469.8)
Operating Income/(Loss)	332.6	(1.8)	330.8
Financial Income	631.7	(6.2)	625.5
Financial Expenses	(789.1)	6.0	(783.1)
Income/(Loss) before Tax	175.2	(2.0)	173.2
Income Tax Expense	(119.0)	2.0	(117.0)
Income/(Loss) from Continuing Operations	56.2	—	56.2
NET INCOME/(LOSS) FOR THE YEAR	56.2	—	56.2
Attributable to:
Shareholders of the Parent Company	45.1	—	45.1
Non-Controlling Interests	11.1	—	11.1
Earnings per Share (in Euro)	0.39	—	0.39
Diluted Earnings per Share (in Euro)	0.39	—	0.39
The reconciliation of the net income attributable to shareholders of the Parent Company to the underlying net income, which corresponds to the net income attributable to shareholders of the Parent Company excluding exceptional items, is as following:

In millions of Euro	12 months
2015 Adjusted
Net Income/(Loss) for the Year Attributable to Shareholders of the Parent Company	45.1
One-off Charges (*)	635.3
Other Charges	18.9
Financial Result and Tax effect	(112.5)
Underlying Net Income/(Loss) for the Year	586.8
(*) Corresponding to the total amount of charges relating to the restructuring plan announced on July 6, 2015.

In millions of Euro	12 months
	2014 Adjusted	Adjustments	2014 Consolidated
Revenues	10,724.5	(650.6)	10,073.9
Cost of Sales	(9,210.3)	604.0	(8,606.3)
Gross Margin	1,514.2	(46.6)	1,467.6
Research and Development Costs	(82.6)	—	(82.6)
Selling Costs	(221.1)	—	(221.1)
Administrative Costs	(423.8)	0.2	(423.6)
Other Operating Income	31.1	(0.1)	31.0
Other Operating Expenses	(11.4)	—	(11.4)
Operating Income/(Loss) from Recurring Activities	806.4	(46.5)	759.9
Share of Income/(Loss) of Equity Affiliates	18.2	22.1	40.3
Operating Income from Recurring Activities after Income/(Loss) of Equity Affiliates	824.6	(24.4)	800.2
Income/(Charges) from Disposals of Activities	(5.5)	—	(5.5)
Income/(Charges) from Non-Current Activities	(68.1)	—	(68.1)
Operating Income/(Loss)	751.0	(24.4)	726.6
Financial Income	452.8	(2.8)	450.0
Financial Expenses	(581.3)	4	(577.3)
Income/(Loss) before Tax	622.5	(23.2)	599.3
Income Tax Expense	(180.1)	23.2	(156.9)
Income/(Loss) from Continuing Operations	442.4	—	442.4
NET INCOME/(LOSS) FOR THE YEAR	442.4	—	442.4
Attributable to:
Shareholders of the Parent Company	436.6	—	436.6
Non-Controlling Interests	5.8	—	5.8
Earnings per Share (in Euro)	3.89	—	3.89
Diluted Earnings per Share (in Euro)	3.65	—	3.65

In millions of Euro	12 months
2014 Adjusted
Net Income/(Loss) for the Year Attributable to Shareholders of the Parent Company	436.6
Other Charges	73.6
Financial Result and Tax effect	54.2
Underlying Net Income/(Loss) for the Year	564.4

Statement of Financial Position

Assets

In millions of Euro	As of December 31, 2016 Adjusted	Adjustments	As of December 31, 2016 Consolidated
Property, Plant and Equipment, Net	2,485.6	—	2,485.6
Intangible Assets, Net	3,769.8	—	3,769.8
Investments in Equity Affiliates	157.6	11.1	168.7
Other Financial Assets	210.8	—	210.8
Deferred Tax Assets	559.7	1.0	560.7
Available-for-Sale Financial Assets	26.5	—	26.5
Total Non-Current Assets	7,210.0	12.1	7,222.1
Inventories	317.5	—	317.5
Construction Contracts - Amounts in Assets	460.8	—	460.8
Advances Paid to Suppliers	676.3	(1.3)	675.0
Financial Instruments	225.8	—	225.8
Trade Receivables	1,916.1	4.5	1,920.6
Current Income Tax Receivables	256.0	(4.6)	251.4
Other Current Receivables	760.4	(4.3)	756.1
Cash and Cash Equivalents	6,005.3	(57.7)	5,947.6
Total Current Assets	10,618.2	(63.4)	10,554.8
Assets Classified as Held for Sale	2.1	—	2.1
TOTAL ASSETS	17,830.3	(51.3)	17,779.0
Equity and Liabilities

In millions of Euro	As of December 31, 2016 Adjusted	Adjustments	As of December 31, 2016 Consolidated
Share Capital	90.9	—	90.9
Share Premium	2,136.6	—	2,136.6
Retained Earnings	2,273.3	—	2,273.3
Treasury Shares	(22.1)	—	(22.1)
Foreign Currency Translation Reserves	199.0	—	199.0
Fair Value Reserves	(154.4)	—	(154.4)
Net Income	281.3	—	281.3
Total Equity Attributable to Shareholders of the Parent Company	4,804.6	—	4,804.6
Non-Controlling Interests	(11.1)	—	(11.1)
Total Equity	4,793.5	—	4,793.5
Non-Current Financial Debts	1,573.4	—	1,573.4
Non-Current Provisions	277.4	(1.2)	276.2
Deferred Tax Liabilities	146.1	(0.2)	145.9
Other Non-Current Liabilities	26.9	(0.1)	26.8
Total Non-Current Liabilities	2,023.8	(1.5)	2,022.3
Current Financial Debts	848.5	—	848.5
Trade Payables	3,713.8	(29.8)	3,684.0
Construction Contracts - Amounts in Liabilities	3,191.3	—	3,191.3
Financial Instruments	556.6	—	556.6
Current Provisions	660.9	(2.0)	658.9
Current Income Tax Payables	300.9	0.3	301.2
Other Current Liabilities	1,741.0	(18.3)	1,722.7
Total Current Liabilities	11,013.0	(49.8)	10,963.2
Total Liabilities	13,036.8	(51.3)	12,985.5
TOTAL EQUITY AND LIABILITIES	17,830.3	(51.3)	17,779.0

Assets

In millions of Euro	As of December 31, 2015 Adjusted	Adjustments	As of December 31, 2015 Consolidated
Property, Plant and Equipment, Net	2,576.7	(1.8)	2,574.9
Intangible Assets, Net	3,582.6	(0.1)	3,582.5
Investments in Equity Affiliates	98.3	33.1	131.4
Other Financial Assets	221.3	(0.1)	221.2
Deferred Tax Assets	481.8	(51.4)	430.4
Available-for-Sale Financial Assets	29.0	—	29.0
Total Non-Current Assets	6,989.7	(20.3)	6,969.4
Inventories	431.4	(0.1)	431.3
Construction Contracts - Amounts in Assets	652.0	(14.4)	637.6
Advances Paid to Suppliers	479.3	(318.9)	160.4
Financial Instruments	47.1	—	47.1
Trade Receivables	1,550.6	117.6	1,668.2
Current Income Tax Receivables	218.6	1.7	220.3
Other Current Receivables	639.5	(50.3)	589.2
Cash and Cash Equivalents	4,501.4	(1,582.3)	2,919.1
Total Current Assets	8,519.9	(1,846.7)	6,673.2
Assets Classified as Held for Sale	26.4	—	26.4
TOTAL ASSETS	15,536.0	(1,867.0)	13,669.0

Equity and Liabilities

In millions of Euro	As of December 31, 2015 Adjusted	Adjustments	As of December 31, 2015 Consolidated
Share Capital	90.8	—	90.8
Share Premium	2,162.1	—	2,162.1
Retained Earnings	2,477.4	—	2,477.4
Treasury Shares	(55.2)	—	(55.2)
Foreign Currency Translation Reserves	103.8	—	103.8
Fair Value Reserves	(287.6)	—	(287.6)
Net Income	45.1	—	45.1
Total Equity Attributable to Shareholders of the Parent Company	4,536.4	—	4,536.4
Non-Controlling Interests	8.5	—	8.5
Total Equity	4,544.9	—	4,544.9
Non-Current Financial Debts	1,626.0	—	1,626.0
Non-Current Provisions	243.0	(1.0)	242.0
Deferred Tax Liabilities	182.9	(7.5)	175.4
Other Non-Current Liabilities	32.1	0.1	32.2
Total Non-Current Liabilities	2,084.0	(8.4)	2,075.6
Current Financial Debts	937.1	—	937.1
Trade Payables	2,891.4	(411.0)	2,480.4
Construction Contracts - Amounts in Liabilities	2,308.2	(1,399.8)	908.4
Financial Instruments	334.4	—	334.4
Current Provisions	435.7	(2.0)	433.7
Current Income Tax Payables	200.9	(0.9)	200.0
Other Current Liabilities	1,799.4	(44.9)	1,754.5
Total Current Liabilities	8,907.1	(1,858.6)	7,048.5
Total Liabilities	10,991.1	(1,867.0)	9,124.1
Liabilities Directly Associated with the Assets Classified as Held for Sale	—	—	—
TOTAL EQUITY AND LIABILITIES	15,536.0	(1,867.0)	13,669.0

Assets

In millions of Euro	As of December 31, 2014 Adjusted	Adjustments	As of December 31, 2014 Consolidated
Property, Plant and Equipment, Net	2,501.4	(0.6)	2,500.8
Intangible Assets, Net	3,496.5	—	3,496.5
Investments in Equity Affiliates	156.8	38.8	195.6
Other Financial Assets	202.5	0.1	202.6
Deferred Tax Assets	391.0	(25.0)	366.0
Available-for-Sale Financial Assets	57.0	—	57.0
Total Non-Current Assets	6,805.2	13.3	6,818.5
Inventories	357.4	(1.7)	355.7
Construction Contracts - Amounts in Assets	756.3	(1.2)	755.1
Advances Paid to Suppliers	553.6	(258.9)	294.7
Financial Instruments	46.6	—	46.6
Trade Receivables	1,577.2	142.7	1,719.9
Current Income Tax Receivables	171.4	(12.5)	158.9
Other Current Receivables	590.8	(9.2)	581.6
Cash and Cash Equivalents	3,738.3	(1,052.7)	2,685.6
Total Current Assets	7,791.6	(1,193.5)	6,598.1
Assets Classified as Held for Sale	3.2	—	3.2
TOTAL ASSETS	14,600.0	(1,180.2)	13,419.8
Equity and Liabilities

In millions of Euro	As of December 31, 2014 Adjusted	Adjustments	As of December 31, 2014 Consolidated
Share Capital	86.9	—	86.9
Share Premium	1,934.8	—	1,934.8
Retained Earnings	2,260.1	—	2,260.1
Treasury Shares	(96.9)	—	(96.9)
Foreign Currency Translation Reserves	(19.2)	—	(19.2)
Fair Value Reserves	(238.9)	—	(238.9)
Net Income	436.6	—	436.6
Total Equity Attributable to Shareholders of the Parent Company	4,363.4	—	4,363.4
Non-Controlling Interests	11.8	—	11.8
Total Equity	4,375.2	—	4,375.2
Non-Current Financial Debts	2,356.6	—	2,356.6
Non-Current Provisions	232.9	(1.3)	231.6
Deferred Tax Liabilities	208.6	(12.4)	196.2
Other Non-Current Liabilities	40.5	0.1	40.6
Total Non-Current Liabilities	2,838.6	(13.6)	2,825.0
Current Financial Debts	256.4	—	256.4
Trade Payables	2,444.7	(131.8)	2,312.9
Construction Contracts - Amounts in Liabilities	2,258.2	(1,002.1)	1,256.1
Financial Instruments	300.5	—	300.5
Current Provisions	328.3	(2.0)	326.3
Current Income Tax Payables	139.6	(1.9)	137.7
Other Current Liabilities	1,658.5	(28.8)	1,629.7
Total Current Liabilities	7,386.2	(1,166.6)	6,219.6
Total Liabilities	10,224.8	(1,180.2)	9,044.6
Liabilities Directly Associated with the Assets Classified as Held for Sale	—	—	—
TOTAL EQUITY AND LIABILITIES	14,600.0	(1,180.2)	13,419.8

Statement of Cash Flows

In millions of Euro	12 months
	2016 Adjusted	Adjustments	2016 Consolidated
Net Income/(Loss) for the Year (including Non-Controlling Interests)	250.1	—	250.1
Adjustments for:
Depreciation and Impairment Losses of Property, Plant and Equipment	291.2	(0.8)	290.4
Amortization and Impairment Losses of Intangible Assets	15.8	—	15.8
Non-Cash Convertible Bond Expense	25.7	—	25.7
Expense related to Share-based Payment and Employee Savings Plans (“Plans d’Épargne Entreprise”)	19.9	—	19.9
Non-Current Provisions (including Pensions and other Long-Term Employee Benefit Plans)	63.3	—	63.3
Share of (Income)/Loss of Equity Affiliates (net of Distributed Dividends)	(6.0)	(38.6)	(44.6)
Net (Gains)/Losses on Disposal of Assets and Investments	23.8	(0.1)	23.7
Deferred Income Tax (Credit)/Expense	(154.8)	(33.2)	(188.0)
	529.0	(72.7)	456.3
(Increase)/Decrease in Working Capital Requirement	(7.9)	(2.2)	(10.1)
Net Cash Generated from/(Used in) Operating Activities	521.1	(74.9)	446.2
Purchases of Property, Plant and Equipment	(274.4)	0.7	(273.7)
Proceeds from Disposal of Property, Plant and Equipment	35.9	(0.2)	35.7
Purchases of Intangible Assets	(9.2)	0.2	(9.0)
Proceeds from Disposal of Intangible Assets	0.1	—	0.1
Acquisitions of Financial Assets	(6.7)	—	(6.7)
Proceeds from Disposal of Financial Assets	(80.9)	—	(80.9)
Acquisition Costs of Consolidated Companies, net of Cash Acquired	1,632.5	1,656.4	3,288.9
Net Cash Generated from/(Used in) Investing Activities	1,297.3	1,657.1	2,954.4
Increase in Borrowings	599.1	—	599.1
Decrease in Borrowings	(814.2)	—	(814.2)
Capital Increase	1.5	—	1.5
Share Buy-Back	(168.8)	—	(168.8)
Dividends Paid	(100.8)	—	(100.8)
Net Cash Generated from/(Used in) Financing Activities	(483.2)	—	(483.2)
Net Effects of Foreign Exchange Rate Changes	168.7	(57.6)	111.1
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	1,503.9	1,524.6	3,028.5
Cash and Cash Equivalents as of January 1	4,501.4	(1,582.3)	2,919.1
Bank Overdrafts as of January 1	(0.1)	—	(0.1)
Cash and Cash Equivalents as of December 31	6,005.3	(57.7)	5,947.6
Bank Overdrafts as of December 31	(0.1)	—	(0.1)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	1,503.9	1,524.6	3,028.5

In millions of Euro	12 months
	2015 Adjusted	Adjustments	2015 Consolidated
Net Income/(Loss) for the Year (including Non-Controlling Interests)	56.2	—	56.2
Adjustments for:
Depreciation and Impairment Losses of Property, Plant and Equipment	325.1	(0.2)	324.9
Amortization and Impairment Losses of Intangible Assets	21.2	(0.1)	21.1
Non-Cash Convertible Bond Expense	30.2	—	30.2
Expense related to Share-based Payment and Employee Savings Plans (“Plans d’Épargne Entreprise”)	40.5	—	40.5
Non-Current Provisions (including Pensions and other Long-Term Employee Benefit Plans)	136.5	(0.1)	136.4
Share of (Income)/Loss of Equity Affiliates (net of Distributed Dividends)	(15.7)	(20.0)	(35.7)
Net (Gains)/Losses on Disposal of Assets and Investments	(31.8)	—	(31.8)
Deferred Income Tax (Credit)/Expense	(81.0)	17.2	(63.8)
	481.2	(3.2)	478.0
(Increase)/Decrease in Working Capital Requirement	562.1	(409.1)	153.0
Net Cash Generated from/(Used in) Operating Activities	1,043.3	(412.3)	631.0
Purchases of Property, Plant and Equipment	(281.8)	1.5	(280.3)
Proceeds from Disposal of Property, Plant and Equipment	23.2	—	23.2
Purchases of Intangible Assets	(13.1)	0.1	(13.0)
Proceeds from Disposal of Intangible Assets	0.1	—	0.1
Acquisitions of Financial Assets	(2.3)	—	(2.3)
Proceeds from Disposal of Financial Assets	1.2	—	1.2
Acquisition Costs of Consolidated Companies, net of Cash Acquired	(30.7)	—	(30.7)
Net Cash Generated from/(Used in) Investing Activities	(303.4)	1.6	(301.8)
Increase in Borrowings	84.4	—	84.4
Decrease in Borrowings	(197.8)	—	(197.8)
Capital Increase	94.3	—	94.3
Share Buy-Back	—	—	—
Dividends Paid	(88.9)	—	(88.9)
Dividends Paid to Non-Controlling Interests	(5.8)	—	(5.8)
Net Cash Generated from/(Used in) Financing Activities	(113.8)	—	(113.8)
Net Effects of Foreign Exchange Rate Changes	137.8	(118.9)	18.9
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	763.9	(529.6)	234.3
Cash and Cash Equivalents as of January 1	3,738.3	(1,052.7)	2,685.6
Bank Overdrafts as of January 1	(0.9)	—	(0.9)
Cash and Cash Equivalents as of December 31	4,501.4	(1,582.3)	2,919.1
Bank Overdrafts as of December 31	(0.1)	—	(0.1)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	763.9	(529.6)	234.3

In millions of Euro	12 months
	2014 Adjusted	Adjustments	2014 Consolidated
Net Income/(Loss) for the Year (including Non-Controlling Interests)	442.4	—	442.4
Adjustments for:
Depreciation and Impairment Losses of Property, Plant and Equipment	263.8	—	263.8
Amortization and Impairment Losses of Intangible Assets	19.5	—	19.5
Non-Cash Convertible Bond Expense	29.2	—	29.2
Expense related to Share-based Payment and Employee Savings Plans (“Plans d’Épargne Entreprise”)	40.0	—	40.0
Non-Current Provisions (including Pensions and other Long-Term Employee Benefit Plans)	(35.4)	—	(35.4)
Share of (Income)/Loss of Equity Affiliates (net of Distributed Dividends)	(11.2)	(20.7)	(31.9)
Net (Gains)/Losses on Disposal of Assets and Investments	(7.1)	—	(7.1)
Deferred Income Tax (Credit)/Expense	21.4	(19.6)	1.8
	762.6	(40.3)	722.3
(Increase)/Decrease in Working Capital Requirement	104.9	(702.2)	(597.3)
Net Cash Generated from/(Used in) Operating Activities	867.5	(742.5)	125.0
Purchases of Property, Plant and Equipment	(360.2)	0.6	(359.6)
Proceeds from Disposal of Property, Plant and Equipment	56.7	(0.1)	56.6
Purchases of Intangible Assets	(15.4)	—	(15.4)
Proceeds from Disposal of Intangible Assets	4.7	—	4.7
Acquisitions of Financial Assets	(36.7)	—	(36.7)
Proceeds from Disposal of Financial Assets	24.6	—	24.6
Acquisition Costs of Consolidated Companies, net of Cash Acquired	(58.8)	—	(58.8)
Net Cash Generated from/(Used in) Investing Activities	(385.1)	0.5	(384.6)
Increase in Borrowings	216.9	—	216.9
Decrease in Borrowings	(136.9)	—	(136.9)
Capital Increase	11.7	—	11.7
Share Buy-Back	(41.8)	—	(41.8)
Dividends Paid	(206.5)	—	(206.5)
Dividends Paid to minority interests	(2.8)	—	(2.8)
Net Cash Generated from/(Used in) Financing Activities	(159.4)	—	(159.4)
Net Effects of Foreign Exchange Rate Changes	211.4	(94.4)	117.0
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	534.4	(836.4)	(302.0)
Cash and Cash Equivalents as of January 1	3,205.4	(216.3)	2,989.1
Bank Overdrafts as of January 1	(2.4)	—	(2.4)
Cash and Cash Equivalents as of December 31	3,738.3	(1,052.7)	2,685.6
Bank Overdrafts as of December 31	(0.9)	—	(0.9)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	534.4	(836.4)	(302.0)

Note 4 Operating Income/(Loss)
The breakdown of the different items of operating income/(loss) by nature is as follows:

(A) Revenues
Revenues break down as follows:

In millions of Euro	2016	2015	2014
Rendering of Services	8,249.4	10,203.8	9,931.0
Sales of Goods	64.0	134.1	142.9
TOTAL REVENUES	8,313.4	10,337.9	10,073.9

In 2016, two clients represented each more than 10% of Group consolidated revenues. In 2015, one client represented more than 10% of Group consolidated revenues. In 2014, no client represented more than 10% of Group consolidated revenues.

(B) Cost of Sales by Nature
Cost of sales comprises the following items:

In millions of Euro	2016	2015	2014
Employee Expenses	(1,647.0)	(2,208.5)	(1,897.2)
Operating Leases	(240.5)	(296.5)	(247.2)
Depreciation and Impairment Losses of Property, Plant and Equipment	(253.6)	(281.5)	(262.1)
Amortization and Impairment Losses of Intangible Assets	(9.5)	(14.8)	(11.6)
Purchases, External Charges and Other Expenses	(4,744.6)	(6,090.9)	(6,188.2)
TOTAL COST OF SALES	(6,895.2)	(8,892.2)	(8,606.3)

(C) Research and Development Costs
Research and development costs amounted to €(95.3) million in 2016 compared to €(86.1) million in 2015 and €(82.6) million in 2014. No development costs were capitalized during the three financial years disclosed as no project met the requirements for capitalization (see Note 1-C (k) - Intangible assets).

(D) Administrative Costs by Nature
Administrative costs by nature break down as follows:

In millions of Euro	2016	2015	2014
Employee Expenses (*)	(197.8)	(248.6)	(239.0)
Operating Leases	(40.7)	(46.6)	(41.4)
Amortization and Depreciation of Property, Plant and Equipment	(1.1)	(1.6)	(1.7)
Amortization of Intangible Assets	(6.3)	(6.3)	(7.9)
Purchases, External Charges and Other Expenses	(59.1)	(100.8)	(133.6)
TOTAL ADMINISTRATIVE COSTS	(305.0)	(403.9)	(423.6)
(*)Include charges for share subscription and performance share grants: €(19.9) million in 2016 compared to €(32.6) million in 2015 and €(40.0) million in 2014.

(E) Other Operating Income
Other operating income break down as follows:

In millions of Euro	2016	2015	2014
Net Proceeds from Disposal of Property, Plant and Equipment (1)	—	3.1	7.9
Net Proceeds from Disposal of Intangible Assets	—	—	4.7
Reinsurance Income	10.7	11.3	11.5
Other	7.6	5.9	6.9
TOTAL OTHER OPERATING INCOME	18.3	20.3	31.0
(1) Includes €23.2 million of proceeds of tangible assets as of December 31, 2015. Includes €56.6 million of proceeds of tangible assets as of December 31, 2014.

(F) Other Operating Expenses
Other operating expenses break down as follows:

In millions of Euro	2016	2015	2014
Reinsurance Costs	(23.7)	(12.4)	(7.2)
Net Loss from Disposal of Property, Plant and Equipment (1)	(2.6)	—	4.7
Net Loss from Disposal of Intangible Assets	(1.6)	—	4.7
Other	(5.7)	(3.1)	(4.2)
TOTAL OTHER OPERATING EXPENSES	(33.6)	(15.5)	(11.4)
(1) Includes €35.7 million of proceeds of tangible assets as of December 31, 2016.

(G) Income/(Charges) from Disposals of Activities
In 2016 and in 2015, the Group has not concluded any sale of activities that could belong to this category.
In 2014, the result from sales of activities for a total amount of €(5.5) million is exclusively composed of impacts of disposals of the following consolidated investments:

•	Technip TPS, fully-owned French subsidiary totally disposed on April 30, 2014, and

•	Seamec, which all of Group investment share of 75% was sold successively on June 3, on September 26, then on December 4, 2014.
The proceeds from these operations, net of cash disposal, amounted to €24.6 million in 2014.

(H) Income/(Charges) from Non-Current Activities
For the financial years ended December 31, 2016 and 2015, non-current expenses for respective aggregate amounts of €(441.0) million and €(469.8) million were recognized.
Total non-current expenses respectively included €(297.0) million in 2016 and €(450.9) million 2015 in reference to the restructuring plan announced on July 6, 2015. This one-off charge comprised all direct and indirect consequences of the restructuring plan, for example asset impairments, lease overhangs, appropriate amounts for disputes with some clients and additional amounts on ongoing projects impacted by this restructuring plan. It also included the closure costs of affiliates, mainly German entities, for which total losses generated from disposals, net of cash, amounted to €(80.9) million in 2016.
In 2016, a total of €(142.3) million of costs related to the merger with FMC Technologies was accounted for as charges from non-current activities.
In 2014, non-current expenses for an aggregate amount of €(68.1) million were mainly recognized for the closure costs of the Group Offshore Wind activity, restructuring costs and a transaction paid within the framework of a negotiation concerning a claim on contracts dating more than five years.

(I) Employee Expenses
Employee expenses break down as follows:

In millions of Euro	2016	2015	2014
Wages and Salaries	(1,643.9)	(2,018.4)	(1,769.8)
Social Security Costs	(303.9)	(404.7)	(315.4)
Pension Costs - Defined Contribution Plans	(59.5)	(59.5)	(55.8)
Pension Costs - Defined Benefit Plans	(2.4)	(10.9)	(23.6)
Share Subscription or Purchase Options and Performance Shares	(19.9)	(32.6)	(40.0)
Cash Incentive Plans	(59.4)	(34.4)	(36.7)
Capital Increase Reserved for Employees	—	(13.0)	—
Other	(10.9)	(41.4)	(7.3)
TOTAL EMPLOYEE EXPENSES	(2,099.9)	(2,614.9)	(2,248.6)

Employee expenses only relate to Group employees. Subcontractors’ costs are excluded.
Note 5 Financial Income and Expenses
Net financial result as of December 31, 2016 amounted to €(71.0) million compared to €(157.6) million as of December 31, 2015 and €(127.3) million as of December 31, 2014. It breaks down as follows:

(A)	Financial Income

In millions of Euro	2016	2015	2014
Interest Income from Treasury Management (1)	74.9	41.5	37.8
Dividends from Non-Consolidated Investments	—	0.3	1.6
Financial Income related to Long-Term Employee Benefit Plans	1.6	3.2	7.7
Foreign Currency Translation Gains	552.0	552.4	395.4
Changes in Derivative Fair Value, Net	29.6	—	—
Inefficient Part of Derivative Instruments, Net (2)	—	—	7.5
Net Proceeds from Disposal of Financial Assets	2.1	28.1	—
Total Financial Income	660.2	625.5	450.0
(1) Mainly results from interest income from short-term security deposits. (2) Mainly includes swap points on derivative financial instruments.

(B) Financial Expenses

In millions of Euro	2016	2015	2014
Interest Expenses on Private Placements	(34.9)	(34.8)	(34.9)
Interest Expenses on Convertible Bonds	(18.0)	(34.2)	(33.2)
Interest Expenses on Synthetic Bonds	(12.9)	—	—
Fees Related to Credit Facilities	(1.9)	(1.4)	(2.5)
Financial Expenses related to Long-Term Employee Benefit Plans	(5.4)	(7.4)	(15.8)
Interest Expenses on Bank Borrowings and Overdrafts	(40.5)	(47.9)	(32.1)
Impairment of Financial Assets	(2.4)	(28.4)	(68.4)
Foreign Currency Translation Losses	(604.4)	(597.1)	(318.7)
Changes in Derivative Fair Value, Net	—	(9.2)	(58.3)
Inefficient Part of Derivative Instruments, Net (*)	(2.6)	(7.1)	—
Other	(8.2)	(15.6)	(13.4)
Total Financial Expenses	(731.2)	(783.1)	(577.3)
NET FINANCIAL RESULT	(71.0)	(157.6)	(127.3)
(*) Mainly includes swap points on derivative financial instruments.

Note 6 Income Tax
(A) Income Tax Expense
The income tax expense booked in the statement of income for an amount of €(130.7) million in 2016, €(117.0) million in 2015 and €(156.9) million in 2014 is explained as follows:

In millions of Euro	2016	2015	2014
Current Income Tax Credit/(Expense)	(318.7)	(180.8)	(155.1)
Deferred Income Tax Credit/(Expense)	188.0	63.8	(1.8)
INCOME TAX CREDIT/(EXPENSE) AS RECOGNIZED IN STATEMENT OF INCOME	(130.7)	(117.0)	(156.9)
Deferred Income Tax related to Items Booked Directly to Opening Equity	73.8	60.3	(50.2)
Deferred Income Tax related to Items Booked to Equity during the Year	(52.0)	13.5	110.5
INCOME TAX CREDIT/(EXPENSE) AS REPORTED IN EQUITY	21.8	73.8	60.3

(B) Income Tax Reconciliation
The reconciliation between the tax calculated using the standard tax rate applicable to Technip and the amount of tax effectively recognized in the accounts is detailed as follows:

In millions of Euro	2016	2015	2014
Net Income from Continuing Operations	250.1	56.2	442.4
Income Tax Credit/(Expense) on Continuing Operations	(130.7)	(117.0)	(156.9)
Income Before Tax	380.8	173.2	599.3
At Parent Company Statutory Income Tax Rate of 34.43% in 2016, 38% in 2015 and 2014	(131.1)	(65.8)	(227.7)
Differences between Parent Company and Foreign Income Tax Rates	36.9	15.1	45.8
Share of Income/(Loss) of Equity Affiliates	32.5	16.9	15.3
Additional Local Income Tax and Foreign Tax	(29.0)	(30.4)	(25.8)
Gains/(Losses) Taxable at a Particular Rate	20.8	29.0	18.3
Other Non-Deductible Expenses	38.8	(38.9)	(26.2)
Deferred Tax Assets not Recognized on Tax Loss of the Year	(63.9)	(42.4)	(32.4)
Adjustments on Prior Year Current Taxes	(11.9)	15.0	3.1
Deferred Tax relating to Changes in Tax Rates	3.8	(2.4)	(0.6)
Movements of Deferred Taxes on Prior Years Losses	(1.3)	(7.6)	71.1
Consolidation Adjustments with no Tax Impact	(15.6)	(10.1)	5.4
Other	(10.7)	4.6	(3.2)
Effective Income Tax Credit/(Expense)	(130.7)	(117.0)	(156.9)
Tax Rate	34.3%	67.6%	26.2%
INCOME TAX CREDIT/(EXPENSE) AS REPORTED IN THE CONSOLIDATED STATEMENT OF INCOME	(130.7)	(117.0)	(156.9)

The tax rate used for the purpose of the tax proof was 34.43% in 2016 and 38% in 2015 and 2014.

In 2016, this rate corresponded to the global tax rate applicable to French entities, which splits as follows: 33.33% standard rate of income tax + 3.3% social contribution.

In 2015 and 2014, this rate corresponded to the global tax rate applicable to French entities, which splits as follows: 33.33% standard rate of income tax + 3.3% social contribution + 10.7% extraordinary contribution.

(C) Deferred Income Tax
The principles described in Note 1-C (v) - Deferred income tax are explained as follows:

In millions of Euro	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Tax Losses Carried Forward	50.5	65.3	79.5
Margin Recognition on Construction Contracts	88.5	77.2	13.7
Provisions for Pensions and other Long-Term Employee Benefits	50.9	75.3	74.5
Contingencies related to Contracts	178.6	147.0	115.7
Other Contingencies	59.9	(9.9)	(9.5)
Temporarily Non-Deductible Expenses	46.8	14.4	3.1
Fair Value Losses	108.2	91.2	90.1
Other Temporary Differences	26.1	24.7	(1.5)
Total Deferred Income Tax Assets	609.5	485.2	365.6
Differences between Taxable and Accounting Depreciation	95.9	116.2	100.9
Margin Recognition on Construction Contracts	88.3	105.4	88.2
Fair Value Gains	10.5	8.6	6.7
Total Deferred Income Tax Liabilities	194.7	230.2	195.8
NET DEFERRED INCOME TAX ASSETS/(LIABILITIES)	414.8	255.0	169.8

In order to disclose the details of deferred tax assets and liabilities by nature of temporary differences, it was necessary to split up deferred tax assets and liabilities for each subsidiary (each subsidiary reports in its statement of financial position a net amount of deferred tax liabilities and assets).

As of December 31, 2016, the net deferred tax asset of €414.8 million is broken down into a deferred tax asset of €560.7 million and a deferred tax liability of €145.9 million as recorded in the statement of financial position.

As of December 31, 2015, the net deferred tax asset of €255.0 million is broken down into a deferred tax asset of €430.4 million and a deferred tax liability of €175.4 million as recorded in the statement of financial position.

As of December 31, 2014, the net deferred tax asset of €169.8 million is broken down into a deferred tax asset of €366.0 million and a deferred tax liability of €196.2 million as recorded in the statement of financial position.

(D) Tax Loss Carry-Forwards and Tax Credits
As of December 31, 2016
Tax loss carry-forwards not yet recognized as source of deferred tax assets amounted to €522.9 million as of December 31, 2016, compared to €446.1 million as of December 31, 2015. The majority of these came from Brazilian entities for €241.7 million, a Mexican entity for €130.0 million, a Saudi entity for €85.6 million and a Finnish entity for €45.6 million. As of December 31, 2016, the unrecorded deferred income tax assets corresponding to these tax loss carry-forwards amounted to €152.8 million. All of these tax loss carry-forwards are reportable over an unlimited period of time, except in Finland and in Mexico where there is only a 10-year time limit.
As of December 31, 2015
Tax loss carry-forwards not yet recognized as source of deferred tax assets amounted to €446.1 million as of December 31, 2015, compared to €401.2 million as of December 31, 2014. The majority of these came from Mexican entities for €126.0 million, Brazilian entities for €124.6 million, a Saudi entity for €79.8 million and a Finnish entity for €53.5 million. As of December 31, 2015, the unrecorded deferred income tax assets corresponding to these tax loss carry-forwards amounted to €126.8 million. All of these tax loss carry-forwards are reportable over an unlimited period of time, except in Finland and in Mexico where there is only a 10-year time limit.

As of December 31, 2014
Tax loss carry-forwards not yet recognized as source of deferred tax assets amounted to €401.2 million as of December 31, 2014, compared to €383.0 million as of December 31, 2013. The majority of these came from the ex- Global Industries US entities for €152.0 million, Brazilian entities for €133.7 million, a Saudi entity for €45.8 million and a Finnish entity for €37.4 million. As of December 31, 2014, the unrecorded deferred income tax assets corresponding to these tax loss carry-forwards amounted to €106.7 million. All of these tax loss carry-forwards are reportable over an unlimited period of time, except in Finland and in Mexico where there is only a 10-year time limit.

Note 7 Income/(Loss) from Discontinued Operations

According to IFRS 5, income/(loss) from operations discontinued during the financial year is reported in this note. In 2016, 2015 and 2014, no activity was closed or sold.

Note 8 Earnings per Share
Diluted earnings per share are computed in accordance with Note 1-C (i) - Earnings per share. Reconciliation between earnings per share before dilution and diluted earnings per share is as follows:

In millions of Euro	2016	2015	2014
Net Income Attributable to Shareholders of the Parent Company	281.3	45.1	436.6
Financial Expense on Convertible Bonds, Net of Tax	11.7	—	20.6
ADJUSTED NET INCOME FOR DILUTED EARNINGS PER SHARE	293.0	45.1	457.2
In thousands
Weighted Average Number of Outstanding Shares during the Financial Year (excluding Treasury Shares) used for Basic Earnings per Share	119,388	114,887	112,174
Effect of Dilution:
Š Share Subscription Options	—	—	452
Š Performance Shares	504	—	848
Š Convertible Bond	5,178	—	11,797
WEIGHTED AVERAGE NUMBER OF OUTSTANDING SHARES DURING THE FINANCIAL YEAR (EXCLUDING TREASURY SHARES) ADJUSTED FOR DILUTED EARNINGS PER SHARE	125,070	114,887	125,271
In Euro
Basic Earnings per Share	2.36	0.39	3.89
DILUTED EARNINGS PER SHARE	2.34	0.39	3.65
The Group granted performance shares and share subscription options subject to performance conditions, and in addition issued two convertible bonds on November 17, 2010 and December 15, 2011, which resulted in a dilution of earnings per share in 2016 and 2014 (see Note 21 (b) - Convertible bonds).

In 2016, the average annual share price amounted to €51.55 and the closing price to €67.81. As a result, only one share subscription option plans was anti-dilutive: the 2015 (Part 1) plan for 151 shares.

In 2015, the average annual share price amounting to €52.67 and the closing price to €45.74, only the 2010 (Part 1) share subscription option plan would be dilutive. However as of December 31, 2015, the conversion of potential ordinary shares related to share subscriptions options, performance shares and convertible bonds would increase earnings per share. These potential ordinary shares shall then be treated as anti-dilutive and therefore excluded from the calculation of the diluted earnings per share.

In 2014, the average annual share price amounted to €68.18 and the closing price to €49.42. As a result, eight share subscription option plans were anti-dilutive: the 2010 (Part 3) plan, as well as 2011, 2012 and 2013 plans.

Note 9 Property, Plant and Equipment (Tangible Assets)
The following tables illustrate the costs, the accumulated depreciation and impairment losses by type of tangible assets:

In millions of Euro	Land	Buildings	Vessels	Machinery and Equipment	Office Fixtures and Furniture	Assets under Construction	Other	Total
Net Book Value as of January 1, 2014	28.5	127.7	1,312.0	421.9	75.5	286.1	101.1	2,352.8
Costs	34.7	497.2	2,145.2	1,076.7	255.0	51.5	222.1	4,282.4
Accumulated Depreciation	—	(189.8)	(645.1)	(507.1)	(174.6)	—	(125.9)	(1,642.5)
Accumulated Impairment Losses	(0.8)	(3.3)	(107.7)	(19.1)	—	(8.2)	—	(139.1)
Net Book Value as of December 31, 2014	33.9	304.1	1,392.4	550.5	80.4	43.3	96.2	2,500.8
Costs	16.3	325.4	2,313.3	1,125.1	268.1	160.7	304.1	4,513.0
Accumulated Depreciation	—	(186.0)	(695.5)	(551.2)	(191.9)	(6.1)	(135.8)	(1,766.5)
Accumulated Impairment Losses	(0.8)	(5.2)	(146.2)	(19.1)	(0.3)	—	—	(171.6)
Net Book Value as of December 31, 2015	15.5	134.2	1,471.6	554.8	75.9	154.6	168.3	2,574.9
Costs	17.0	333.3	1,985.4	1,032.0	277.3	294.6	356.8	4,296.4
Accumulated Depreciation	—	(189.9)	(483.0)	(572.8)	(211.9)	—	(147.3)	(1,604.9)
Accumulated Impairment Losses	(0.6)	(13.1)	(162.3)	(29.6)	(0.3)	—	—	(205.9)
NET BOOK VALUE AS OF DECEMBER 31, 2016	16.4	130.3	1,340.1	429.6	65.1	294.6	209.5	2,485.6

Changes in net property, plant and equipment break down as follows:

In millions of Euro	Land	Buildings	Vessels	Machinery and Equipment	Office Fixtures and Furniture	Assets under Construction	Other	Total
Net Book Value as of January 1, 2014	28.5	127.7	1,312.0	421.9	75.5	286.1	101.1	2,352.8
Additions - Acquisitions - Internal Developments	2.4	5.6	112.6	63.9	22.2	112.2	13.0	331.9
Additions - Business Combinations	—	—	—	—	—	—	0.3	0.3
Disposals - Write-off	—	(1.4)	(60.4)	(26.4)	(1.3)	(0.1)	(1.0)	(90.6)
Depreciation Expense for the Year	—	(22.4)	(104.7)	(71.9)	(25.9)	—	(16.1)	(241.0)
Impairment Losses	—	(3.3)	(10.6)	(2.5)	—	(6.4)	—	(22.8)
Net Foreign Exchange Differences	2.4	5.0	124.0	20.9	2.4	10.7	1.8	167.2
Other (1)	0.6	192.9	19.5	144.6	7.5	(359.2)	(2.9)	3.0
Net Book Value as of December 31, 2014	33.9	304.1	1,392.4	550.5	80.4	43.3	96.2	2,500.8
Additions - Acquisitions - Internal Developments (2)	(0.4)	9.1	20.8	38.5	20.0	162.7	19.2	269.9
Additions - Business Combinations	0.5	1.8	109.4	—	1.5	—	(0.3)	112.9
Disposals - Write-off	—	(0.8)	(7.3)	(24.7)	(0.7)	3.1	(0.4)	(30.8)
Depreciation Expense for the Year	—	(18.4)	(124.5)	(84.1)	(29.5)	(9.5)	(18.2)	(284.2)
Impairment Losses	—	(1.9)	(38.5)	—	(0.3)	—	—	(40.7)
Net Foreign Exchange Differences	1.5	4.0	102.4	(0.2)	(1.2)	(21.6)	(21.9)	63.0
Other (1)	(20.0)	(163.7)	16.9	74.8	5.7	(23.4)	93.7	(16.0)
Net Book Value as of December 31, 2015	15.5	134.2	1,471.6	554.8	75.9	154.6	168.3	2,574.9
Additions - Acquisitions - Internal Developments (3)	0.4	5.3	37.1	19.0	12.6	190.0	10.4	274.8
Additions - Business Combinations	—	—	—	—	—	—	—	—
Disposals - Write-off	—	(5.6)	(6.4)	8.7	(0.6)	—	(30.3)	(34.2)
Depreciation Expense for the Year	—	(13.7)	(102.8)	(85.9)	(26.1)	—	(27.4)	(255.9)
Impairment Losses	—	(7.9)	(16.1)	(10.5)	—	—	—	(34.5)
Net Foreign Exchange Differences	0.5	(1.8)	(75.8)	2.8	1.2	(19.4)	27.7	(64.8)
Other (1)	—	19.8	32.5	(59.3)	2.1	(30.6)	60.8	25.3
NET BOOK VALUE AS OF DECEMBER 31, 2016	16.4	130.3	1,340.1	429.6	65.1	294.6	209.5	2,485.6
(1)The line “Other” is mainly related to the reclassification of assets under construction into the corresponding line items upon their delivery.
(2)The decrease of the tangible assets payables between December 31, 2014, and December 31, 2015, amounted €10.4 million. The cash flows associated with the acquisition of tangible assets equal to €(280.3) million.
(3)The decrease of the tangible assets payables between December 31, 2015, and December 31, 2016, amounted €2.0 million. A non-cash tangible asset of €3.1 million was recognized as part of an asset acquisition achieved as of December 31, 2016, which did not constitute a business as per IFRS 3 “Business Combination”. The cash flows associated with the acquisition of tangible assets then equal to €(273.7) million.

Pledged fixed assets amounted to €106.8 million as of December 31, 2016. No assets are subject to a capital lease.
Pledged fixed assets amounted to €111.7 million as of December 31, 2015. No assets are subject to a capital lease.
Pledged fixed assets amounted to €57.1 million as of December 31, 2014. No assets are subject to a capital lease.

Note 10 Intangible Assets
Costs, accumulated amortization and impairment losses by type of intangible assets are as follows:

In millions of Euro	Goodwill	Licenses, Patents and Trademarks	Software	Other	Total
Net Book Value as of January 1, 2014	3,226.1	46.6	59.2	0.7	3,332.6
Costs	3,388.7	157.2	139.5	3.0	3,688.4
Accumulated Amortization	—	(108.3)	(81.2)	(2.4)	(191.9)
Accumulated Impairment Losses	—	—	—	—	—
Net Book Value as of December 31, 2014	3,388.7	48.9	58.3	0.6	3,496.5
Costs	3,478.0	164.3	153.2	3.5	3,799.0
Accumulated Amortization	—	(115.3)	(99.7)	(1.5)	(216.5)
Accumulated Impairment Losses	—	—	—	—	—
Net Book Value as of December 31, 2015	3,478.0	49.0	53.5	2.0	3,582.5
Costs	3,527.5	158.8	148.5	160.1	3,994.9
Accumulated Amortization	—	(114.8)	(101.9)	(8.4)	(225.1)
Accumulated Impairment Losses	—	—	—	—	—
NET BOOK VALUE AS OF DECEMBER 31, 2016	3,527.5	44.0	46.6	151.7	3,769.8

(A) Changes in Net Intangible Assets
Changes in net intangible assets break down as follows:

In millions of Euro	Goodwill	Licenses, Patents and Trademarks	Software	Other	Total
Net Book Value as of January 1, 2014	3,226.1	46.6	59.2	0.7	3,332.6
Additions - Acquisitions - Internal Developments	—	—	15.2	—	15.2
Additions - Business Combinations	72.9	1.0	—	—	73.9
Disposals - Write-off	—	—	—	—	—
Amortization Charge for the Year	—	(3.1)	(16.1)	(0.3)	(19.5)
Impairment Losses	—	—	—	—	—
Net Foreign Exchange Differences (1)	89.7	4.4	0.6	0.1	94.8
Other	—	—	(0.6)	0.1	(0.5)
Net Book Value as of December 31, 2014	3,388.7	48.9	58.3	0.6	3,496.5
Additions - Acquisitions - Internal Developments (2)	—	0.1	11.5	1.4	13.0
Additions - Business Combinations	36.5	—	0.1	—	36.6
Disposals - Write-off	—	(0.1)	—	—	(0.1)
Amortization Charge for the Year	—	(4.1)	(17.0)	—	(21.1)
Impairment Losses	—	—	—	—	—
Net Foreign Exchange Differences (1)	52.8	2.4	0.5	—	55.7
Other	—	1.8	0.1	—	1.9
Net Book Value as of December 31, 2015	3,478.0	49.0	53.5	2.0	3,582.5
Additions - Acquisitions - Internal Developments (3)	—	2.5	6.5	145.5	154.5
Additions - Business Combinations	—	—	—	—	—
Disposals - Write-off	—	(0.8)	(1.0)	—	(1.8)
Amortization Charge for the Year	—	(2.7)	(12.5)	(0.6)	(15.8)
Impairment Losses	—	—	—	—	—
Net Foreign Exchange Differences (1)	49.5	0.8	0.2	1.4	51.9
Other	—	(4.8)	(0.1)	3.4	(1.5)
NET BOOK VALUE AS OF DECEMBER 31, 2016	3,527.5	44.0	46.6	151.7	3,769.8
(1)Goodwill is mainly denominated in Euro.
(2)There is no variation of the intangible assets payables between December 31, 2014, and December 31, 2015. The cash flows associated with the acquisition of intangible assets then equal to €(13.0) million.
(3)There is no variation of the intangible assets payables between December 31, 2015, and December 31, 2016. A non-cash intangible asset of €145.5 million was recognized as part of an asset acquisition achieved as of December 31, 2016, which did not constitute a business as per
IFRS 3 “Business Combination”. The cash flows associated with the acquisition of intangible assets then equal to €(9.0) million.

(B) Goodwill
The following table illustrates the detail of goodwill by business segment:

In millions of Euro	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Subsea	2,780.7	2,734.8	2,662.1
Onshore/Offshore	746.8	743.2	726.6
TOTAL GOODWILL	3,527.5	3,478.0	3,388.7
Impairment tests were performed on the goodwill, using the method described in Note 1-C (a) - Use of estimates.

As of December 31, 2016
By using the discounted cash flow method, the impairment tests performed by the Group were based on the most likely assumptions with respect to activity and result. Assumptions made in 2016 relied on the business plans covering years 2017 to 2020 for each Cash-Generating Units (Onshore/Offshore and Subsea).
Beyond 2020, the growth rate taken into account was 2.25%, rate 0.25% lower than the one considered for 2015 impairment test. Cash flows were discounted at a rate of 9.0% after tax, rate 0.5% lower than the one considered for 2015 impairment test. The tax rate used in the model was 27.5%, rate 2.5% lower than the one considered for 2015 impairment test.
As of December 31, 2016, impairment tests performed on the net book value of goodwill did not result in the accounting of an impairment loss. A 1.0% (100 basis points) decrease in the 2017-2020 operating margin ratio relative to the business plan estimates, the use of a 1.25% (125 basis points) growth rate after 2020, or a plus or minus 1.0% (100 basis points) variation in the discount rate, or a plus or minus 20 days of revenues positive variation in the working capital per year on the business plan, would have no impact on the value of goodwill. The determination of recoverable amounts using a post-tax discount rate applied to post-tax cash flows would not be materially different from the ones that would have been obtained using a pre-tax discount rate applied to pre-tax cash flows.

As of December 31, 2015
By using the discounted cash flow method, the impairment tests performed by the Group were based on the most likely assumptions with respect to activity and result. Assumptions made in 2015 relied on the business plans covering years 2016 to 2019 for each Cash-Generating Units (Onshore/Offshore and Subsea).
Beyond 2019, the growth rate taken into account was 2.5%, rate 0.5% lower than the one considered for 2014 impairment test. Cash flows were discounted at a rate of 9.5% after tax, rate 0.5% lower than the one considered for
2014 impairment test. The tax rate used in the model was 30.0%, unchanged compared to 2014.
As of December 31, 2015, impairment tests performed on the net book value of goodwill did not result in the accounting of an impairment loss. A 1.0% (100 basis points) decrease in the 2016-2019 operating margin ratio relative to the business plan estimates, the use of a 1.5% (150 basis points) growth rate after 2019, or a plus or minus 1.0% (100 basis points) variation in the discount rate, or a plus or minus 20 days of revenues positive variation in the working capital per year on the business plan, would have no impact on the value of goodwill. The determination of recoverable amounts using a post-tax discount rate applied to post-tax cash flows would not be materially different from the ones that would have been obtained using a pre-tax discount rate applied to pre-tax cash flows.

As of December 31, 2014

By using the discounted cash flow method, the impairment tests performed by the Group were based on the most likely assumptions with respect to activity and result. Assumptions made in 2014 relied on the business plans covering years 2015 to 2017 for each Cash-Generating Units (Onshore/Offshore/Subsea).

As a general rule, these business plans are determined in accordance with the Group accounting methods to establish its consolidated historical statements. The backlog and backlog scheduling forecasts, the investments in production capabilities, fleet and other logistic capabilities, as well as the internal and external market studies are critical to the elaboration of Technip’s business plans.

Beyond 2017, the growth rate taken into account was 3.0% (according to the rates of the World Bank distinguishing countries OECD and not OECD and that of the International Monetary Fund). Cash flows were discounted at a rate of 10.0% after tax. The tax rate used in the model was 30.0%. The assumptions of growth rate, discount rate and tax rate used in 2014 are unchanged compared to 2013.

As of December 31, 2014, impairment tests performed on the net book value of goodwill did not result in the accounting of an impairment loss. A 1.0% decrease in the 2017 operating margin ratio relative to the business plan estimates, the use of a 2.0% growth rate after 2017, or a plus or minus 1.0% variation in the discount rate would have no impact on the value of goodwill. The determination of recoverable amounts using a post-tax discount rate applied to post-tax cash flows would not be materially different from the ones that would have been obtained using a pre-tax discount rate applied to pre-tax cash flows.

Note 11 Investments in Equity Affiliates
Financial information (at 100%) of the Joint Ventures as of December 31, 2016, are as follows:

In millions of Euro	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Data at 100%
Non-Current Assets	2,064.2	1,457.9	1,383.2
Current Assets	587.9	4,359.7	3,259.6
Total Assets	2,652.1	5,817.6	4,642.8
Total Equity	665.6	508.7	361.2
Non-Current Liabilities	1,285.6	850.3	817.1
Current Liabilities	700.9	4,458.6	3,464.5
Total Equity and Liabilities	2,652.1	5,817.6	4,642.8
Revenues	514.0	4,889.4	2,223.0
Net Income/(Loss)	56.4	473.2	77.1
Other Comprehensive Income	22.7	(54.0)	(43.0)
Comprehensive Income for the Year	79.4	451.6	22.4
Cash and Cash Equivalents	80.1	1,618.8	1,090.4
Depreciation and Amortization	25.8	23.0	19.4

Changes in investments in equity affiliates break down as follows:

In millions of Euro	2016	2015	2014
Carrying Amount of Investments as of January 1	131.4	195.6	172.2
Additions - Capital Increase	6.6	2.4	37.5
Additions - Business Combinations	24.5	—	3.7
Change in Consolidation Scope	(74.8)	(44.5)	—
Disposals	—	—	(0.9)
Share of Income/(Loss) of Equity Affiliates	102.1	54.6	40.3
Distributed Dividends	(57.5)	(18.9)	(8.4)
Other Comprehensive Income	10.0	(54.1)	(43.5)
Net Foreign Exchange Differences and Other	26.4	(3.7)	(5.3)
CARRYING AMOUNT OF INVESTMENTS AS OF DECEMBER 31	168.7	131.4	195.6

As stated in Note 2, during the second half of the year, the Group and its partners have amended the contractual terms and schemes of some construction contracts on which the Group is working. As a consequence, some joint arrangements such as the ones related to Yamal contract were therefore amended and re-qualified as entities fully consolidated as of December 31, 2016.

Note 12 Other Financial Assets
As of December 31, 2016, impairment tests performed on the net book value of other financial assets (non-current) did not result in any recognition of impairment loss on investments and related receivables.

As of December 31, 2015, impairment tests performed on the net book value of other financial assets (non-current) did not result in any recognition of impairment loss on investments and related receivables.

As of December 31, 2014, impairment tests performed on the net book value of other financial assets (non-current) did not result in any recognition of impairment loss on investments and related receivables.

The breakdown by nature of other financial assets, net is presented below:

In millions of Euro	As of December 31, 2016		As of December 31, 2015		As of December 31, 2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Non-Consolidated Investments	14.4	14.4	7.8	7.8	7.9	7.9
Valuation Allowance	(1.0)	(1.0)	(1.3)	(1.3)	(1.1)	(1.1)
Net Value of Non-Consolidated Investments	13.4	13.4	6.5	6.5	6.8	6.8
Loans	146.4	146.4	91.7	91.7	44.4	44.4
Net Value of Loans	146.4	146.4	91.7	91.7	44.4	44.4
Liquidity Contract	—	—	6.2	6.2	0.4	0.4
Net Value of Liquidity Contract	—	—	6.2	6.2	0.4	0.4
Security Deposits and Other	146.0	146.0	193.7	193.7	152.9	152.9
Impairment	(95.0)	(95.0)	(76.9)	(76.9)	(1.9)	(1.9)
Net Value of Security Deposits and Other	51.0	51.0	116.8	116.8	151.0	151.0
TOTAL OTHER FINANCIAL ASSETS, NET	210.8	210.8	221.2	221.2	202.6	202.6

Note 13 Available-for-Sale Financial Assets
In 2010, the Group acquired an 8% stake in Malaysia Marine and Heavy Engineering Holdings Berhad (MHB) for €114.5 million (i.e. 128,000,000 shares). Technip’s stake in MHB increased by 0.35% in 2011 for €7.1 million (i.e. 5,555,000 supplementary shares), then additionally 0.15% in 2012 for €3.2 million (i.e. 2,445,000 supplementary shares), totaling 136 million shares. This company is listed in Malaysia (Bursa Malaysia Securities Berhad).
As of December 31, 2016, the MHB available-for-sale financial assets amounted to €26.5 million.
As of December 31, 2015, the MHB available-for-sale financial assets amounted to €29.0 million.
As of December 31, 2014, the MHB available-for-sale financial assets amounted to €57.0 million.
In the financial year ended 2016, an impairment was booked in the statement of income for €2.5 million.
In the financial year ended 2015, an impairment was booked in the statement of income for €28.0 million.
In the financial year ended 2014, an impairment was booked in the statement of income for €68.0 million.

In millions of Euro	As of December 31, 2016		As of December 31, 2015		As of December 31, 2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Share - Unlisted	—	—	—	—	—	—
Share - Listed	26.5	26.5	29.0	29.0	57.0	57.0
TOTAL AVAILABLE-FOR-SALE FINANCIAL ASSETS	26.5	26.5	29.0	29.0	57.0	57.0

Note 14 Inventories
The breakdown of inventories is as follows:

In millions of Euro	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Raw Materials	258.9	338.2	284.1
Work in Progress	34.2	46.1	32.5
Finished Goods and Merchandise	61.3	71.7	61.3
Valuation Allowance	(36.9)	(24.7)	(22.2)
TOTAL NET INVENTORIES	317.5	431.3	355.7

As of December 31, 2016, inventories meant to be used in the next 12 months amounted to €317.5 million. As of December 31, 2015, inventories meant to be used in the next 12 months amounted to €431.3 million. As of December 31, 2014, inventories meant to be used in the next 12 months amounted to €355.7 million.

Note 15 Construction Contracts
The breakdown of construction contracts is as follows:

In millions of Euro	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Construction Contracts - Amounts in Assets	460.8	637.6	755.1
Construction Contracts - Amounts in Liabilities	(3,191.3)	(908.4)	(1,256.1)
TOTAL NET CONSTRUCTION CONTRACTS	(2,730.5)	(270.8)	(501.0)
Costs and Margins Recognized at the Percentage of Completion	23,883.7	14,698.6	12,289.1
Payments Received from Clients	(26,484.3)	(14,885.9)	(12,657.6)
Accruals for Losses at Completion	(129.9)	(83.5)	(132.5)
TOTAL NET CONSTRUCTION CONTRACTS	(2,730.5)	(270.8)	(501.0)

Note 16 Trade Receivables
Given the nature of Group operations, the Group’s clients are mainly major oil and gas, petrochemical or oil-related companies.

This line item represents receivables from completed contracts, invoices to be issued on long-term contracts other than construction contracts and miscellaneous invoices (e.g. trading, procurement services).

In millions of Euro	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Trade Receivables	1,393.3	1,097.7	1,149.6
Contracts - To Be Invoiced	526.6	567.5	569.2
Doubtful Accounts	81.9	47.3	36.5
Provisions for Doubtful Accounts	(81.2)	(44.3)	(35.4)
TOTAL NET TRADE RECEIVABLES	1,920.6	1,668.2	1,719.9

Trade receivables are non-interest bearing. Their maturities are linked to the operating cycle of contracts. As of December 31, 2016, the portion of trade receivables that had a maturity of less than 12 months amounted to €1,867.5 million. As of December 31, 2015, the portion of trade receivables that had a maturity of less than 12 months amounted to €1,662.8 million. As of December 31, 2014, the portion of trade receivables that had a maturity of less than 12 months amounted to €1,717.8 million.

Each customer’s financial situation is periodically reviewed. Provisions for doubtful receivables, which have to-date been considered sufficient at the Group level, are recorded for all potential uncollectible receivables, and are as follows:

In millions of Euro	2016	2015	2014
Provisions for Doubtful Accounts as of January 1	(44.3)	(35.4)	(36.1)
Increase	(52.8)	(19.3)	(2.5)
Used Provision Reversals	7.7	5.5	1.1
Unused Provision Reversals	6.2	6.8	1.4
Effects of foreign exchange and other	2.0	(1.9)	0.7
PROVISIONS FOR DOUBTFUL ACCOUNTS AS OF DECEMBER 31	(81.2)	(44.3)	(35.4)

Note 17 Other Current Receivables
Other current receivables break down as follows:

In millions of Euro	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Value Added Tax Receivables	303.0	178.5	152.0
Other Tax Receivables	118.5	131.0	135.5
Receivables from Employees	13.4	9.3	7.5
Prepaid Expenses (1)	100.9	87.1	122.1
Insurance Indemnities to be Received	9.0	—	0.1
Other	211.3	183.3	164.4
TOTAL NET OTHER CURRENT RECEIVABLES	756.1	589.2	581.6
(1) Prepaid expenses mainly correspond to insurance costs, as well as building and construction rental expenses.

As of December 31, 2016, the portion of other current receivables with a maturity of less than 12 months amounted to €756.1 million. As of December 31, 2015, the portion of other current receivables with a maturity of less than 12 months amounted to €565.1 million. As of December 31, 2014, the portion of other current receivables with a maturity of less than 12 months amounted to €561.8 million.

Other current receivables are non-interest bearing.

Note 18 Cash and Cash Equivalents
Cash and cash equivalents break down as follows:

In millions of Euro	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Cash at Bank and in Hand	2,559.1	1,556.2	1,822.1
Cash Equivalents	3,388.5	1,362.9	863.5
TOTAL CASH AND CASH EQUIVALENTS	5,947.6	2,919.1	2,685.6
US Dollar	3,394.9	1,039.1	1,123.9
Euro	1,240.7	749.7	658.4
Brazilian Real	328.3	268.7	126.4
Pound Sterling	263.8	109.5	209.2
Japanese Yen	110.0	3.6	33.9
Norwegian Krone	86.9	91.3	90.7
Australian Dollar	67.6	175.6	76.3
Malaysian Ringgit	60.0	64.7	95.6
Other	395.4	416.9	271.2
TOTAL CASH AND CASH EQUIVALENTS BY CURRENCY	5,947.6	2,919.1	2,685.6
Certificates of Deposits	—	50.0	100.0
Fixed Term Deposits	3,055.2	1,045.4	645.6
Other	333.3	267.5	117.9
TOTAL CASH EQUIVALENTS BY NATURE	3,388.5	1,362.9	863.5

During the financial year ended December 31, 2016, total cash and cash equivalents positions were impacted by the main changes in consolidation scope which are described in Note 2(a) - Scope of consolidation.

A substantial portion of cash and marketable securities are recorded or invested in either Euro or US dollar which are frequently used by the Group within the framework of its commercial relationships. Cash and marketable securities in other currencies correspond either to deposits retained by subsidiaries located in countries where such currencies are the national currencies in order to ensure their own liquidity, or to amounts received from customers prior to the payment of expenses in these same currencies or the payment of dividends. Short-term deposits are classified as cash equivalents along with the other marketable securities.

Note 19 Assets and Liabilities Held for Sale
As of December 31, 2016, a set of ageing equipment was accounted for as assets held for sale for a total amount of €2.1 million.
As of December 31, 2015, a set of ageing equipment was accounted for as assets held for sale for a total amount of €26.4 million.
As of December 31, 2014, two ageing vessels were accounted for as an asset held for sale for a total amount of €3.2 million.

Note 20 Shareholder’s Equity
(A) Changes in the Parent Company’s Share Capital
As of December 31, 2016, Technip’s share capital consisted of 119,180,434 outstanding shares with a par value of €0.7625 each. Changes since January 1, 2014 break down as follows:

	Number of Shares	Share Capital (in millions of Euro)
Share Capital as of January 1, 2014	113,680,256	86.7
Capital Increase due to Share Subscription Options Exercised	265,061	0.2
Share Capital as of December 31, 2014	113,945,317	86.9
Capital Increase due to Share Subscription Options Exercised	561,746	0.4
Capital Increase due to Dividend Payment in Shares	2,591,918	2.0
Capital Increase Reserved for Employees	1,925,503	1.5
Share Capital as of December 31, 2015	119,024,484	90.8
Capital Increase due to Share Subscription Options Exercised	25,450	—
Capital Increase due to Dividend Payment in Shares	3,168,156	2.4
Capital Increase due to Exercise of Performance Shares	130,500	0.1
Capital Decrease following Cancellation of Treasury Shares	(3,168,156)	(2.4)
SHARE CAPITAL AS OF DECEMBER 31, 2016	119,180,434	90.9

(B) Technip’s Shareholders as of December 31
As of December 31, 2016, to the Company’s knowledge and based on notices and documents received by the Company, Technip’s principal shareholders in percentage of share capital are as follows:

	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Banque Publique d’Investissement	7.65%	5.20%	5.20%
Oppenheimer Funds Inc.	5.60%	3.80%	4.20%
Blackrock Inc.	4.90%	4.65%	4.90%
The Capital Group Companies Inc.	4.20%	4.20%	4.40%
IFP Énergies nouvelles	2.30%	2.40%	2.50%
Franklin Resources Inc.	2.05%	10.80%	7.20%
Aviva Plc	2.05%	1.95%	2.05%
Norges Bank Investment Management	1.90%	1.90%	2.00%
Amundi Asset Management	1.90%	1.10%	2.35%
State Street Corporation	1.70%	1.70%	1.80%
AXA SA	1.65%	1.60%	—
MFS Investment Management	1.15%	1.15%	1.50%
Baytree Investments Pte Ltd	1.00%	2.30%	—
Causeway Capital Management	—	5.10%	6.50%
Group Employees	2.75%	2.85%	1.80%
Treasury Shares	0.30%	0.70%	1.20%
Other	58.90%	48.60%	52.40%
TOTAL	100.00%	100.00%	100.00%

(C) Treasury Shares
Changes in treasury shares are as follows:

	Number of Shares	Treasury Shares (in millions of Euro)
Treasury Shares as of January 1, 2014	1,774,751	(133.6)
Shares Acquired pursuant to Liquidity Contract	823,060	(57.9)
Shares Sold pursuant to Liquidity Contract	(793,560)	59.1
Shares Purchased for Employees	610,569	(41.8)
Shares Granted to Employees	(1,050,825)	77.3
Treasury Shares as of December 31, 2014	1,363,995	(96.9)
Shares Acquired pursuant to Liquidity Contract	1,333,789	(69.4)
Shares Sold pursuant to Liquidity Contract	(1,419,789)	75.4
Shares Purchased for Employees	650	—
Shares Granted to Employees	(459,770)	35.7
Treasury Shares as of December 31, 2015	818,875	(55.2)
Shares Acquired pursuant to Liquidity Contract	1,298,130	(64.4)
Shares Sold pursuant to Liquidity Contract	(1,408,130)	69.4
Shares Purchased	3,168,156	(168.8)
Shares Granted to Employees	(379,962)	28.1
Shares Cancelled	(3,168,156)	168.8
TREASURY SHARES AS OF DECEMBER 31, 2016	328,913	(22.1)

Treasury shares are held in order to serve performance share plans that were granted to employees in 2010, 2011, 2012, 2013, 2014 and 2016. As well as to serve share purchase option plans granted in 2008.
(D) Fair Value Reserves
Fair value reserves are as follows:

In millions of Euro	Cash Flow Hedges (IAS 32/39) (1)	Fair Value on Available-For- Sale Financial Assets (IAS 39) (2)	Gains/(Losses) on Defined Benefit Pension Plans (IAS 19R) (3)	Other	Fair Value Reserves - Parent Company	Fair Value Reserves - Non- Controlling Interests	Total Fair Value Reserves
Fair Value Reserves as of January 1, 2014	44.2	(19.0)	(20.6)	0.1	4.7	—	4.7
Gross Effect	(348.1)	19.7	(25.7)	—	(354.1)	—	(354.1)
Tax Effect	106.0	(0.7)	5.2	—	110.5	—	110.5
Other	0.1	—	—	(0.1)	—	—	—
Fair Value Reserves as of December 31, 2014	(197.8)	—	(41.1)	—	(238.9)	—	(238.9)
Gross Effect	(79.3)	—	17.1	—	(62.2)	(11.7)	(73.9)
Tax Effect	18.4	—	(4.9)	—	13.5	—	13.5
Fair Value Reserves as of December 31, 2015	(258.7)	—	(28.9)	—	(287.6)	(11.7)	(299.3)
Gross Effect	188.9	—	(3.7)	—	185.2	11.7	196.9
Tax Effect	(53.2)	—	1.2	—	(52.0)	—	(52.0)
FAIR VALUE RESERVES AS OF DECEMBER 31, 2016	(123.0)	—	(31.4)	—	(154.4)	—	(154.4)
(1) Recorded under this heading is the efficient portion of the change in fair value of the financial instruments qualified as cash flow hedging, as well as foreign exchange gains and losses corresponding to the effective portion of non-derivative financial assets or liabilities that are designated as a hedge of a foreign currency risk (see Note 1-C (c) - Foreign currency transactions and financial instruments).
(2) Corresponding to the revaluation as of December 31, 2014 of MHB shares which were depreciated with the reversal of associated fair value reserves (see Note 13 - Available-for-sale financial assets).
(3) Recorded under this heading the total amount of actuarial gains and losses on Defined Benefit Plans according to the amended IAS 19.

(E) Distributable Retained Earnings
As of December 31, 2016, distributable retained earnings of the parent company amounted to €2,581.2 million, including €2,243.9 million of share capital premiums.

As of December 31, 2015, distributable retained earnings of the parent company amounted to €2,885.9 million, including €2,269.4 million of share capital premiums.

As of December 31, 2014, distributable retained earnings of the parent company amounted to €2,879.2 million, including €2,042.0 million of share capital premiums.

(F) Statutory Legal Reserve
Under French Law, companies must allocate 5% of their statutory net profit to their legal reserve fund each year before dividends may be paid in respect of that year. Funds are allocated until the amount in the legal reserve is equal to 10% of the aggregate nominal value of the issued and outstanding share capital. The legal reserve may only be distributed to shareholders upon liquidation of the Company.

As of December 31, 2016, 2015 and 2014, the statutory legal reserve amounted to €9.8 million.

(G) Dividends
As of December 31, 2016

At the Annual General Meeting held on April 28, 2016, Technip’s shareholders approved the proposed €2.00 per share dividend for the 2015 financial year and decided to offer shareholders an option to receive the dividend payment in shares. The issue price of the new shares to be issued in consideration for the dividend was set at €42.87. The price was equal to 90% of the average opening prices quoted on the regulated market of Euronext Paris during the 20 trading days preceding the date of the Annual General Meeting, less the amount of the proposed dividend, and rounded upward to the nearest euro cent. On May 24, 2016, Technip announced that the shareholders who have selected the payment of the dividend for financial year 2015 in shares represented 57.3% of Technip’s shares.

Dividends paid in 2016 for the year ended December 31, 2015 amounted to €236.6 million. For the purpose of the payment of the dividend in shares, 3,168,156, new shares were then issued for a total amount of €135.8 million. The dividend paid in cash in 2016 for the financial year ended December 31, 2015, amounted to €100.8 million.

In line with its stated policy, Technip has fully neutralized the dilution created by the scrip dividend through its share repurchase program.

As of December 31, 2015

At the Annual General Meeting held on April 23, 2015, Technip’s shareholders approved the proposed €2.00 per share dividend for the 2014 financial year and decided to offer shareholders an option to receive the dividend payment in shares. The issue price of the new shares to be issued in consideration for the dividend was set at €52.81. The price was equal to 90% of the average opening prices quoted on the regulated market of Euronext Paris during the 20 trading days preceding the date of the Annual General Meeting, less the amount of the proposed dividend, and rounded upward to the nearest euro cent. On May 22, 2015, Technip announced that the shareholders who have selected the payment of the dividend for financial year 2014 in shares represented 60.5% of Technip’s shares.

For the purpose of the payment of the dividend in shares, 2,591,918 new shares were then issued for a total amount of €136.9 million. The dividend paid in cash for the financial year ended December 31, 2014, amounted to €88.9 million.

The recommended dividend in respect of 2015 is €2.00 per share with an option to receive the dividend payment in shares and will be submitted for approval at the Shareholders’ General Meeting to be held on April 28, 2016. Given that no decision was taken as of December 31, 2015, no impact was recorded in the 2015 financials.

As of December 31, 2014

In 2014, the dividend paid for the financial year ended December 31, 2013, amounted to €206.5 million (i.e., €1.85 per share).

The recommended dividend in respect of 2014 is €2.0 per share and will be submitted for approval at the Shareholders’ General Meeting to be held on April 23, 2015. Given that no decision was taken as of December 31, 2014, no impact was recorded in the 2014 financials.

(H) Share Subscription Option Plans and Share Purchase Option Plans

The Board of Directors has granted certain employees, senior executives and Directors or Officers (mandataires sociaux) of the Group and its affiliates, share subscription option plans or share purchase option plans at an agreed unit price. The main features and changes in plans that are in place for 2016, 2015 and 2014 are as follows:

Number of Options	Plan 2005			Plan 2008	Plan 2009	Plan 2010			Plan 2011			Plan 2012		Plan 2013		Plan 2015	Plan 2016	Total
	Part 3 (1)	Parts 1 and 2 Re- granted (1)	Parts 1, 2 and 3 Re- granted (1)	Part 1 (2)	Part 1 (1)	Part 1 (1)	Part 2 (1)	Part 3 (1)	Part 1 (1)	Part 2 (1)	Part 3 (1)	Part 1 (1)	Part 2 (1)	Part 1 (1)	Part 1 Re- granted (1)	Part 1 (1)	Part 1 (1)
Approval Date by Shareholders’ General Meeting	Apr. 29, 2005	Apr. 29, 2005	Apr. 29, 2005	May 06, 2008	Apr. 30, 2009	Apr. 29, 2010	Apr. 29, 2010	Apr. 29, 2010	Apr. 28, 2011	Apr. 28, 2011	Apr. 28, 2011	Apr. 26, 2012	Apr. 26, 2012	Apr. 25, 2013	Apr. 25, 2013	Apr. 24, 2014	Apr. 28, 2016
Grant Date by the Board of Directors	March 12, 2007	Dec. 12, 2007	June 12, 2008	July 01, 2008	June 15, 2009	June 23, 2010	Dec. 15, 2010	March 04, 2011	June 17, 2011	Dec. 14, 2011	March 2, 2012	June 15, 2012	Dec 12, 2012	June 14, 2013	Jan. 10, 2014	Sept. 07, 2015	July 01, 2016
Options outstanding as of January 1, 2014	—	—	16,000	330,275	599,436	1,020,900	17,400	72,800	331,400	44,600	48,107	278,700	34,950	322,200	—	—	—	3,116,768
Options Granted (Subscription)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	16,520	—	—	16,520
Options exercised (Subscription)	—	—	(16,000)	(334,695)	(121,744)	(127,167)	—	—	—	—	—	—	—	—	—	—	—	(599,606)
Options Forfeited (Purchase/ Subscription)	—	—	—	4,420	(300)	(11,600)	—	(2,100)	(700)	(1,000)	(600)	(600)	—	(700)	—	—	—	(13,180)
Options outstanding as of December 31, 2014	—	—	—	—	477,392	882,133	17,400	70,700	330,700	43,600	47,507	278,100	34,950	321,500	16,520	—	—	2,520,502
Options Granted (Subscription)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	568,561		568,561
Options exercised(Subscription)	—	—	—	—	(455,256)	(106,440)	—	—	—	—	—	—	—	—	—	—	—	(561,696)
Options Forfeited (Purchase/ Subscription)	—	—	—	—	(22,136)	600	—	(1,300)	(14,380)	(1,904)	(1,500)	(32,300)	—	(34,000)	—	—	—	(106,920)
Options outstanding as of December 31, 2015	—	—	—	—	—	776,293	17,400	69,400	316,320	41,696	46,007	245,800	34,950	287,500	16,520	568,561		2,420,447
Options Granted (Subscription)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	595,126	595,126
Options exercised (Subscription)	—	—	—	—	—	(13,750)	(9,300)	—	—	(2,400)	—	—	—	—	—	—	—	(25,450)
Options Forfeited (Purchase/ Subscription)	—	—	—	—	—	(762,543)	(8,100)	(1,800)	(2,138)	—	(2,198)	(20,521)	(1,992)	—	—		—	(801,292)
OPTIONS OUTSTANDING AS OF DECEMBER 31, 2016	—	—	—	—	—	—	—	67,600	314,182	39,296	43,809	225,279	32,958	287,500	16,520	566,561	595,126	2,188,831
Strike price (in Euro)	49.17	55.67	59.96	58.15	34.70	51.45	63.23	72.19	72.69	66.94	78.39	74.54	87.13	85.73	68.47	47.83	48.33
Maturity Date	March 12, 2013	Dec. 12, 2013	June 12,2014	July 01, 2014	June 15, 2015	June 23, 2016	Dec. 15, 2016	March 04, 2017	June 17, 2018	Dec. 14, 2018	March 02, 2019	June 15, 2019	Dec. 12, 2019	June 14, 2021	Jan. 10, 2022	Sept. 07, 2023	July 01, 2024
(1) Share Subscription option plans exercisable four years from the date of grant and provided certain targets are met.
(2) Share Purchase option plans exercisable four years from the date of grant and provided certain targets are met.

The main features described in the table above take into consideration the following adjustments to the rights of option beneficiaries:

•
The Board of Directors resolved to adjust the rights of option beneficiaries as of May 14, 2007, in order to take into account the extraordinary dividend deducted from retained earnings and approved by the Combined Shareholders’ Meeting held on April 27, 2007. Consequently, exercise prices and option numbers were recalculated for all plans.

•
The Board of Directors resolved to adjust the rights of option beneficiaries as of May 14, 2008, in order to take into account the extraordinary dividend deducted from retained earnings and approved by the Combined Shareholders’ Meeting held on May 6, 2008. Consequently, exercise prices and option numbers were recalculated for all plans.

These options were granted subject to certain targets. This means that the final number of options granted to employees is contingent upon Technip achieving satisfactory performance for its shareholders.

For the 2012 and 2013 plans, 2013 re-granting and 2015 plans, the performance will be respectively measured over the 2012-2014, 2013-2015, 2014-2016 and 2015-2017 periods on the basis of several criteria: Group results in terms of Total Shareholder Return, operating income from recurring activities and return on capital employed.

For the 2016 plans, the performance will be measured on the basis of two criteria: Group results in terms of Total Shareholder Return and return on capital employed.

IFRS 2 accounting charge

In accordance with IFRS 2, the Group recorded a charge of €4.2 million in 2016 related to share subscription and share purchase option plans compared to €3.8 million in 2015 and €6.7 million in 2014.

	Plan 2005			Plan 2008	Plan 2009	Plan 2010			Plan 2011			Plan 2012		Plan 2013		Plan 2015	Plan 2016
	Part 3	Parts 1 and 2 Re- granted	Parts 1, 2 and 3 Re- granted	Part 1	Part 1	Part 1	Part 2	Part 3	Part 1	Part 2	Part 3	Part 1	Part 2	Part 1	Part 1 Re- granted	Part 1	Part 1
Share Price at Grant Date (in Euro)	50.19	54.21	55.81	58.50	36.41	52.00	67.18	71.64	71.39	65.50	83.83	78.80	87.05	85.12	68.71	46.56	50.00
Exercise Price (in Euro)	49.17	55.67	59.96	58.15	34.70	51.45	63.23	72.19	72.69	66.94	78.39	74.54	87.13	85.73	68.47	47.83	48.33
Dividend Yield	2.0%	2.0%	2.0%	2.0%	3.5%	3.0%	3.0%	3.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	4.5%	4.5%
Turnover Rate	5.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0% /2.5%	2.0% /2.5%	2.0% /2.5%	2.5%
Volatility	30.3%	32.0%	34.4%	34.4%	32.9%	39.1%	39.1%	39.1%	32.0%	32.0%	32.0%	34.2%	33.5%	33.8%	33.8%	29.2%	34.5%
Annual Risk Free Interest Rate
6 months	4.0%	4.9%	5.1%	5.2%	1.5%	0.4%	0.4%	0.4%	1.3%	1.3%	1.3%	0.3%	0.1%	0.1%	0.1%	(0.2)%	(0.7)%
1 year	4.1%	4.9%	5.4%	5.4%	1.7%	0.5%	0.5%	0.5%	1.5%	1.5%	1.5%	0.3%	0.1%	0.1%	0.1%	(0.2)%	(0.6)%
3 years	3.9%	4.1%	4.7%	4.7%	2.2%	1.2%	1.2%	1.2%	2.0%	2.0%	2.0%	0.8%	0.2%	0.5%	0.5%	(0.1)%	(0.6)%
5 years	4.0%	4.2%	4.8%	4.8%	2.9%	1.9%	1.9%	1.9%	2.6%	2.6%	2.6%	1.6%	0.8%	1.0%	1.0%	0.2%	(0.4)%
10 years	4.0%	4.4%	4.8%	4.8%	3.9%	3.1%	3.1%	3.1%	3.5%	3.5%	3.5%	2.8%	2.1%	2.2%	2.2%	1.1%	0.0%
Option Fair Value Set at Grant Date (in Euro) (1) (2)	12.75	13.74	14.90	17.30	8.45	13.61	13.61	13.61	14.35 /15.05	14.35	14.35	17.58 /18.40	21.02	18.59 /18.87	13.99	6.01	7.61 /7.90
Maturity Date	March 12, 2013	Dec. 12, 2013	June 12, 2014	July 01, 2014	June 15, 2015	June 23, 2016	Dec. 15, 2016	March 04, 2017	June 17, 2018	Dec. 14, 2018	March 02, 2019	June 15, 2019	Dec. 12, 2019	June 14, 2021	Jan. 10, 2022	Sept. 07, 2023	July 01, 2024
(1) The turnover rate and fair value of performance shares differ from country to country.
(2) For the 2016 plan, the fair value is based on an external performance criteria applied to each category of beneficiary. The Group’s Principal Executives and the remaining population benefit from a different weighting of the external performance criteria.

Average share price amounted to €51.55 in 2016, €52.67 in 2015 and €68.18 in 2014.

(I) Performance Share Plans
Since 2007, the Board of Directors has granted certain employees, senior executives and Directors or Officers (mandataires sociaux) of the Group and its affiliates, free shares subject to Technip achieving satisfactory performances, namely “performance shares”. Following are the main features and changes in the plans that were in place for 2016, 2015 and 2014:

Number of Shares	Plan 2008	Plan 2009		Plan 2010			Plan 2011			Plan 2012		Plan 2013		Plan 2014	Plan 2015	Plan 2016		Total
	Part 3	Part 1	Part 3	Part 1	Part 2	Part 3	Part 1	Part 2	Part 3	Part 1	Part 1	Part 1	Part 2	Part 1	Part 1	Part 1	Part 2
Approval date by Shareholders’ General Meeting	May 06, 2008	Apr. 30, 2009	April 30, 2009	April 29, 2010	April 29, 2010	April 29, 2010	April 28, 2011	April 28, 2011	April 28, 2011	April 26, 2012	April 26, 2012	April 25, 2013	April 25, 2013	April 24, 2014	April 24, 2014	April 28, 2016	April 28, 2016
Grant Date by the Board of Directors	Feb 18, 2009	June 15, 2009	Feb. 16, 2010	June 23, 2010	Dec. 15, 2010	March 04, 2011	June 17, 2011	Dec. 14, 2011	March 02, 2012	June 15, 2012	Dec. 12, 2012	June 14, 2013	January 10, 2014	Dec. 10, 2014	Sept. 07, 2015	July 1, 2016	Dec. 06, 2016
Outstanding Shares as of January 1, 2013	118,650	584,900	94,550	834,300	12,300	81,900	348,450	33,750	47,807	426,800	126,892	—	—	—	—	—	—	2,710,299
Shares Granted	—	—	—	—	—	—	—	—	—	—	—	492,500	—	—	—	—	—	492,500
Share Exercised	(117,750)	(575,300)	(35,050)	(290,700)	(1,500)	—	—	—	—	—	—	—	—	—	—	—	—	(1,020,300)
Shares Cancelled	(900)	(9,600)	(6,400)	(32,000)	—	(6,400)	(10,400)	(3,700)	(1,650)	(13,700)	(4,700)	(3,350)	—	—				(92,800)
Outstanding Shares as of December 31, 2013	—	—	53,100	511,600	10,800	75,500	338,050	30,050	46,157	413,100	122,192	489,150	—	—	—	—	—	2,089,699
Shares Granted	—	—	—	—	—	—	—	—	—	—	—	—	73,700	50,400	—	—	—	124,100
Share Exercised	—	—	(51,300)	(505,800)	(10,800)	(22,600)	(124,200)	(6,400)	—	—	(550)	(150)	—	—	—	—	—	(721,800)
Shares Cancelled	—	—	(1,800)	(5,800)	—	(1,400)	(5,300)	(900)	(550)	(6,850)	(3,503)	(7,800)	(2,250)	—	—	—	—	(36,153)
Outstanding Shares as of December 31, 2014	—	—	—	—	—	51,500	208,550	22,750	45,607	406,250	118,139	481,200	71,450	50,400	—	—	—	1,455,846
Shares Granted	—	—	—	—	—	—	—	—	—	—	—	—	—	—	290,736	—	—	290,736
Share Exercised	—	—	—	—	—	(51,300)	(207,650)	(22,250)	(12,900)	(151,450)	(11,850)	(50)	—	—	—		—	(457,450)
Shares Cancelled	—	—	—	—	—	(200)	(900)	(500)	(600)	(7,500)	(3,550)	(23,750)	(300)	—	(120)	—	—	(37,420)
Outstanding Shares as of December 31, 2015	—	—	—	—	—	—	—	—	32,107	247,300	102,739	457,400	71,150	50,400	290,616			1,251,712
Shares Granted	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	556,826	29,000	585,826
Share Exercised	—	—	—	—	—	—	—	—	(31,307)	(245,550)	(102,539)	(131,600)	—	—	—			(510,996)
Shares Cancelled	—	—	—	—	—	—	—	—	(800)	(1,750)	(200)	(7,000)	(1,000)	—	(1,225)	—		(11,975)
OUTSTANDING SHARES AS OF DECEMBER 31, 2016	—	—	—	—	—	—	—	—	—	—	—	318,800	70,150	50,400	289,391	556,826	29,000	1,314,657

From country to country, the vesting period of these plans is either three years from the date of grant (in which case the holding period is two years), or four years from the date of grant (in which case there is no holding period).

Performance shares were granted contingent upon performance conditions. The final number of shares granted to employees is contingent upon Technip achieving satisfactory performance for its shareholders. For the 2011, 2012, 2013, 2014 and 2015 plans, the performance is respectively measured over the 2011-2013, 2012-2014, 2013-2015, 2014-2016 and 2015-2017 periods on the basis of several criteria: Group results in matter of Health/Safety/Environment, operating income from recurring activities and treasury generated from operating activities.

For the 2016 plans, the performance will be measured over the 2016-2018 on the basis of three criteria: Group results in terms of Total Shareholder Return, Health/Safety/Environment and operating income from recurring activities.

IFRS 2 accounting charge

IFRS 2 applies to the valuation of performance share grants. Consequently, the Group recorded a charge of €15.7 million in 2016 compared to €28.8 million in 2015 and €33.3 million in 2014.

Performance shares granted to employees for the 2012 plan will be served using existing shares; 2013 and 2016 plans will be served by capital increase, except decision of the Chairman and Chief Executive Officer to serve on existing shares and except plans granted to the Chaiman and Chief Executive Officer.

The following table shows assumptions underlying the fair value computation of the plans:

	Plan 2008	Plan 2009		Plan 2010			Plan 2011			Plan 2012		Plan 2012		Plan 2014	Plan 2015	Plan 2016
	Part 3	Part 1	Part 3	Part 1	Part 2	Part 3	Part 1	Part 2	Part 3	Part 1	Part 2	Part 1	Part 2	Part 1	Part 1	Part 1	Part 2
Share Price at the Grant Date (in Euro)	23.76	36.41	36.41	52.00	67.18	71.64	71.39	46.56	83.83	78.80	87.05	85.12	68.71	47.00	46.56	50.00	67.26
Dividend Yield	3.0%	3.5%	3.5%	3.0%	3.0%	3.0%	2.0%	4.5%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	4.5%	4.5%	4.5%
Turnover Rate (1)	2.0%/ 6.0%	2.0%/ 6.0%	2.0%/ 6.0%	2.0%/ 6.0%	2.0%/ 6.0%	2.0%/ 6.0%	2.0%/ 6.0%	2.0% / 6.0%	2.0%/ 6.0%	2.0%/ 6.0%	2.0%/ 6.0%	2.0%/ 6.0%	2.0%/ 6.0%	2.0%/ 6.0%	2.0% / 6.0%	2.5%	2.5%
Fair Value of Performance Shares Set at Grant Date 5 (in Euro) (1) (2)	21.72/ 21.07	32.78/ 31.65	32.78/ 31.65	47.52/ 46.12	47.52/ 46.12	47.52/ 46.12	67.23/ 65.90	38.89	67.23/ 65.90	74.21/ 72.74	81.98/ 80.36	70.33 / 78.58	53.37	36.50	38.89	36.78/ 38.59/ 40.37	46.59
Maturity Date	Feb 18, 2013/14	June 15, 2013/14	Feb. 16, 2014 15	June 23, 2014 15	Dec. 15, 2014 15	March 4, 2015 16	June 17, 2015 16	Sept. 07, 2019	March 2, 2016 17	June 15, 2016 17	Dec. 12, 2016 17	June 14, 2017 18	January 10, 2018 19	Dec. 10, 2018	Sept. 07, 2019	July 01, 2020	Dec. 06, 2020
(1) The turnover rate and fair value of performance shares differ from country to country.
(2) For the 2016 plan, the fair value is based on an external performance criteria applied to each category of beneficiary. The Chairman and chief Executive Officer, the Group’s Principal Executives and the remaining population benefit from a different weighting of the external performance criteria.

Average share price amounted to €51.55 in 2016, €52.67 in 2015 and €68.18 in 2014.

(J) Capital Management
Shareholders’ equity breaks down into portions attributable to non-controlling interests and to equity holders of the parent company. Equity attributable to equity holders of the parent is equal to the share capital of Technip, the Group’s parent company, cumulated results and other reserves, less treasury shares.

Treasury shares are primarily held for the following purposes:

•
To serve share option plans or other share plans that were granted to employees, directors or officers of the Company. During the financial year ended December 31, 2016, Technip continued its purchases of own shares under the program approved by the Shareholders’ General Meeting held on April 23, 2015 and on April 28, 2016, for a period of 18 months and relating to a maximum number of shares not exceeding 8% of the shares comprising the share capital, at a maximum share price of €85 and €65. In all, 3,168,156 shares were bought during the period at an average price of €53.29.

During the financial year ended December 31, 2015, Technip continued its purchases of own shares under the program approved by the Shareholders’ General Meeting held on April 24, 2014 and on April 23, 2015, for a period of 18 months and relating to a maximum number of shares not exceeding 8% of the shares comprising the share capital, at a maximum share price of €95 and €85. In all, 650 shares were bought during the period at an average price of €84.96.

During the financial year ended December 31, 2014, Technip continued its purchases of own shares under the program approved by the Shareholders’ General Meeting held on April 25, 2013 and on April 24, 2014, for a period of 18 months and relating to a maximum number of shares not exceeding respectively 10% and 8% of the shares comprising the share capital, at a maximum share price of €115 and €95. In all, 610,569 shares were bought during the period at an average price of €68.4, for a total of €41.8 million.

•
To promote share trading and, in particular, to ensure the liquidity of shares pursuant to a liquidity contract, by an investment service provider. Pursuant to a contract dated February 12, 2010, and for a duration of one year as from this date, tacitly renewable, the Company engaged Kepler Cheuvreux to execute a liquidity contract in compliance with the AMAFI Code of Conduct. This contract was ended on December 22, 2016.

During the financial year ended December 31, 2016, 1,298,130 shares were purchased and 1,408,130 shares were sold pursuant to the terms and conditions of this liquidity contract.

During the financial year ended December 31, 2015, 1,333,789 shares were purchased and 1,419,789 shares were sold pursuant to the terms and conditions of this liquidity contract.

During the financial year ended December 31, 2014, 823,060 shares were purchased and 793,560 shares were sold pursuant to the terms and conditions of this liquidity contract.

(K) Non-Controlling Interests
Non-controlling interests amounting to €(11.1) million as of December 31, 2016 did not represent a material component of the Group consolidated financial statements in the years ended December 31, 2016, and 2015.

Non-controlling interests amounting to €8.5 million as of December 31, 2015 did not represent a material component of the Group consolidated financial statements in the years ended December 31, 2015, and 2014.

Non-controlling interests amounting to €11.8 million as of December 31, 2014 did not represent a material component of the Group consolidated financial statements in the years ended December 31, 2014, and 2013.

(L) Capital Increase Reserved for Employees
In 2016, Technip did not proceed to any capital increase reserved for employees.

Technip, holding company of the Group, proceeded to a capital increase reserved for employees in 2015. This capital increase was offered to all Technip employees and its subsidiaries.

Benefiting from a subscription price of €38.16, i.e. a 20% discount on the reference price of €47.69, employees had the choice to invest in Technip shares through a collective savings vehicle in one or several of the following plans:

•	Technip “Classic Plan” subscribed for 225,297 shares. Employees benefit from an employer contribution, but are exposed to the changes in Technip share value;

•
Technip “Secure Plan” subscribed for 60,956 shares. Employees benefit from an employer contribution, while guaranteeing the initial investment at the end of a 5-year period, increased by the greater between the capitalized annual return of 1.5% and the protected average increase in Technip share value compared to the reference price;

•
Technip “Multiple Plan” subscribed for 1,083,070 shares. Employees benefit from an employer contribution while guaranteeing the initial investment at the end of a 5-year period, increased by the greater between the capitalized annual return of 1.5% and 10.3 times the protected average increase in Technip share value compared to the reference price. For each share bought by the employee, the bank in charge of structuring the operation financed the acquisition of nine additional shares through a banking complement. The initial investment of the employee is guaranteed. The capital guarantee and the multiple of the average increase are obtained through the transfer to the bank of the discount, the dividends and the other financial rights related to the shares.

Holding period for all formulas is five years.

For some countries, depending of the national laws, only one or two of the three plans have been proposed. Terms and conditions of these plans have been adapted depending on local constraints linked to legal, tax or social matters. In some countries, Technip Multiple Plan has been replaced by a SAR plan (Stock Appreciation Rights). In order to hedge these SAR and finance the purchase of a hedging option, the Group issued 556,180 additional shares with the banking counterpart in charge of structuring the operation.

Following this capital increase, Technip issued 1,925,503 new shares on December 17, 2015. The increase in common stock amounted to €1.5 million and the increase in paid-in-surplus to €72.0 million, reduced by €0.5 million net charge for administrative costs related to this operation, for a total net amount of €73.0 million.

The charge recognized by the Group on this capital increase reserved for employees and recorded as payroll expense comprises the IFRS 2 charge corresponding to the lock-up costs for €7.9 million and a €5.1 million charge for the employer contributions paid by Technip depending on the formulas.
In 2014, Technip did not proceed to any capital increase reserved for employees.

Note 21 Financial Debts (Current and Non-Current)
(A) Financial Debts, Breakdown by Nature
Financial debts break down as follows:

In millions of Euro	As of December 31, 2016		As of December 31, 2015		As of December 31, 2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Synthetic Bonds	406.0	629.2	—	—	—	—
Convertible Bonds	—	—	483.2	496.8	1,002.8	1,044.9
Private Placements	870.1	972.9	869.1	946.0	868.1	991.9
Bank Borrowings	297.3	297.3	273.7	273.7	485.7	485.7
Total Non-Current Financial Debts	1,573.4	1,899.4	1,626.0	1,716.5	2,356.6	2,522.5
Convertible Bonds	497.6	497.6	550.0	550.0	—	—
Commercial Papers	200.0	200.0	200.0	200.0	156.0	156.0
Bank Borrowings	131.6	131.6	160.5	160.5	80.3	80.4
Accrued Interests Payables	19.3	19.3	26.6	26.7	20.1	20.1
Total Current Financial Debts	848.5	848.5	937.1	937.2	256.4	256.5
TOTAL FINANCIAL DEBTS	2,421.9	2,747.9	2,563.1	2,653.7	2,613.0	2,779.0

The proceeds of €375 million non-dilutive cash-settled convertible bonds (Synthetic Bonds) and additional €75 million (“tap issue”) were received on January 25, 2016 and March 10, 2016 respectively (see b.).

Convertible bonds include two bonds with an option for conversion and/or exchangeable for new or existing shares (OCEANE) issued on December 2011 and November 2010, along with the convertible debenture of Global Industries, Ltd. issued on July 2007 (see b).
The following private placements are recorded in non-current financial debts:

•	on July 27, 2010, Technip achieved a private placement for €200 million (recorded for €198.9 million as of December 31, 2016). The maturity is 10 years; the annual coupon rate is 5.0%;

•	on June 14, 2012, Technip achieved a private placement for €150 million (recorded for €149.9 million as of December 31, 2016). The maturity is 10 years; the annual coupon rate is 3.4%;

•	on June 14, 2012, Technip achieved a private placement for €100 million (recorded for €96.0 million as of December 31, 2016). The maturity is 20 years; the annual coupon rate is 4.0%;

•	on June 15, 2012, Technip achieved a private placement for €75 million (recorded for €74.9 million as of December 31, 2016). The maturity is 15 years; the annual coupon rate is 4.0%;

•	on October 7, 2013, Technip achieved a private placement for €100 million (recorded for €96.6 million as of December 31, 2016). The maturity is 20 years; the annual coupon rate is 3.75%;

•	on October 16, 2013, Technip achieved a private placement for €130 million (recorded for €129.1 million as of December 31, 2016). The maturity is 10 years; the annual coupon rate is 3.15%;

•	on October 18, 2013, Technip achieved a private placement for €125 million (recorded for €124.7 million as of December 31, 2016). The maturity is 10 years; the annual coupon rate is 3.15%.
Bank borrowings and credit facilities principally represent drawings on loans granted to one of the Brazilian subsidiaries for the purpose of pre-financing exports and re-financing investments.

(B) Synthetic Bonds and Convertible Bonds
2016-2021 Synthetic bonds
The proceeds of €375 million non-dilutive cash-settled convertible bonds (Synthetic Bonds) and additional €75 million (“tap issue”) were received on January 25, 2016 and March 10, 2016 respectively (recorded for €406.0 million as of December 31, 2016). The maturity is 5 years; the coupon rate is 0.875% per annum.
These issues of non-dilutive cash-settled convertible bonds, which are linked to the ordinary shares of Technip were backed-up simultaneously by the purchase of cash-settled equity call options in order to hedge Technip’s economic exposure to the potential exercise of the conversion rights embedded in the bonds. As the bonds will only be cash settled, the bonds will not result in the issuance of new ordinary shares or the delivery of existing ordinary shares upon conversion.
Technip intends to use the net proceeds of these issues of bonds for general corporate purposes and to finance the purchase of the call options.
The bonds were issued at par for those placed on January 20, 2016 and at 112.43802% for those placed on March 3, 2016 resulting from an adjustment over the 3-day trading period following the placement (from March 4 until March 8, 2016) allowing to determine the share reference price at €48.8355, applied to the initial tap issue price of 110.5%, plus accrued interests. The conversion premium of 40% has been applied to Technip’s share reference price. This one, being equal to €40.7940 was determined as the arithmetic average of the daily volume weighted average price of the ordinary shares on the regulated market of Euronext in Paris over the 10 consecutive trading days from January 21 to February 3, 2016. The initial conversion price of the bonds was then fixed at €57.1116. Consequently, the initial conversion ratio was set at 1,750.9578 given the €100,000 nominal value of each bond.
Any bondholder may, at its sole option, request the conversion in cash of all or part of the bonds it owns between a period starting on November 15, 2020 to the 38th business day before the maturity date, some exceptional circumstances (such as an event of change of control of Technip), giving a right to an early redemption at par.
The bonds are listed on the Euronext Paris market and on the Freiverkehr open market of Frankfurt.
2011-2017 Convertible bonds
On December 15, 2011, Technip issued a bond with an option for conversion and/or exchangeable for new or existing shares (OCEANE) for €497.6 million, with a maturity date of January 1, 2017.
The OCEANE convertible bond, which was approved by the French Securities Regulator (AMF) on December 7, 2011, has the main following features:

•	issued at a price of €96.09 (the number of bonds issued was 5,178,455);

•	a coupon of 0.25% payable on January 31 of each year, which amounts to €0.24 per year and per bond. (The first coupon payment on January 31, 2012, amounted to €0.03 per bond);

•	a redemption date was set on January 1, 2017, for bonds not converted into shares at such date;

•	the option for bondholders to convert their bonds into shares at any time at the ratio of one share for one bond; and

•
the option for the Group to call for early redemption of the bonds at any time on or after the third anniversary of the issue date for a price at par plus accrued interests if the quoted value of the share exceeds 130% of the par value of the bond.

As required by IAS 32, the OCEANE convertible bond is recognized in two distinct components:

•	a debt component is recognized at amortized cost for an initial amount of €420.4 million, net from its share of issuing costs.
The effective rate is 3.7%. As of December 31, 2016, the debt component amounted to €497.6 million; and

•
a conversion option component is recognized in equity for an amount equal to the difference between the issuing price of the OCEANE convertible bond and the value of the debt component. The carrying amount is recognized net of its proportionate share of the debt issuance costs for an amount of €73.1 million and net of corresponding deferred taxes. This value is not revalued but will be adjusted to take into account the conversion of bonds.

•	On January 2, 2017, Technip reimbursed the 2011-2017 convertible bond for an amount of €497.6 million.

2010-2016 Convertible bonds
On November 17, 2010, Technip issued a bond with an option for conversion and/or exchangeable for new or existing shares (OCEANE) for approximately €550.0 million, with a maturity date of January 1, 2016.

The OCEANE convertible bond, which was approved by the French Securities Regulator (AMF) on November 9, 2010, has the main following features:

•	issued at a price of €83.10 (the number of bonds issued was 6,618,531);

•	a coupon of 0.50% payable on January 31 of each year, which amounts to €0.42 per year and per bond. (The first coupon payment on January 31, 2011, amounted to €0.09 per bond);

•	a redemption date was set on January 1, 2016, for bonds not converted into shares at such date;

•	the option for bondholders to convert their bonds into shares at any time at the ratio of one share for one bond; and

•
the option for the Group to call for early redemption of the bonds at any time on or after the third anniversary of the issue date for a price at par plus accrued interest if the quoted value of the share exceeds 130% of the par value of the bond.

As required by IAS 32, the OCEANE convertible bond is recognized in two distinct components:

•	a debt component is recognized at amortized cost for an initial amount of €480.9 million, net from its share of issuing costs. The effective rate is 3.2%; and

•
a conversion option component is recognized in equity for an amount equal to the difference between the issuing price of the OCEANE convertible bond and the value of the debt component. The carrying amount is recognized net of its proportionate share of the debt issuance costs for an amount of €63.3 million and net of corresponding deferred taxes. This value is not revalued but will be adjusted to take into account the conversion of bonds.

On January 4, 2016, at their maturity date, Technip redeemed the 2010-2016 convertible bonds issued on November 17, 2010 for an amount of €550 million.
2007-2027 Convertible bonds
On July 27, 2007, Global Industries, Ltd. issued a convertible debenture for a total amount of USD325 million (recorded for €251.2 million as of December 31, 2011). This bond came along with an annual interest rate of 2.75% and a maturity date of August 1, 2027. On January 11, 2012, Global Industries, Ltd. reimbursed a principal amount of USD322.6 million (corresponding to 99.3% of outstanding bonds) and paid USD3.9 million in interests to the bondholders. The non-tendered bonds were redeemed in August 2016.

(C) Analysis by Type of Interest Rate
Analysis by type of interest rate after yield management is as follows:

In millions of Euro	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Fixed Rate	2,319.9	2,385.3	2,419.7
Floating Rate	102.0	177.8	193.3
TOTAL FINANCIAL DEBTS	2,421.9	2,563.1	2,613.0

As of December 31, 2016

As of December 31, 2016, the debt was essentially issued at fixed rate. The fixed rate debt mainly comprised the synthetic bond, the 2011-2017 convertible bonds, private placements, drawings on loans granted for the purpose of financing assets to one Norwegian (70% of the loan financed at fixed rate) and one British entity, drawings on subsidized export finance loans granted to one of the Brazilian subsidiaries for the purpose of pre-financing exports and refinancing investments, and finally the commercial papers issued by Technip.

Over the financial year 2016, the average rate of the fixed rate debt was 3.8% compared to 4.0% in 2015. Over the same period, the average rate of the Group’s overall debt (fixed and floating rate) remained stable at 4.7% compared to 2015. The average rate of debt is calculated by dividing the amount of financial costs for the fiscal year (excluding bank fees not expressly related to the debt) and the average outstanding debt for the fiscal year.

As of December 31, 2015

As of December 31, 2015, the debt was essentially issued at fixed rate. The fixed rate debt mainly comprised the two convertible bonds, private placements, drawings on subsidized export finance loans granted to one of the Brazilian subsidiaries for the purpose of pre-financing exports and refinancing investments, and finally the commercial paper issued by Technip.

Over the financial year 2015, the average rate of the fixed rate debt was 4.0% compared to 3.9% in 2014. Over the same period, the average rate of the Group’s overall debt (fixed and floating rate) was 4.7% compared to 3.9% per year in 2014. The average rate of debt is calculated by dividing the amount of financial costs for the fiscal year (excluding bank fees not expressly related to the debt) and the average outstanding debt for the fiscal year.

As of December 31, 2014
As of December 31, 2014, the debt was essentially issued at fixed rate. The fixed rate debt mainly comprised the two convertible bonds, private placements, drawings on subsidized export finance loans granted to one of the Brazilian subsidiaries for the purpose of pre-financing exports and refinancing investments, and finally the commercial paper issued by Technip.
Over the financial year 2014, the average rate of the fixed rate debt was 3.94% compared to 3.72% in 2013. Over the same period, the average rate of the Group’s overall debt (fixed and floating rate) was 3.90% compared to 3.73% per year in 2013. The average rate of debt is calculated by dividing the amount of financial costs for the fiscal year (excluding bank fees not expressly related to the debt) and the average outstanding debt for the fiscal year.
(D) Analysis by Currency
Analysis by currency is as follows:

In millions of Euro	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Euro	1,991.6	2,119.2	2,046.0
Brazilian Real	203.0	389.5	564.9
Pound Sterling	185.4	—	—
Norwegian Krone	41.9	48.5	—
US Dollar	—	2.2	2.0
Other	—	3.7	0.1
TOTAL FINANCIAL DEBTS	2,421.9	2,563.1	2,613.0

(E) Schedule of Financial Debts
The schedule of financial debts is as follows:

In millions of Euro	2017	2018	2019	2020	2021	2022 and beyond	Total
Fixed Rate	830.6	24.9	26.2	225.1	429.0	784.1	2,319.9
Floating Rate	17.9	17.0	17.0	17.0	18.7	14.4	102.0
TOTAL FINANCIAL DEBTS AS OF DECEMBER 31, 2016	848.5	41.9	43.2	242.1	447.7	798.5	2,421.9

In millions of Euro	2016	2017	2018	2019	2020	2021 and beyond	Total
Fixed Rate	916.1	560.1	10.5	9.1	207.7	681.8	2,385.3
Floating Rate	21.0	13.8	89.7	13.8	13.8	25.7	177.8
TOTAL FINANCIAL DEBTS AS OF DECEMBER 31, 2015	937.1	573.9	100.2	22.9	221.5	707.5	2,563.1

In millions of Euro	2015	2016	2017	2018	2019	2020 and beyond	Total
Fixed Rate	243.8	718.9	562.9	5.4	4.1	884.6	2,419.7
Floating Rate	12.6	11.4	11.4	112.3	11.4	34.2	193.3
TOTAL FINANCIAL DEBTS AS OF DECEMBER 31, 2014	256.4	730.4	574.3	117.7	15.5	918.8	2,613.0

(F) Secured Financial Debts
Secured financial debts are as follows:

In millions of Euro	As of December 31, 2016			As of December 31, 2015			As of December 31, 2014
	Guarantee	Without Guarantee	Total	Guarantee	Without Guarantee	Total	Guarantee	Without Guarantee	Total
Bank Overdrafts, Current Facilities and Other	—	200.1	200.1	—	200.1	200.1	—	—	—
Short Term Part of Long-Term Debts	25.2	623.2	648.4	9.4	727.6	737.0	1.1	255.3	256.4
Total Current Financial Debts	25.2	823.3	848.5	9.4	927.7	937.1	1.1	255.3	256.4
Total Non-Current Financial Debts	202.1	1,371.3	1,573.4	39.1	1,586.9	1,626.0	1.6	2,355.0	2,356.6
TOTAL FINANCIAL DEBTS	227.3	2,194.6	2,421.9	48.5	2,514.6	2,563.1	2.7	2,610.3	2,613.0

Note 22 Provisions (Current and Non-Current)
The principles used to evaluate the amounts and types of provisions for liabilities and charges are described in Note 1-C (u) - Provisions.
(A) Changes in Provisions
Changes in provisions over financial year 2016, 2015 and 2014 break down as follows:

In millions of Euro	As of January 1, 2016	Increase	Used Reversals	Unused Reversals	Foreign Exchange Adjustments	Other	As of December 31, 2016
Restructuring	22.6	35.0	(7.2)	—	(0.3)	(2.8)	47.3
Pensions and other Long-Term Employee Benefits (1)	200.5	66.6	(17.5)	(18.4)	0.7	(40.1)	191.8
Tax	0.9	1.3	—	(0.9)	0.1	—	1.4
Litigation	2.3	—	—	—	—	—	2.3
Provisions for Claims Incurred but not Reported (2)	11.7	11.2	—	—	—	—	22.9
Other Non-Current Provisions	4.0	7.3	(0.5)	—	0.1	(0.4)	10.5
Total Non-Current Provisions	242.0	121.4	(25.2)	(19.3)	0.6	(43.3)	276.2
Pensions and other Long-Term Employee Benefits (1)	46.7	29.7	(31.4)	(0.3)	(0.7)	(8.4)	35.6
Contingencies related to Contracts (3)	268.5	156.2	(23.5)	(47.4)	0.1	(2.8)	351.1
Restructuring	27.6	41.7	(24.9)	(0.2)	(0.3)	10.1	54.0
Tax	21.2	10.4	(4.6)	(0.1)	5.3	0.9	33.1
Litigation (4)	9.6	17.2	(1.5)	(0.5)	4.3	0.3	29.4
Provisions for Claims (2)	7.9	16.5	—	—	—	—	24.4
Other Current Provisions	52.2	75.0	(7.4)	(5.2)	16.3	0.4	131.3
Total Current Provisions	433.7	346.7	(93.3)	(53.7)	25.0	0.5	658.9
TOTAL PROVISIONS	675.7	468.1	(118.5)	(73.0)	25.6	(42.8)	935.1
(1) See Note 23 - Pensions and other long-term employee benefit plans.
(2) Provisions for Reinsurance are recorded at the level of the Group’s captive reinsurance companies.
(3) Provisions recognized on contingencies on contracts are related to claims on contracts.
(4) See Note 31 - Litigation and contingent liabilities.

In millions of Euro	As of January 1, 2015	Increase	Used Reversals	Unused Reversals	Foreign Exchange Adjustments	Other	As of December 31, 2015
Restructuring	—	19.8	—	—	(0.1)	2.9	22.6
Pensions and other Long-Term Employee Benefits (1)	216.5	31.5	(36.8)	(14.8)	0.3	3.8	200.5
Tax	0.8	—	—	(0.2)	0.3	—	0.9
Litigation	2.3	—	—	—	—	—	2.3
Provisions for Claims Incurred but not Reported (2)	8.0	3.7	—	—	—	—	11.7
Other Non-Current Provisions	4.0	0.4	(0.4)	—	0.1	(0.1)	4.0
Total Non-Current Provisions	231.6	55.4	(37.2)	(15.0)	0.6	6.6	242.0
Pensions and other Long-Term Employee Benefits (1)	57.3	26.2	(34.9)	(0.5)	1.5	(2.9)	46.7
Contingencies related to Contracts (3)	196.2	207.9	(122.9)	(11.3)	1.8	(3.2)	268.5
Restructuring	—	37.0	(8.0)	—	—	(1.4)	27.6
Tax	20.3	14.5	(3.3)	(4.9)	(5.4)	—	21.2
Litigation (4)	10.4	10.9	(1.7)	(8.2)	(1.8)	—	9.6
Provisions for Claims (2)	3.0	4.9	—	—	—	—	7.9
Other Current Provisions	39.1	37.6	(4.5)	(8.2)	(9.8)	(2.0)	52.2
Total Current Provisions	326.3	339.0	(175.3)	(33.1)	(13.7)	(9.5)	433.7
TOTAL PROVISIONS	557.9	394.4	(212.5)	(48.1)	(13.1)	(2.9)	675.7
(1) See Note 23 - Pensions and other long-term employee benefit plans.
(2) Provisions for Reinsurance are recorded at the level of the Group’s captive reinsurance companies.
(3) Provisions recognized on contingencies on contracts are related to claims on contracts.
(4) See Note 31 - Litigation and contingent liabilities.

In millions of Euro	As of January 1, 2014	Increase	Used Reversals	Unused Reversals	Foreign Exchange Adjustments	Other	As of December 31, 2014
Pensions and other Long-Term Employee Benefits (1)	234.2	116.5	(22.1)	(99.0)	2.6	(15.7)	216.5
Tax	6.7	—	(0.2)	(6.2)	0.5	—	0.8
Litigation	2.3	—	—	—	—	—	2.3
Provisions for Claims Incurred but not Reported (2)	6.2	1.7	—	—	0.1	—	8.0
Other Non-Current Provisions	10.8	0.3	(4.4)	(0.8)	0.3	(2.2)	4.0
Total Non-Current Provisions	260.2	118.5	(26.7)	(106.0)	3.5	(17.9)	231.6
Pensions and other Long-Term Employee Benefits (1)	29.9	25.4	(17.8)	(0.1)	1.3	18.6	57.3
Contingencies related to Contracts (3)	106.6	183.3	(37.6)	(46.7)	4.9	(14.3)	196.2
Tax	26.5	5.1	(9.7)	(2.0)	0.4	—	20.3
Litigation (4)	2.7	8.8	(0.2)	(1.0)	0.1	—	10.4
Provisions for Claims (2)	1.6	1.4	—	—	—	—	3.0
Other Current Provisions	48.9	11.9	(8.8)	(16.6)	0.3	3.4	39.1
Total Current Provisions	216.2	235.9	(74.1)	(66.4)	7.0	7.7	326.3
TOTAL PROVISIONS	476.4	354.4	(100.8)	(172.4)	10.5	(10.2)	557.9
(1) See Note 23 - Pensions and other long-term employee benefit plans.
(2) Provisions for Reinsurance are recorded at the level of the Group’s captive reinsurance companies.
(3) Provisions recognized on contingencies on contracts are related to claims on contracts.
(4) See Note 31 - Litigation and contingent liabilities.

(B) Schedule of Provisions
The following table shows the maturity of provisions forecast as of December 31, 2016:

In millions of Euro	As of 31 December, 2016	2017	2018	2019	2020	2021	2022	2023 and beyond
Restructuring	47.3	—	39.2	4.4	2.4	0.7	0.3	0.3
Pensions and other Long-Term Employee Benefits	191.8	—	43.0	19.4	6.7	7.4	13.4	101.9
Tax	1.4	—	1.4	—	—	—	—	—
Litigation	2.3	—	2.3	—	—	—	—	—
Provisions for Claims Incurred but not Reported	22.9	—	9.6	6.9	3.9	0.7	0.4	1.4
Other Non-Current Provisions	10.5	—	10.2	—	—	—	—	0.3
Total Non-Current Provisions	276.2	—	105.7	30.7	13.0	8.8	14.1	103.9
Pensions and other Long-Term Employee Benefits	35.6	35.6	—	—	—	—	—	—
Contingencies related to Contracts (1)	351.1	319.8	25.0	3.1	1.6	1.6	—	—
Restructuring	54.0	54.0	—	—	—	—	—	—
Tax	33.1	33.1	—	—	—	—	—	—
Litigation	29.4	29.4	—	—	—	—	—	—
Provisions for Claims	24.4	24.4	—	—	—	—	—	—
Other Current Provisions	131.3	131.3	—	—	—	—	—	—
Total Current Provisions	658.9	627.6	25.0	3.1	1.6	1.6	—	—
TOTAL PROVISIONS	935.1	627.6	130.7	33.8	14.6	10.4	14.1	103.9
(1) Provisions for contingencies related to contracts which maturity cannot be precisely determined are usually presented in the less than one-year category.

In millions of Euro	As of 31 December, 2015	2016	2017	2018	2019	2020	2021	2022 and beyond
Restructuring	22.6	—	11.7	5.5	3.7	1.7	—	—
Pensions and other Long-Term Employee Benefits	200.5	—	37.9	14.7	11.3	11.3	12.8	112.5
Tax	0.9	—	0.9	—	—	—	—	—
Litigation	2.3	—	2.3	—	—	—	—	—
Provisions for Claims Incurred but not Reported	11.7	—	4.6	3.5	2.0	0.4	0.2	0.7
Other Non-Current Provisions	4.0	—	1.9	—	—	1.8	—	0.3
Total Non-Current Provisions	242.0	—	59.6	23.7	17.0	15.2	13.0	113.5
Pensions and other Long-Term Employee Benefits	46.7	46.6	—	—	—	—	—	—
Contingencies related to Contracts (1)	268.5	251.3	17.1	0.1	—	—	—	—
Restructuring	27.6	27.6	—	—	—	—	—	—
Tax	21.2	21.2	—	—	—	—	—	—
Litigation	9.6	9.6	—	—	—	—	—	—
Provisions for Claims	7.9	7.9	—	—	—	—	—	—
Other Current Provisions	52.2	52.3	—	—	—	—	—	—
Total Current Provisions	433.7	416.5	17.1	0.1	—	—	—	—
TOTAL PROVISIONS	675.7	416.5	76.7	23.8	17.0	15.2	13.0	113.5
(1) Provisions for contingencies related to contracts which maturity cannot be precisely determined are usually presented in the less than one-year category.

In millions of Euro	As of 31 December, 2014	2015	2016	2017	2018	2019	2020	2021 and beyond
Pensions and other Long-Term Employee Benefits	216.5	—	53.4	16.3	11.5	11.5	13.4	110.4
Tax	0.8	—	0.8	—	—	—	—	—
Litigation	2.3	—	2.3	—	—	—	—	—
Provisions for Claims Incurred but not Reported	8.0	—	—	—	—	—	—	8.0
Other Non-Current Provisions	4.0	—	1.7	0.2	0.1	1.6	—	0.4
Total Non-Current Provisions	231.6	—	58.2	16.5	11.6	13.1	13.4	118.8
Pensions and other Long-Term Employee Benefits	57.3	57.3	—	—	—	—	—	—
Contingencies related to Contracts (1)	196.2	181.2	14.7	—	—	—	—	0.3
Tax	20.3	20.3	—	—	—	—	—	—
Litigation	10.4	10.4	—	—	—	—	—	—
Provisions for Claims	3.0	3.0	—	—	—	—	—	—
Other Current Provisions	39.1	39.1	—	—	—	—	—	—
Total Current Provisions	326.3	311.3	14.7	—	—	—	—	0.3
TOTAL PROVISIONS	557.9	311.3	72.9	16.5	11.6	13.1	13.4	119.1
(1) Provisions for contingencies related to contracts which maturity cannot be precisely determined are usually presented in the less than one year category.

The criteria for classifying an asset/liability as “current” or “non-current” in the statement of financial position are described in Note 1-C Accounting rules and policies.

Note 23 Pensions and Other Long-Term Employee Benefit Plans
(A) Description of the Group’s Current Benefit Plans
On all the Technip Group, three countries represent quite 90% of the Group obligations: the Netherlands, France, and the United Kingdom.

Brazil
A jubilee plan provides a lump sum payment of one month’s salary after 10, 15, 20 and 30 years of service. The plan also pays for a short trip to Brazil and Paris after 20 and 30 years of service.

France
The following plans are offered in France:

•	a retirement benefit consisting of a capital payment based on years of service and salary at retirement date;

•	a post-retirement medical benefit (this is closed to new entrants to the plan);

•	a jubilee plan that provides a lump sum payment after 20, 30, 35 and 40 years of services at all companies (a minimum number of years spent at Technip is required);

•
an additional defined contribution pension plan was set up on January 1, 2005 dedicated to a predetermined and uniform class of top managers. A contribution of 8.0% of gross annual salary within the legal limits is paid by the Company;

•
a complementary defined benefit pension plan was set up on May 1, 2007 for members of the Group’s Executive Committee and then revoked end of 2016. It consisted of a guaranteed retirement wage of 1.8% of income bracket 4 of annual gross compensation per year of service in the Executive Committee (up to a limit of 15 years of service). This plan was liquidated in December 2016.

Germany
The main following plans were offered in Germany:

•	two pension plans that offer a pension payable from age 65: (i) a deferred compensation plan and (ii) an early retirement plan (OAPT);

•	a jubilee plan that provides a lump sum payment ranging from one to three months of salary when employees reach 25, 40 and 45 years of service.
Following the disposal of Technip Germany GmbH in March 2016, these plans are not anymore accounted for.

Italy
A post-retirement benefit that provides a capital payment according to the wages and years of service in the Company is offered to the employees. Following the change of Italian law in 2007, this defined benefit plan has been changed into a defined contribution plan. Consequently, no future right is generated in respect of IAS 19. The amount remaining in the books relates to the rights generated before the change of plan.

Singapore
Multi-employer benefit plan providing employees of the mercantile marine (the same as United Kingdom’s one) with pensions on retirement and protection on death (this plan is also closed for newcomers).

The Netherlands
The Company has a defined benefit pension plan, which was closed to new entrants, with no future accruals and frozen rights as of January 1, 2015. The impacts of this termination are identified in special events (curtailments/settlements).

United Arab Emirates
A retirement benefit plan provides a payment according to the years of service in the Company (21 days of salary per year of service up to five years and 30 days of salary beyond five years) with a limit of 26 years.

United Kingdom
A pension plan offers an annuity payment (this plan is closed for new comers). There is also a multi-employer benefit plan providing employees of the mercantile marine with pensions on retirement and protection on death (this plan is also closed for newcomers).

(B) Net Benefit Expense Recognized in the Statement of Income
The net benefit expense recognized in the statement of income breaks down as follows:

In millions of Euro	2016	2015	2014
Current Service Cost	9.9	12.4	22.1
Financial Cost	9.9	10.2	14.9
Expected Return on Plan Assets	(5.9)	(6.0)	(7.6)
Net Actuarial Gain/(Loss) Recognized on Long-Term Benefits	(0.6)	0.1	0.4
Cash Incentive Plans	59.2	34.4	37.5
Special Events (Curtailment/Settlement)	(7.4)	(1.5)	(114.3)
Administration Costs and Taxes	0.5	0.2	1.1
NET BENEFIT EXPENSE AS RECORDED IN THE STATEMENT OF INCOME	65.6	49.8	(45.9)

As of December 31, 2016
In addition to the defined benefit pension plan expense shown in the above table, defined contribution plan expenses amounted to €59.5 million in 2016.
Defined contribution plan expenses expected for 2017 amounted to €1.9 million. Benefits plan cash flows for 2017 amounted to €20.3 million.
As of December 31, 2015
In addition to the defined benefit pension plan expense shown in the above table, defined contribution plan expenses amounted to €59.5 million in 2015.
Defined contribution plan expenses expected for 2016 amounted to €2.7 million. Benefits plan cash flows for 2016 amounted to €24.4 million.
As of December 31, 2014
In addition to the defined benefit pension plan expense shown in the above table, defined contribution plan expenses amounted to €55.8 million in 2014.
Defined contribution plan expenses expected for 2015 amounted to €3.1 million. Benefits plan cash flows for 2015 amounted to €17.0 million.

(C) Benefit Asset/(Liability) Recognized in the Statement of Financial Position
The liability as recorded in the statement of financial position breaks down as follows:

In millions of Euro	Defined Benefit Obligation		Fair Value of Plan Assets		Net Defined Benefit Obligation		Cash Incentive Plans	Asset/ (Liability) as recorded in the statement of Financial Position
As of January 1, 2014		413.5		195.6		217.9	46.2	264.1
Expense as recorded in the statement of income		(103.4)		(20.0)		(83.4)		(83.4)
Total current service cost	22.1		—		22.1
Net Financial Costs	14.9		7.6		7.3
Actuarial Gains/(Losses) of the Year	0.4		—		0.4
Special Events (curtailment/settlement)	(141.9)		(27.6)		(114.3)
Administrative costs and taxes	1.1		—		1.1
OCI amounts		115.5		26.5		89.0		89.0
Actuarial (Gain) / Loss on Defined Benefit Obligation	115.5		—		115.5
- Experience	6.1		—		6.1
- Financial assumptions	110.1		—		110.1
- Demographic assumptions	(0.7)		—		(0.7)
Actuarial Gain / (Loss) on Plan Assets	—		26.5		(26.5)
Contributions and Benefits Paid		(18.0)		3.4		(21.4)		(21.4)
Contributions by Employer	—		12.0		(12.0)
Contributions by Employee	0.4		0.4		—
Benefits Paid by Employer	(9.4)		—		(9.4)
Benefits paid from Plan Assets	(9.0)		(9.0)		—
Exchange Difference and other		9.2		6.2		3.0		3.0
Cash Incentive Plans							11.0	11.0
Other		7.6		(3.9)		11.5		11.5
As of December 31, 2014		424.4		207.8		216.6	57.2	273.8

In millions of Euro	Defined Benefit Obligation		Fair Value of Plan Assets		Net Defined Benefit Obligation		Cash Incentive Plans	Asset/ (Liability) as recorded in the statement of Financial Position
Acquisition/Divestiture		4.3		—		4.3		4.3
Expense as recorded in the statement of income		21.4		6.0		15.4		15.4
Total current service cost	10.9		—		10.9
Net Financial Costs	10.2		6.0		4.2
Actuarial Gains/(Losses) of the Year	0.1		—		0.1
Administrative costs and taxes	0.2		—		0.2
OCI amounts		(15.3)		1.8		(17.1)		(17.1)
Actuarial (Gain) / Loss on Defined Benefit Obligation	(15.3)		—		(15.3)
- Experience	(8.3)		—		(8.3)
- Financial assumptions	(6.4)		—		(6.4)
- Demographic assumptions	(0.6)		—		(0.6)
Actuarial Gain / (Loss) on Plan Assets	—		1.8		(1.8)
Contributions and Benefits Paid		(17.6)		(5.0)		(12.6)		(12.6)
Contributions by Employer	—		2.6		(2.6)
Contributions by Employee	0.4		0.4		—
Benefits Paid by Employer	(10.0)		—		(10.0)
Benefits paid from Plan Assets	(8.0)		(8.0)		—
Exchange Difference and other		8.1		6.2		1.9		1.9
Cash Incentive Plans							(12.4)	(12.4)
Other		(6.3)		(0.2)		(6.1)		(6.1)
As of December 31, 2015		419.0		216.6		202.4	44.8	247.2
Acquisition/Divestiture (1)		(46.9)		—		(46.9)		(46.9)
Expense as recorded in the statement of income		12.3		5.9		6.4		6.4
Total current service cost	2.5		—		2.5
Net Financial Costs	9.9		5.9		4.0
Actuarial Gains/(Losses) of the Year	(0.6)		—		(0.6)
Administrative costs and taxes	—		—		—
Other	0.5		—		0.5
OCI amounts		36.1		20.2		15.9		15.9
Actuarial (Gain) / Loss on Defined Benefit Obligation	36.1		—		36.1
- Experience	(2.8)		—		(2.8)
- Financial assumptions	39.6		—		39.6
- Demographic assumptions	(0.7)		—		(0.7)
Actuarial Gain / (Loss) on Plan Assets	—		20.2		(20.2)
Contributions and Benefits Paid		(21.6)		(8.2)		(13.4)		(13.4)
Contributions by Employer	—		0.4		(0.4)
Contributions by Employee	0.1		0.1		—
Benefits Paid by Employer	(13.0)		—		(13.0)
Benefits paid from Plan Assets	(8.7)		(8.7)		—
Exchange Difference and other		(17.2)		(16.8)		(0.4)		(0.4)
Cash Incentive Plans							21.3	21.3
Other		(2.6)		—		(2.6)		(2.6)
AS OF DECEMBER 31, 2016		379.1		217.7		161.4	66.1	227.5
(1) Impact of the disposal of Technip Germany GmbH in March 2016

In 2016, the discounted defined benefit obligation included €261.9 million for funded plans and €106.3 million for unfunded plan assets.

Below are the details of the principal categories of plan assets by country in terms of percentage of their total fair value:
2016

In %	Bonds	Shares	Real Estate	Cash	Other	Total
Euroland	0%	0%	0%	0%	100%	100%
United Kingdom	48%	28%	3%	0%	21%	100%
2015

In %	Bonds	Shares	Real Estate	Cash	Other	Total
Euroland	0%	0%	0%	0%	100%	100%
United Kingdom	45%	27%	3%	0%	25%	100%
Other	0%	0%	0%	0%	0%	0%
2014

In %	Bonds	Shares	Real Estate	Cash	Other	Total
Euroland	2%	0%	0%	0%	98%	100%
United Kingdom	46%	30%	2%	-10%	32%	100%
Other	59%	8%	0%	-14%	47%	100%

(D) Actuarial Assumptions
The main assumptions on the two zones that make up more than 90% at the end of 2016 of the benefit obligations are detailed in the following table:

	As of December 31, 2016
	Discount Rate	Future Salary Increase (above Inflation Rate)	Healthcare Cost Increase Rate	Inflation Rate
Euroland	1.70%	From 1.00% to 3%	3.00%	From 1.60% to 1.85%
United Kingdom	2.55%	0.00%	NA	3.50%

	As of December 31, 2015
	Discount Rate	Future Salary Increase (above Inflation Rate)	Healthcare Cost Increase Rate	Inflation Rate
Euroland	2.20%	From 1.00% to 5.00%	3.00%	1.90%
United Kingdom	3.70%	0.00%	NA	3.25%

	As of December 31, 2014
	Discount Rate	Future Salary Increase (above Inflation Rate)	Healthcare Cost Increase Rate	Inflation Rate
Euroland	1.85%	From 1.00% to 5.00%	3.00%	1.80%
United Kingdom	3.80%	1.50%	NA	3.25%

The discount rates as of December 31, 2016 of the Euroland, United Kingdom and the United States zones (including United Arab Emirates) are determined by holding the benefit flows of services expected from the plans and by using a curve of yield built from a wide basket of bonds of companies of high quality (noted AA). Finally, in the countries where the market bonds of companies of high quality is insufficiently deep, the discount rates are measured in reference to governmental rates.
The references used to determine the discount rates in December 31, 2016 remain unchanged compared to 2015.
A 0.25% decrease in the discount rate would increase the defined benefit obligation by approximately 3.7%.
A 0.25% increase in the inflation rate would increase the defined benefit obligation by approximately 1.5%.

As of December 31, 2015
The discount rates as of December 31, 2015 of the Euroland, United Kingdom and the United States zones (including United Arab Emirates) are determined by holding the benefit flows of services expected from the plans and by using a curve of yield built from a wide basket of bonds of companies of high quality (noted AA). Finally, in the countries where the market bonds of companies of high quality is insufficiently deep, the discount rates are measured in reference to governmental rates.

The references used to determine the discount rates in December 31, 2015 remain unchanged compared to 2014. A 0.25% decrease in the discount rate would increase the defined benefit obligation by approximately 2.4%. A 0.25% increase in the inflation rate would increase the defined benefit obligation by approximately 1.8%.

As of December 31, 2014

The discount rates as of December 31, 2014 and 2013 of the Euroland, United Kingdom and the United States zones (including United Arab Emirates) are determined by holding the benefit flows of services expected from the plans and by using a curve of yield built from a wide basket of bonds of companies of high quality (noted AA). The Norway one refers to the market of covered bonds. Finally, in the countries where the market bonds of companies of high quality is insufficiently deep, the discount rates are measured in reference to governmental rates.

The references used to determine the discount rates in December 31, 2014 remain unchanged compared to 2013. A 0.25% decrease in the discount rate would increase the defined benefit obligation by approximately 2.4%. A 0.25% increase in the inflation rate would increase the defined benefit obligation by approximately 1.6%.

Note 24 Trade Payables
Trade payables amounted to €3,684.0 million as of December 31, 2016 as compared to €2,480.4 million as of December 31, 2015 and €2,312.9 million as of December 31, 2014.

Trade payables are non-interest bearing liabilities. Their maturities are linked to the operating cycle of contracts. As of December 31, 2016, trade payables with a maturity of less than 12 months amounted to €3,668.1 million. As of December 31, 2015, trade payables with a maturity of less than 12 months amounted to €2,479.3 million. As of December 31, 2014, trade payables with a maturity of less than 12 months amounted to €2,287.0 million.

Note 25 Other Liabilities (Current and Non-Current)
Other current and non-current liabilities are as follows:

In millions of Euro	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Wages and Salaries	291.9	325.9	322.8
Social Security Costs	62.9	65.2	73.9
Other Tax Payables	136.1	168.8	104.6
Deferred Income	17.0	23.7	27.8
Accruals on Completed Contracts (1)	257.9	170.0	161.4
Current Accounts on Contracts under Joint Arrangements	22.1	21.8	20.7
Advances Received (2)	776.7	907.4	857.8
Other	158.1	71.7	60.7
Total Other Current Liabilities	1,722.7	1,754.5	1,629.7
Payables on Fixed Assets	13.3	15.3	29.6
Subsidies	6.6	7.6	9.4
Other	6.9	9.3	1.6
Total Other Non-Current Liabilities	26.8	32.2	40.6
TOTAL OTHER LIABILITIES	1,749.5	1,786.7	1,670.3
(1) When the contract is completed, accrued liabilities are recorded to cover pending expenses until the client signs the final acceptance (see Note 1-C (b) - Long-term contracts).
(2) Corresponds to advances received and deferred income on contracts recorded in accordance with IAS 18, not identified as construction contracts.

The breakdown between current and non-current liabilities is detailed in Note 1-C Accounting rules and estimates.

The portion of current liabilities with a maturity of less than 12 months amounted to €1,722.6 million as of December 31, 2016.

The portion of current liabilities with a maturity of less than 12 months amounted to €1,750.9 million as of December 31, 2015.

The portion of current liabilities with a maturity of less than 12 months amounted to €1,587.1 million as of December 31, 2014.

Note 26 Financial Instruments
In compliance with IFRS 7, information disclosed on financial instruments is as follows:

(A) Financial Assets and Liabilities by Category
Financial assets and liabilities break down as follows:

In millions of Euro	As of December 31, 2016
	Analysis by Category of Financial Instruments
	Carrying Amount	At Fair Value through Profit or Loss	Loans and Receivables	Available- for-Sale Financial Assets	Liabilities at Amortized Cost	Derivative Instruments	Fair Value
Investments in Non-Consolidated Companies	13.4	13.4	—	—	—	—	13.4
Other Financial Assets	197.4	—	197.4	—	—	—	197.4
Available-for-Sale Financial Assets	26.5	—	—	26.5	—	—	26.5
Financial Instruments	225.8	—	—	—	—	225.8	225.8
Trade Receivables	1,920.6	—	1,920.6	—	—	—	1,920.6
Current Income Tax Receivables	251.4	—	251.4	—	—	—	251.4
Other Current Receivables	756.1	—	756.1	—	—	—	756.1
Cash and Cash Equivalents	5,947.6	5,947.6	—	—	—	—	5,947.6
TOTAL ASSETS	9,338.8	5,961.0	3,125.5	26.5	—	225.8	9,338.8
Non-Current Financial Debts	1,573.4	—	—	—	1,573.4	—	1,899.4
Other Non-Current Liabilities	26.8	—	—	—	26.8	—	26.8
Current Financial Debts	848.5	—	—	—	848.5	—	848.5
Trade Payables	3,684.0	—	3,684.0	—	—	—	3,684.0
Financial Instruments	556.6	167.0	—	—	—	389.6	556.6
Current Income Tax Payables	301.2	—	301.2	—	—	—	301.2
Other Current Liabilities	1,722.7	—	1,722.7	—	—	—	1,722.7
TOTAL LIABILITIES	8,713.2	167.0	5,707.9	—	2,448.7	389.6	9,039.2

In millions of Euro	As of December 31, 2015
	Analysis by Category of Financial Instruments
	Carrying Amount	At Fair Value through Profit or Loss	Loans and Receivables	Available- for-Sale Financial Assets	Liabilities at Amortized Cost	Derivative Instruments	Fair Value
Investments in Non- Consolidated Companies	6.5	6.5	—	—	—	—	6.5
Other Financial Assets	214.7	—	214.7	—	—	—	214.7
Available-for-Sale Financial Assets	29.0	—	—	29.0	—	—	29.0
Financial Instruments	47.1	—	—	—	—	47.1	47.1
Trade Receivables	1,668.2	—	1,668.2	—	—	—	1,668.2
Current Income Tax Receivables	220.3	—	220.3	—	—	—	220.3
Other Current Receivables	589.2	—	589.2	—	—	—	589.2
Cash and Cash Equivalents	2,919.1	2,919.1	—	—	—	—	2,919.1
TOTAL ASSETS	5,694.1	2,925.6	2,692.4	29.0	—	47.1	5,694.1
Non-Current Financial Debts	1,626.0	—	—	—	1,626.0	—	1,716.5
Other Non-Current Liabilities	32.2	—	—	—	32.2	—	32.2
Current Financial Debts	937.1	—	—	—	937.1	—	937.2
Trade Payables	2,480.4	—	2,480.4	—	—	—	2,480.4
Financial Instruments	334.4	—	—	—	—	334.4	334.4
Current Income Tax Payables	200.0	—	200.0	—	—	—	200.0
Other Current Liabilities	1,754.5	—	1,754.5	—	—	—	1,754.5
TOTAL LIABILITIES	7,364.6	—	4,434.9	—	2,595.3	334.4	7,455.2

In millions of Euro	As of December 31, 2014
	Analysis by Category of Financial Instruments
	Carrying Amount	At Fair Value through Profit or Loss	Loans and Receivables	Available- for-Sale Financial Assets	Liabilities at Amortized Cost	Derivative Instruments	Fair Value
Investments in Non- Consolidated Companies	6.8	6.8	—	—	—	—	6.8
Other Financial Assets	195.8	—	195.8	—	—	—	195.8
Available-for-Sale Financial Assets	57.0	—	—	57.0	—	—	57.0
Financial Instruments	46.6	—	—	—	—	46.6	46.6
Trade Receivables	1,719.9	—	1,719.9	—	—	—	1,719.9
Current Income Tax Receivables	158.9	—	158.9	—	—	—	158.9
Other Current Receivables	581.6	—	581.6	—	—	—	581.6
Cash and Cash Equivalents	2,685.6	2,685.6	—	—	—	—	2,685.6
TOTAL ASSETS	5,452.2	2,692.4	2,656.2	57.0	—	46.6	5,452.2
Non-Current Financial Debts	2,356.6	—	—	—	2,356.6	—	2,522.5
Other Non-Current Liabilities	40.6	—	—	—	40.6	—	40.6
Current Financial Debts	256.4	—	—	—	256.4	—	256.5
Trade Payables	2,312.9	—	2,312.9	—	—	—	2,312.9
Financial Instruments	300.5	—	—	—	—	300.5	300.5
Current Income Tax Payables	137.7	—	137.7	—	—	—	137.7
Other Current Liabilities	1,629.7	—	1,629.7	—	—	—	1,629.7
TOTAL LIABILITIES	7,034.4	—	4,080.3	—	2,653.6	300.5	7,200.4

The following table shows a breakdown of financial assets and liabilities valued at fair value by hierarchy:

In millions of Euro	As of December 31, 2016
	Level 1	Level 2	Level 3	Total
Financial Assets at Fair Value through Profit or Loss	—	13.4	—	13.4
Financial Instruments	—	225.8	—	225.8
Available-for-Sale Financial Assets	26.5	—	—	26.5
ASSETS	26.5	239.2	—	265.7
Financial Liabilities at Fair Value through Profit or Loss	—	—	—	—
Derivative Instruments	—	389.6	—	389.6
LIABILITIES	—	389.6	—	389.6

In millions of Euro	As of December 31, 2015
	Level 1	Level 2	Level 3	Total
Financial Assets at Fair Value through Profit or Loss	—	6.5	—	6.5
Financial Instruments	—	47.1	—	47.1
Available-for-Sale Financial Assets	29	—	—	29
ASSETS	29	53.6	—	82.6
Financial Liabilities at Fair Value through Profit or Loss	—	—	—	—
Derivative Instruments	—	334.4	—	334.4
LIABILITIES	—	334.4	—	334.4

In millions of Euro	As of December 31, 2014
	Level 1	Level 2	Level 3	Total
Financial Assets at Fair Value through Profit or Loss	—	6.8	—	6.8
Financial Instruments	—	46.6	—	46.6
Available-for-Sale Financial Assets	57.0	—	—	57.0
ASSETS	57.0	53.4	—	110.4
Financial Liabilities at Fair Value through Profit or Loss	—	—	—	—
Derivative Instruments	—	300.5	—	300.5
LIABILITIES	—	300.5	—	300.5

During the financial year 2016, there were no transfer between Level 1 and Level 2 fair value measurements, and no transfers into or out of Level 3 fair value measurements.
During the financial year 2015, there were no transfer between Level 1 and Level 2 fair value measurements, and no transfer into or out of Level 3 fair value measurements.
During the financial year 2014, there were no transfer between Level 1 and Level 2 fair value measurements, and no transfers into or out of Level 3 fair value measurements.

(B) Gains and Losses by Category of Financial Instruments
Gains and losses recorded in the income statement by category of financial instruments break down as follows:

In millions of Euro	2016
		From Subsequent Valuation
	Interest	At Fair Value	Currency Translation	Impairment /Reversal of Impairment	Derecognition	Net Gains/ (Losses)
Categories of Financial Instruments
At Fair Value through Profit or Loss	74.9	—	—	—	—	74.9
Available-for-Sale Financial Assets	—	(2.4)	—	—	—	(2.4)
Liabilities at Amortized Cost	(108.2)	—	—	—	—	(108.2)
Financial Instruments	—	29.6	—	(2.6)	—	27.0
TOTAL NET GAINS/(LOSSES)	(33.3)	27.2	—	(2.6)	—	(8.7)

In millions of Euro	2015
		From Subsequent Valuation
	Interest	At Fair Value	Currency Translation	Impairment /Reversal of Impairment	Derecognition	Net Gains/ (Losses)
Categories of Financial Instruments
At Fair Value through Profit or Loss	41.5	—	—	—	—	41.5
Available-for-Sale Financial Assets	—	(28.4)	—	—	—	(28.4)
Liabilities at Amortized Cost	(118.3)	—	—	—	—	(118.3)
Financial Instruments	—	(9.2)	—	(7.1)	—	(16.3)
TOTAL NET GAINS/(LOSSES)	(76.8)	(37.6)	—	(7.1)	—	(121.5)

In millions of Euro	2014
		From Subsequent Valuation
	Interest	At Fair Value	Currency Translation	Impairment /Reversal of Impairment	Derecognition	Net Gains/ (Losses)
Categories of Financial Instruments
At Fair Value through Profit or Loss	37.8	—	—	—	—	37.8
Liabilities at Amortized Cost	(102.7)	—	—	—	—	(102.7)
Financial Instruments	—	(58.3)	—	7.5	—	(50.8)
TOTAL NET GAINS/(LOSSES)	(64.9)	(58.3)	—	7.5	—	(115.7)

(C) Derivative Financial Instruments
The breakdown by category of derivative financial instruments is as follows:

In millions of Euro	As of December 31, 2016		As of December 31, 2015		As of December 31, 2014
	Asset	Liability	Asset	Liability	Asset	Liability
Forward Foreign Exchange Contracts - Fair Value Hedge	7.4	28.5	7.2	57.9	1.5	53.1
Forward Foreign Exchange Contracts - Cash Flow Hedge	47.5	190.2	39.9	276.5	45.1	247.0
Forward Foreign Exchange Contracts - not Designated as Hedges for Accounting Purposes	—	—	—	—	—	0.4
Synthetic Bonds - Call Option Premium	170.9	—	—	—	—	—
Synthetic Bonds - Embedded Derivatives	—	170.9	—	—	—	—
TOTAL DERIVATIVE FINANCIAL INSTRUMENTS	225.8	389.6	47.1	334.4	46.6	300.5

The breakdown of gains and losses on derivative financial instruments that affect shareholders’ equity in fair value reserves is as follows:

In millions of Euro	2016	2015	2014
Total Gains/(Losses) on Derivative Financial Instruments as Reported in Equity as of January 1	(376.0)	(285.0)	63.1
Fair Value Gains/(Losses) on Derivative Financial Instruments - Cash Flow Hedge	200.7	(91.0)	(348.1)
TOTAL GAINS/(LOSSES) ON DERIVATIVE FINANCIAL INSTRUMENTS AS REPORTED IN EQUITY AS OF DECEMBER 31	(175.3)	(376.0)	(285.0)

Analysis of gains and losses on derivative financial instruments that affect the statement of income is as follows:

In millions of Euro	2016	2015	2014
Effectiveness Gains/(Losses) on Fair Value Hedge (*)	31.3	(0.4)	(49.7)
Ineffectiveness Gains/(Losses) on Fair Value Hedge	(1.7)	1.3	(2.0)
Ineffectiveness Gains/(Losses) on Cash Flow Hedge	(5.8)	(16.0)	9.5
Gains/(Losses) on Economic Hedge not Designated as Hedges for Accounting Purposes	—	0.4	(0.2)
TOTAL GAINS/(LOSSES) ON DERIVATIVE INSTRUMENTS AS RECOGNIZED IN STATEMENT OF INCOME	23.8	(14.7)	(42.4)
(*) Excluding the revaluation of related current receivables and payables.

(D) Offsetting Financial Assets and Financial Liabilities
The analysis of the offsetting financial assets and financial liabilities, exclusively composed of derivative financial instruments, is as follows:

In millions of Euro	As of December 31, 2016
Financial Assets (by Type of Financial Instruments)	a	b	c	d		e
	Gross Amount (before Offsetting)	Gross Amounts Set off in the Financial Statements (according to IAS 32)	Net Amounts Recorded in the Financial Statements (a- b)	Related Amounts not Set off in the Statement of Financial Position (not Meeting Offsetting Criteria IAS 32)		Net Amount (c- d)
				Financial Instruments	Fair Value of Financial Collaterals
TOTAL DERIVATIVE FINANCIAL INSTRUMENTS	225.8	—	225.8	225.8	—	—

In millions of Euro	As of December 31, 2016
Financial Liabilities (by Type of Financial Instruments)	a	b	c	d		e
	Gross Amount (before Offsetting)	Gross Amounts Set off in the Financial Statements (according to IAS 32)	Net Amounts Recorded in the Financial Statements (a- b)	Related Amounts not Set off in the Statement of Financial Position (not Meeting Offsetting Criteria IAS 32)		Net Amount (c- d)
				Financial Instruments	Fair Value of Financial Collaterals
TOTAL DERIVATIVE FINANCIAL INSTRUMENTS	389.6	—	389.6	225.8	—	163.8

In millions of Euro	As of December 31, 2015
Financial Assets (by Type of Financial Instruments)	a	b	c	d		e
	Gross Amount (before Offsetting)	Gross Amounts Set off in the Financial Statements (according to IAS 32)	Net Amounts Recorded in the Financial Statements (a- b)	Related Amounts not Set off in the Statement of Financial Position (not Meeting Offsetting Criteria IAS 32)		Net Amount (c- d)
				Financial Instruments	Fair Value of Financial Collaterals
TOTAL DERIVATIVE FINANCIAL INSTRUMENTS	47.1	—	47.1	47.1	—	—

In millions of Euro	As of December 31, 2015
Financial Liabilities (by Type of Financial Instruments)	a	b	c	d		e
	Gross Amount (before Offsetting)	Gross Amounts Set off in the Financial Statements (according to IAS 32)	Net Amounts Recorded in the Financial Statements (a- b)	Related Amounts not Set off in the Statement of Financial Position (not Meeting Offsetting Criteria IAS 32)		Net Amount (c- d)
				Financial Instruments	Fair Value of Financial Collaterals
TOTAL DERIVATIVE FINANCIAL INSTRUMENTS	334.4	—	334.4	47.1	—	287.3

In millions of Euro	As of December 31, 2014
Financial Assets (by Type of Financial Instruments)	a	b	c	d		e
	Gross Amount (before Offsetting)	Gross Amounts Set off in the Financial Statements (according to IAS 32)	Net Amounts Recorded in the Financial Statements (a- b)	Related Amounts not Set off in the Statement of Financial Position (not Meeting Offsetting Criteria IAS 32)		Net Amount (c- d)
				Financial Instruments	Fair Value of Financial Collaterals
TOTAL DERIVATIVE FINANCIAL INSTRUMENTS	46.6	—	46.6	46.6	—	—

In millions of Euro	As of December 31, 2014
Financial Liabilities (by Type of Financial Instruments)	a	b	c	d		e
	Gross Amount (before Offsetting)	Gross Amounts Set off in the Financial Statements (according to IAS 32)	Net Amounts Recorded in the Financial Statements (a- b)	Related Amounts not Set off in the Statement of Financial Position (not Meeting Offsetting Criteria IAS 32)		Net Amount (c- d)
				Financial Instruments	Fair Value of Financial Collaterals
TOTAL DERIVATIVE FINANCIAL INSTRUMENTS	300.5	—	300.5	46.6	—	253.9

Note 27 Payroll Staff
In 2016, Technip had a workforce of 29,400, in 45 countries, including an average of 3,400 contracted workforce integrated in operating teams.

In 2015, Technip had a workforce of more than 34,000 people, in 45 countries, including an average of 5,300 contracted workforce integrated in operating teams.

In 2014, Technip had a workforce of more than 38,000 people, in 48 countries, including an average of 6,400 contracted workforce integrated in operating teams.
Note 28 Related Parties Disclosures
(A) Transactions with Related Parties
IFP Énergies nouvelles (IFP) is represented on Technip’s Board of Directors. Its percentage of ownership amounted to 2.30% as of December 31, 2016, 2.40% as of December 31, 2015 and 2.50% as of December 31, 2014.

Technip paid IFP a royalty in respect of an agreement for research cooperation on offshore deepwaters. This royalty is determined under arm’s length conditions and amounted to €3.3 million in 2016, to €3.2 million in 2015 and €3.2 million in 2014. The amount paid to IFP was €4.3 million in 2016, €2.9 million in 2015 and €3.2 million in 2014.

(B) Receivables and Payables, Income and Expenses with Respect to Associates in Joint Arrangements
Receivables and payables towards associates in joint arrangements are as follows:

In millions of Euro	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Trade Receivables	208.9	376.9	373.3
Trade Payables	81.0	24.5	180.8
NET TRADE RECEIVABLES/(PAYABLES)	127.9	352.4	192.5

Income and expenses generated with associates in joint arrangements are as follows:

In millions of Euro	2016	2015	2014
Income	61.2	372.6	311.0
Expenses	(100.3)	(48.1)	(45.3)

(C) Compensation of the Chairman and Chief Executive Officer

As of December 31, 2016
The compensation of the Chairman and Chief Executive Officer is composed of both a fixed and a variable portion.
For 2016, the aggregate amount of compensation due by the Company to Thierry Pilenko amounted to € 2,271,631.
The variable portion of the compensation is subject to precise and predetermined objectives. 70% of the target variable portion is linked to the financial performance of the Group (quantitative criteria) and 30% is linked to the achievement of individual objectives (qualitative criteria). The share of the variable portion is linked with a financial target (70% of the total) and broken down into two objectives:

•	up to 50% on the Group operating income budgeted for 2016.

•	up to 20% on the percentage of gross margin on order intake.
The variable portion due to Thierry Pilenko for financial year 2016 is €1,187,420.
Thierry Pilenko does not receive any directors’ fees for the positions he holds as a director of the Company or in the Group companies.
There is no specific retirement plan for Thierry Pilenko as Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer is a beneficiary of the supplementary defined contribution retirement plan for Group executives, as well as the Company’s existing supplementary defined benefits retirement plan for Executive Committee (Excom) members.
115,000 stock options and 95,000 performance shares were granted to Thierry Pilenko over financial year 2016 corresponding to 0.18% of the share capital as of the day of the General Meeting dated April 28, 2016.
In financial year 2016, Thierry Pilenko did not exercise share subscription options.
In the context of the renewal of the mandate of Thierry Pilenko, the Board of Directors on April 23, 2015, upon recommendation of the Nominations and Remunerations Committee, proposed a worldwide non-compete agreement for a 24-month period. According to this agreement, Thierry Pilenko could receive an amount corresponding to two years of gross fixed annual compensation paid (gross fixed compensation plus variable compensation). The basis of calculation would be the average of the gross annual compensation paid over the last three years, the payment of which would be paid on a monthly basis.

As of December 31, 2015
The compensation of the Chairman and Chief Executive Officer is composed of both a fixed and a variable portion.
For 2015, the aggregate amount of compensation paid by the Company to Thierry Pilenko amounted to € 1,984,211. The variable portion of the compensation is subject to precise and predetermined objectives. 70% of the target variable portion is linked to the financial performance of the Group (quantitative criteria) and 30% is linked to the achievement of individual objectives (qualitative criteria). The share of the variable portion is linked with a financial target (70% of the total) and broken down into two objectives:

•	up to 50% on the Group operating income budgeted for 2015;

•	up to 20% on the percentage of gross margin on order intake.
The variable portion due to Thierry Pilenko for financial year 2015 was €900,000.
Thierry Pilenko does not receive any Directors’ fees for the positions he holds as a Director of the Company or in the Group companies.
There is no specific retirement plan for Thierry Pilenko as the Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer is a beneficiary of the supplementary defined contribution retirement plan for Group executives, as well as the Company’s existing supplementary defined benefits retirement plan for Executive Committee (Excom) members.
110,000 stock options and 33,000 performance shares were granted to Thierry Pilenko over financial year 2015 corresponding to 0.12% of the share capital as of the day of the General Meeting dated April 23, 2015.
In financial year 2015, Thierry Pilenko exercised 109,000 share subscription options. In the context of the renewal of the mandate of Thierry Pilenko, the Board of Directors on April 23, 2015, upon recommendation of the Nominations and Remunerations Committee, proposed a worldwide non-compete agreement for a 24-month period. According to this agreement, Thierry Pilenko could receive an amount corresponding to two years of gross fixed annual compensation paid (gross fixed compensation plus variable compensation). The basis of calculation would be the average of the gross annual compensation paid over the last three years, the payment of which would be paid on a monthly basis.

As of December 31, 2014
The compensation of the Chairman and Chief Executive Officer is composed of both a fixed and a variable portion. For 2014, the aggregate amount of compensation paid by the Company to Thierry Pilenko amounted to €1,988,819.
The variable portion of the compensation is subject to precise and predetermined objectives. 70% of the target variable portion is linked to the financial performance of the Group (quantitative criteria) and 30% is linked to the achievement of individual objectives (qualitative criteria). The share of the variable portion is linked with a financial target (70% of the total) and broken down into two objectives:

•	up to 50% on the Group operating income budgeted for 2014; and

•	up to 20% on the percentage of gross margin on order intake.
The variable portion due to Thierry Pilenko for financial year 2014 was €904,608.
Thierry Pilenko does not receive any Directors’ fees for the positions he holds as a Director of the Company or in the Group companies.
There is no specific retirement plan for Thierry Pilenko as the Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer is a beneficiary of the supplementary defined contribution retirement plan for Group executives, as well as the Company’s existing supplementary defined benefits retirement plan for Executive Committee (Excom) members.
No share subscription or purchase options nor performance shares were granted to Thierry Pilenko over financial year 2014.
In financial year 2014, Thierry Pilenko exercised 80,000 share purchase options.

(D) Compensation and Retirement Commitments of the Group’s Principal Executives

As of December 31, 2016

In 2016, the total amount of all direct and indirect compensation paid by the Group’s French and foreign companies to all of the Group’s principal executives on payroll on December 31, 2016, (i.e., the seven members of the Excom of the Group) amounted to €5,381,256. The variable portion represented 36.4% of the overall amount.
The charges relating to share purchase and share subscription options, as well as performance shares, granted to the Company’s executive officers, and accounted for in 2016, amounted to € 2,616,678.

On 6 December, 2016, the Board of Directors of Technip, upon recommendation from the Nominations and Remunerations Committee, decided the cancellation/termination of the current defined benefit pension plan (Article 39) and the granting of an exceptional and temporary supplementary remuneration.

The defined benefit plan benefits non-exclusively to the Chairman and Chief Executive Officer and was actually open to 2 of the members of the Technip SA Executive Committee with 5 years of service and whose annual remuneration exceeds 8 Annual Social Security Ceilings. It was reminded that the rights under the defined benefit plan vest only when the beneficiaries retire from the Group and after claiming their legal retirement rights.

In the context of the merger with FMC Technologies and due to the fact that the plan (Article 39) had become less attractive for several years and the fact that only 3 persons were beneficiaries at such date, the Board of Directors decided the following adjustments:

•	the cancellation/termination at December 31, 2016 of the current defined benefit pension scheme benefitting among others to the Chairman and Chief Executive Officer;

•
the granting of an exceptional supplementary remuneration based on a partial replacement of pension rights accrued at the end of 2016 to Mr. Pilenko and other beneficiaries, who must now deal personally with the investment of this cash allowance in view of their retirement coverage.

The introduction of this supplementary and exceptional remuneration/allowance aimed at the creation of a retirement savings for the benefit of the Chairman and Chief Executive Officer and 2 of the members of the Technip SA Executive Committee whose amount, at the time of their retirement, should allow them to benefit from a net annual pension almost equivalent to that which they would have acquired under the defined benefit plan: on the one hand by freezing the accrued rights at the end of 2016 (pensionable service and salary) and on the other hand by applying a discount based on their age to take into account the fact that the defined benefit pension did not vest before retirement.

This substitution applied to the past service frozen pension in constant euros at the end of 2016, a discount depending on the age of the beneficiary accompanying the change from a non-vested pension right to a vested supplementary and exceptional remuneration.

As of December 31, 2015

In 2015, the total amount of all direct and indirect compensation paid by the Group’s French and foreign companies to all of the Group’s principal executives on payroll on December 31, 2015, (i.e., the six members of the Excom of the Group) amounted to €3,836,926. The variable portion represented 33.5% of the overall amount.

The charges relating to share purchase and share subscription options, as well as performance shares, granted to the Company’s executive officers, and accounted for in 2015, amounted to €3,081,470.

In 2015, payment made by Group companies under supplementary retirement plans applicable to the principal executives discussed above amounted to €0.1 million. The recorded expense related to the retirement income guarantee plan for Executive Committee members amounted to €1.6 million in 2015.

As of December 31, 2015, the amount for retirement commitments for Executive Committee members amounted to €5.5 million.

As of December 31, 2014

In 2014, the total amount of all direct and indirect compensation paid by the Group’s French and foreign companies to all of the Group’s principal executives on payroll during the whole year 2014 (i.e., the seven members of the Excom of the Group) amounted to €5,025,449. The variable portion represented 29.5% of the overall amount.

The charges relating to share purchase and share subscription options, as well as performance shares, granted to the Company’s executive officers, and accounted for in 2014, amounted to €6.2 million.

In 2014, payment made by Group companies under supplementary retirement plans applicable to the principal executives discussed above amounted to €0.1 million. The recorded expense related to the retirement income guarantee plan for Executive Committee members amounted to €1.3 million in 2014.

As of December 31, 2014, the amount for retirement commitments for Executive Committee members amounted to €9.2 million.

Note 29 Board of Directors Compensation

As of December 31, 2016

The Shareholders’ Meeting of April 28, 2016 set the amount of Directors’ fees allocated to members of the Board of Directors at €800,000 for financial year 2016. The amount actually paid in 2016 was €797,000.

During 2016, the gross amount of compensation and benefits of all kinds paid by Technip to the members of the Board of Directors was €2,271,631.

As of December 31, 2015

The Shareholders’ Meeting of April 25, 2013 set the amount of Directors’ fees allocated to members of the Board of Directors at €800,000 for each of financial years 2013, 2014 and 2015. The amount actually paid in 2015 was €799,720.

During 2015, the gross amount of compensation and benefits of all kinds paid by Technip to the members of the Board of Directors was €1,984,211.

As of December 31, 2014

The Shareholders’ Meeting of April 25, 2013 set the amount of Directors’ fees allocated to members of the Board of Directors at €800,000 for each of financial years 2013, 2014 and 2015. The amount actually paid in 2014 was €795,960.

During 2014, the gross amount of compensation and benefits of all kinds paid by Technip to the members of the Board of Directors was €1,988,819.

Note 30 Off-Balance Sheet Commitments
(A) Off-Balance Sheet Commitments Related to Group Operating Activities
The following table illustrates the breakdown of off-balance sheet commitments per maturity:

In millions of Euro	As of December 31, 2016				As of December 31, 2015	As of December 31, 2014
	Amounts of Commitments by Maturity Date			Total	Total	Total
	Less than 1 year	1 to 5 years	More than 5 years
Operating Leases	251.2	853.7	399.0	1,503.9	1,748.5	1,814.2
TOTAL CONTRACTUAL COMMITMENTS	251.2	853.7	399.0	1,503.9	1,748.5	1,814.2
Of which commitments given relating to Joint Operations	—	—	—	—	—	—

In millions of Euro	As of December 31, 2016				As of December 31, 2015	As of December 31, 2014
	Amounts of Commitments by Maturity Date			Total	Total	Total
	Less than 1 year	1 to 5 years	More than 5 years
Commitments Given related to the Execution of Operating Contracts	1,936.7	2,351.3	26.7	4,314.7	4,906.0	4,652.3
Parent Company Guarantees	35,621.4	38,607.9	2,243.9	76,473.2	72,759.1	69,974.7
TOTAL COMMITMENTS GIVEN RELATED TO OPERATING ACTIVITIES	37,558.1	40,959.2	2,270.6	80,787.9	77,665.1	74,627
Of which commitments given relating to Joint Operations	1,076.6	1.8	—	1,078.4	18,745.8	21,477.7

In millions of Euro	As of December 31, 2016				As of December 31, 2015	As of December 31, 2014
	Amounts of Commitments by Maturity Date			Total	Total	Total
	Less than 1 year	1 to 5 years	More than 5 years
Other Commitments Received related to Operating Activities	430.6	472.9	11.8	915.3	730.4	831.6
TOTAL COMMITMENTS RECEIVED RELATED TO OPERATING ACTIVITIES	430.6	472.9	11.8	915.3	730.4	831.6
Of which commitments given relating to Joint Operations	—	—	—	—	—	—

Operating leases and capital leases

The Group leases various equipment, vessels and buildings, mainly under lease contracts that will end within the next ten years. It is likely that the Group will have to renew or to replace them. The Group does not have any assets subject to a capital lease.

At year-end 2016, the rental expense amounted to €283.3 million compared to €343.9 million in 2015 and €288.6 million in 2014.

Guarantees related to operating activities

Commitments given relate mainly to guarantees or counter-guarantees given by banks and insurance companies to various customers in connection with ongoing contracts in order to secure due and proper performance of the contracts or following the payment of retention guarantees and advance billings (€4,314.7 million as of December 31, 2016).

Furthermore, parent company guarantees given by Technip or its affiliates to clients cover the due and proper performance of the specified construction contracts for which the average expiration period until the release of the commitment guarantees is approximately five years. The amounts disclosed under the parent company guarantees, which stand at €76,473.2 million as of December 31, 2016, include the portion of contract allocated to the Group’s joint arrangements partners. The latter amounts are neither decreased according to project percentage of completion, nor reduced by the amount of parent company guarantees received from Technip’s partners in these joint arrangements, same partners for which Technip issues parent company guarantees.

As of December 31, 2016, the parent company guarantees issued by Technip for contracts outside the scope of a joint venture amount to €31,195.0 million.

As of December 31, 2015, the parent company guarantees issued by Technip for contracts outside the scope of a joint arrangement amount to €28,139.7 million.

As of December 31, 2014, the parent company guarantees issued by Technip for contracts outside the scope of a joint arrangement amount to €25,960.9 million.

The following table illustrates the breakdown of €45,278.2 million of parent company guarantees issued by Technip as of December 31, 2016, in respect of joint arrangement contracts, according to the Group’s percentage of ownership in these joint arrangements.

In millions of Euro	As of December 31, 2016				As of December 31, 2015	As of December 31, 2014
	Allocation as per % of Technip’s Ownership in Joint Arrangements				Total	Total
	Less or equal to 25%	Greater than 25% and less or equal to 40%	Greater than 40%	Total
Parent Company Guarantees Given within Joint Arrangements	740.8	18,392.7	26,144.7	45,278.2	44,619.4	44,013.8
Of which commitments given relating to Joint Operations	—	—	755.3	755.3	17,984.2	20,751.5

Commitments received relate mainly to similar guarantees obtained from suppliers or subcontractors in connection with ongoing contracts.

(B) Off-Balance Sheet Commitments Related to Group Financing
The following table illustrates the breakdown of off-balance sheet commitments related to Group financing:

In millions of Euro	As of December 31, 2016				As of December 31, 2015	As of December 31, 2014
	Amounts of Commitments per Period			Total	Total	Total
	Less than 1 year	1 to 5 years	More than 5 years
Other Commitments Given related to Financing	3.1	628.5	730.7	1,362.3	1,286.7	1,288.5
TOTAL COMMITMENTS GIVEN RELATED TO FINANCING	3.1	628.5	730.7	1,362.3	1,286.7	1,288.5
Of which commitments given relating to Joint Ventures	—	—	398.4	398.4	385.7	—

(C) Off-Balance Sheet Commitments Related to Group Scope of Consolidation
There is no significant commitment related to the Group scope of consolidation.

Note 31 Litigation and Contingent Liabilities
(A) Litigation

In 2010, Technip entered into a lump sum turn-key Engineering Procurement Construction and Commissioning contract with Sonatrach in regards to the refinery of Algiers. This contract was for the rehabilitation and modernization of the Algiers’ refinery. On June 4, 2015, Technip’s involvement in this project stopped at the request of the client. As per the terms of the contract, both sides initiated arbitration proceedings in respect to certain claims and these are ongoing.

On March 29, 2016, Dong terminated, on the grounds of an alleged material breach, a contract signed on February 27, 2012 with a consortium of Technip France and DSME. This contract covered engineering, procurement, fabrication, hook-up, and commissioning assistance for a fixed wellhead and process platform and associated facilities for the Hejre field offshore Denmark. Dong announced that it will not complete the platform and will seek to avoid taking delivery and ownership of the platform. This dispute is currently progressing through a series of arbitration proceedings managed by the competent arbitral tribunal pursuant to which Dong and the consortium members will present their respective claims and arguments. The consortium members reiterate that they do not agree with Dong's actions or grounds.

Late 2016, Technip was contacted by the US Department of Justice (“DOJ”), notably regarding offshore platform projects awarded between 2003 and 2007, performed in Brazil by a joint venture company in which Technip was a minority participant and handed over to clients by 2011. Technip has confirmed its intention to cooperate with the DOJ in its enquiry into potential improper payments. Technip has a clearly stated policy and commitment to conduct its business with integrity, fully in line with its Ethics and Compliance Program.

(B) Contingent Liabilities
As of the date hereof, there have been no significant contingent liabilities.

Note 32 Market Related Exposure
(A) Liquidity Risk
As of December 31, 2016, 2015 and 2014 Standard & Poor’s corporate credit rating for Technip was BBB+/Stable/A-2.
Technip’s business generates negative working capital requirements. The contractual terms and conditions for payment are negotiated between the Group’s entities and their clients, suppliers or subcontractors for the realization of projects. These terms and conditions provide the Group’s entities with cash resources and are reflected in the accounts, in particular the consolidated financial statements, by a negative working capital requirement.

•	Technip’s financing needs are met pursuant to a Group policy implemented by the Finance and Control Division.

•	Cash management is centralized at the head office and coordinated through finance departments located in the Group’s main operating subsidiaries.
Technip Eurocash SNC, a French general partnership (société en nom collectif), acts to centralize cash pooling for the Group’s main entities, in compliance with applicable laws and regulations in each of the relevant countries. Technip Eurocash SNC has entered into cash pooling agreements with most of the Group’s subsidiaries to consolidate surplus cash and to meet their needs, except where local economic and financial considerations have required recourse to external local debt.

•	As of December 31, 2016, 2015 and 2014 the Group had multiple financing sources for financing its general corporate needs, or for financing new assets or certain operations.
2010-2016 Convertible Bonds
On January 4, 2016, at their maturity date, Technip redeemed the 2010-2016 convertible bonds issued on November 17, 2010 for an amount of €550 million.
2011-2017 Convertible Bonds
On December 15, 2011, Technip issued 5,178,455 bonds convertible into and/or exchangeable for new or existing shares (OCEANE) for approximately €497.6 million. The bonds will be redeemed at par on January 1, 2017 except in the event of an early conversion, exchange or redemption. Bondholders have the option to convert their bonds into shares at any time at the ratio of one share for one bond. In addition, the Group has the option to call for the early redemption of all outstanding bonds at any time on or after the third anniversary of the issue date for a price at par plus accrued interest if the quoted value of the share exceeds 130% of the par value of the bond.
The nominal value of each bond was set at €96.09. The bonds are listed on the Euronext Paris market.
The bonds bear interest at an annual rate of 0.25% payable annually in arrears on January 31 of each year, i.e. approximately €0.24 per year and per bond. The first coupon payment on January 31, 2013 amounted to approximately €0.03 per bond.
The main purpose of the convertible bond issue was to partially restore the Group’s cash balance position following the acquisition of Global Industries, Ltd. in December 2011 for a cash consideration of USD936.4 million.
The bonds will be convertible into or exchangeable for new/existing Technip shares at the ratio of one share per bond, subject to future anti-dilution adjustments as further described in the bond documentation, i.e., the Note d’opération approved by the AMF on December 7, 2011 under No. 11-562.
The bond issue was rated BBB+ by Standard & Poor’s. The Note d’opération contains standard covenants and default clauses for this type of bond issue and does not contain any financial covenant. The issue provides that in the event of a change of control of Technip, any bondholder may, at its sole option, request the early redemption in cash of all or a portion of the bonds it holds.
As of the date of the issue of the bonds, the debt booked as non-current financial debt in the statement of financial position amounted to the fair value of the debt component. The fair value of the debt component is decreased in proportion to the costs and expenses related to the issue. The difference between the nominal value of the OCEANE and the fair value of its debt component is recorded as shareholders’ equity. As of December 31, 2016, the non-current financial debt in the statement of financial position relating to this bond issue amounted to €493.4 million and shareholders’ equity amounted to €73.1 million.
On January 2, 2017, Technip reimbursed the 2011-2017 convertible bond for an amount of €497.6 million.

2016-2021 Synthetic Bond
On January 20, 2016, Technip placed a €375 million convertible bond with a final maturity on January 25, 2021 and a redemption at par of the bonds which have not been converted. On March 3, 2016, Technip placed a new “tap issue” for a principal amount of €75 million issued on the same terms, fully fungible with and assimilated to the bonds issued on January 25, 2016.
These issues of non-dilutive cash-settled convertible bonds (synthetic bonds), which are linked to the ordinary shares of Technip were backed-up simultaneously by the purchase of cash-settled equity call options in order to hedge Technip’s economic exposure to the potential exercise of the conversion rights embedded in the bonds. As the bonds will only be cash settled, they will not result in the issuance of new ordinary shares or the delivery of existing ordinary shares upon conversion.
The net proceeds of the issue of the bonds are used for general corporate purposes and to finance the purchase of the call options.
The bonds were issued at par for those placed on January 20, 2016 and at 112.43802% for those placed on March 3, 2016 resulting from an adjustment over the 3-day trading period following the placement allowing to determine the share reference price at €48.8355, applied to the initial tap issue price of 110.5%, plus accrued interest.
The bonds bear a coupon of 0.875% per annum payable semi-annually in arrears on January 25 and July 25 of each year. The issue and settlement date of the bonds took place on January 25, 2016 for the first issue and on March 10, 2016 for the tap issue.
The conversion premium of 40% has been applied to Technip’s share reference price. This one, being equal to 40.7940 euros was determined as the arithmetic average of the daily volume weighted average price of the ordinary shares on the regulated market of Euronext in Paris over the 10 consecutive trading days from January 21 to February 3, 2016. The initial conversion price of the bonds was then fixed at 57.1116 euros.
Consequently, the initial conversion ratio was set at 1,750.9578 given the €100,000 nominal value of each bond.
As a result of the cash dividend of 2.00 euros per ordinary share paid on May 26, 2016 to holders of record on May 3, 2016, the conversion price has been adjusted to 56.2070 euros and consequently the adjusted conversion ratio was set at 1,779.1378.
Any bondholder may, at its sole option, request the conversion in cash of all or part of the bonds it owns between a period starting on November 15, 2020 to the 38th business day before the maturity date, some exceptional circumstances, giving a right to an early redemption at par.
The initial bond issue was rated BBB+ by Standard & Poor’s and includes standard covenants and default clauses.
These bond issues do not include any financial ratio.
As of December 31, 2016 the bonds are listed on the Open Market (Marché Libre) of Euronext Paris and on the Freiverkehr open market of Frankfurt.
As of the date of the issue of the bonds, the debt booked as non-current financial debt in the statement of financial position amounted to the fair value of the debt component. The fair value of the debt component is decreased in proportion to the costs and expenses related to the issue. The difference between the nominal value of the synthetic bonds and the fair value of its debt component is recorded as shareholders’ equity. As of December 31, 2016, the non-current financial debt in the statement of financial position relating to this bond issue amounted to €406.0 million.
2010 Private Placement Notes
On July 27, 2010, Technip received proceeds of €200 million from private placement notes pursuant to contractual terms and conditions agreed on November 19, 2009. The purpose of this private placement was to partly finance the 2004-2011 bond issue, which was repaid at its maturity date on May 26, 2011. The notes have a 10-year term from July 27, 2010 and an annual coupon of 5%. This placement includes covenants and default provisions that are customary for such bond issue and does not contain any financial covenant. The notes are listed on the Luxembourg Stock Exchange.

2012 Private Placement Notes
In June 2012, Technip completed three long-term private placements, each subscribed by a different investor, for an aggregate amount of €325 million. These bond issues consisted of:

•
€150 million 10-year private placement notes (having a maturity date of June 14, 2022), issued on June 14, 2012, with an annual coupon of 3.40% payable annually in arrears on June 14 of each year. These private notes have been rated BBB+ by Standard & Poor’s and are listed on the Euronext Paris market;

•
€75 million 15-year private placement notes (having a maturity date of June 15, 2027), issued on June 15, 2012, with an annual coupon of 4.0% payable annually in arrears on June 15 of each year. These private notes have been rated BBB+ by Standard & Poor’s and are listed on the Euronext Paris market; and

•
€100 million 20-year private placement notes (having a maturity date of June 14, 2032), issued on June 14, 2012 with an annual coupon of 4.0% payable annually in arrears on June 14 of each year. As of December 31, 2016 these private notes are listed on the open market of the Frankfurt Stock Exchange (Freiverkehr).

These private placements are part of the general management of the Group’s cash and liabilities and their proceeds may be used for general corporate purposes.
The Notes d’opération relating to these private placement notes contain standard covenants and default clauses for these types of bond issues, and do not contain any financial covenant. The issues provide that in the event of a change of control of Technip and a rating downgrade of the notes below BBB- deemed to have occurred in respect of that change of control, any bondholder may, at its sole option, request the early redemption of all the bonds it holds.
2013 Private Placement Notes
In October 2013, Technip completed three long-term private placements, each subscribed for by different investors, for an aggregate amount of €355 million. These bond issues consisted of:

•
€100 million 20-year private placement notes (having a maturity date of October 7, 2033), issued on October 7, 2013 with an annual coupon of 3.75% payable annually in arrears on October 7 of each year. These private notes are listed on the open market of the Frankfurt Stock Exchange (Freiverkehr);

•
€130 million 10-year private placement notes (having a maturity date of October 16, 2023), issued on October 16, 2013 with an annual coupon of 3.15% payable annually in arrears on October 16 of each year. These private notes have been rated BBB+ by Standard & Poor’s and are listed on the Luxembourg Stock Exchange; and

•
€125 million 10-year private placement notes (having a maturity date of October 18, 2023), issued on October 18, 2013, carrying an annual coupon of 3.15% payable annually in arrears on October 18 of each year. These private notes are listed on the Luxembourg Stock Exchange.

These private placements are part of the general management of the Group’s cash and liabilities and their proceeds may be used for general corporate purposes.
The Notes d’opération relating to these private placement notes contain standard covenants and default clauses for these types of bond issues, and do not contain any financial covenant. Under the terms of the issues, in the event of a change of control of Technip and a rating downgrade of the notes below BBB- deemed to have occurred in respect of that change of control, any bondholder may, at its sole option, request the early redemption of all the bonds it holds.
Deep Arctic Financing (ex-Skandi Arctic)
Since July 2015, the Norwegian subsidiary Technip Chartering Norge AS, 100% indirectly owned by Technip, is the sole owner of the Deep Arctic vessel following the repurchase of Doftech DA’s (the previous owner) share in the vessel.
In March 2009, Doftech DA, the subsidiary in which Technip held 50% of the shares, entered into a NOK1 billion facility agreement for the financing of the Skandi Arctic vessel. This facility was transferred to Technip Chartering Norge in 2015 and is to be reimbursed in 24 equal semi-annual installments from September 16, 2009 to March 16, 2021. As of December 31, 2015, the facility, fully drawn, amounted to NOK375.0 million following semi-annual payments starting from September 16, 2009.
One tranche of the facility, corresponding to 70% of the total amount is granted at a fixed rate of 5.05% by the Norwegian financing institution Eksportfinans and benefits from a guarantee by GIEK. The other tranche of the facility is granted at a floating rate by a commercial bank.
From now on, this credit facility is 100% guaranteed by Technip Offshore International. It also benefits from a mortgage over the Deep Arctic vessel.
This credit agreement contains standard covenants and default provisions for this type of credit agreement and does not contain any financial covenant.

Deep Explorer Financing
On December 20, 2016, Technip UK Ltd, a wholly owned subsidiary of Technip S.A. entered into a GBP160.0 million loan facility for the purpose of financing the Deep Explorer, a diving support Vessel (DSV) delivered in December 2016. The loan facility consists of a 12-year fixed rate term loan, redeemable in 24 semi-annual equal-principal installments. The term loan was fully drawn on December 23, 2016 and bears an annual fixed interest rate of 2.813%. As of December 31, 2016, the loan facility amounted to GBP158.6 million.
The facility agreement contains customary representations and warranties, undertakings and default provisions. The facility agreement does not contain any financial covenant.
The facility agreement has been arranged in a club-deal with two commercial banks (as lenders) with one of them acting as facility agent and security agent.
The securities granted to the security agent for the benefit of the lenders, consist in a first priority mortgage on the Deep Explorer and the dive-system equipment, a parent company guarantee from Technip Offshore International and an assignment of insurance policies related to the ship.
Açuflex Plant Financing
In December 2012, Flexibras Tubos Flexiveis, one of the Group’s Brazilian subsidiaries, entered into a loan agreement with BNDES (Banco Nacional de Desenvolvimento Econômico e Social) for a total amount of BRL485 million, for the financing of the construction of the new Açuflex flexible pipes plant located in the Açu harbor (Brazil).
The loan is partly granted at a floating interest rate, while 22% of the total amount is granted at a fixed rate of 2.5%. The loan is reimbursed in 96 monthly installments from January 15, 2015 until December 15, 2022.
The loan agreement contains covenants and default provisions that are standard for such facilities with BNDES excluding any financial covenant. The loan is secured by a guarantee from Technip and not secured by any asset.
As of December 31, 2016, the loan was fully drawn for a total amount of BRL480.2 million and following the monthly repayments since January 15, 2015, the outstanding amount has reduced to BRL371.9 million.
BNDES (Banco Nacional de Desenvolvimento Econômico e Social) Facilities
As of December 31, 2016, Flexibras Tubos Flexiveis had two separate oustanding loans entered into in June and October 2014 for an aggregate amount of BRL100 million, each with a different commercial bank for BRL50 million, to support pre-financing of its export operations. The facilities have a maturity date of July 15 and October 31, 2017, respectively.
Each facility granted at a fixed-rate was entered into on behalf of BNDES in connection with BNDES financing. The two loan agreements contain the standard default provisions for such facilities with BNDES and do not include any financial covenant.
As of December 31, 2016, these loans were fully drawn.
Two separate loans entered into in April 2013 for a total amount of BRL200 million, each with a different commercial bank for BRL100 million, have been repaid at maturity date in April 2016.
Export Credit Notes (NCE - Nota de Crédito à Exportação)
As of December 31, 2016, Flexibras Tubos Flexiveis had two separate NCE loans entered into in March 2013 for an aggregate amount of BRL200 million to support pre-financing of its export operations.
The loan agreements contain the standard default provisions for such facilities and do not include any financial covenant.
As of December 31, 2016, these fixed interest rate loans were fully drawn and consisted of two loans for an amount of BRL100 million each, entered into with two commercial banks in February and March 2013. These loans mature respectively on December 11 and December 15, 2017.
Flexibras Tubos Flexiveis repaid at their respective maturity date between January and March 2016, four loans for an aggregate amount of BRL372 million.

Loans Under Innova Petro Program
As of December 31, 2016, Flexibras Tubos Flexiveis had two loans related to Innova Petro program, the purpose of which is to support the financing of Flexibras’ development of innovative processes and products. These loans consisted of:

•
A BRL11.4 million credit facility entered into by Flexibras Tubos Flexiveis on June 13, 2014 with FINEP (Financiadora de Estudos e Projetos) the Brazilian Innovation Agency. The loan granted at a floating interest rate, is to be reimbursed in 61 equal monthly installments from June 15, 2017 until June 15, 2022. The loan agreement includes covenants and default provisions that are standard for such facilities with FINEP excluding any financial ratio. The loan is not secured by any asset. As of December 31, 2016, the loan was fully drawn.

•
A BRL13.7 million credit facility entered into by Flexibras Tubos Flexiveis on July 28, 2014 with BNDES (Banco Nacional de Desenvolvimento Econômico e Social). The loan is partly granted at a floating interest rate, while 82% of the total amount is granted at a fixed rate of 4%. It is to be reimbursed in 72 equal monthly installments from September 15, 2016 until August 15, 2022. The loan agreement includes covenants and default provisions that are standard for such BNDES facilities excluding any financial covenant. The loan is not secured by any asset. As of December 31, 2016, the outstanding amount of the loan was BRL7.7 million.

Global Industries, Ltd. Bonds
On January 11, 2012, following the acquisition of Global Industries, Ltd. by Technip and its delisting from the NASDAQ (New York), Global Industries, Ltd. reimbursed, to comply with the conditions set out in the original offering memorandum of the 2.75% USD325 million Senior Convertible Debentures, due 2027, issued on July 27, 2007, a principal amount of USD322.6 million (corresponding to 99.3% of the outstanding debentures) and paid accrued interest of approximately USD3.9 million to tendering bondholders. The non-tendered bonds were redeemed in August 2016.
Syndicated Credit Facility and Bilateral Facilities
As of December 31, 2016
As of December 31, 2016, the Group had various unutilized financing sources for an aggregate amount of
€1,345.5 million that allowed it to meet its general financing needs. These facilities are not secured by any of the Group’s assets. As is standard for such financings, they contain covenants and default provisions from Technip and some of its affiliates, and do not include any financial covenant. These credit agreements do not include early payment provisions in the event of deterioration of the borrower’s credit rating.
As of December 31, 2016 these facilities consisted in:

•
The credit facility in the amount of €1 billion put in place on July 21, 2011 which may be drawn in Euros, in US dollars or in British pounds, as amended and extended on July 30, 2014. This facility is fully reimbursable at the maturity date on July 21, 2021 following the exercise in July 2016 of the second and last one-year extension at the borrowers’ option, subject to the lenders’ approval. The facility, in the event it is utilized, includes a floating interest rate and an applicable margin which varies according to a schedule of Technip’s credit rating.

•
Four separate credit facilities totaling €340 million which may be drawn in Euros were granted to Technip and replaced the existing facilities before their respective expiry dates. Each facility has two one-year extensions on the first and second respective anniversaries of the signing dates at the borrowers’ option, subject to the lenders’ approval. Following the exercise of the second and last extension option in May and June 2016, the amounts and maturity dates are as follows:

•	two credit facilities of €80 million each that mature on May 16, 2019;

•	an €80 million credit facility that matures on June 10, 2019; and

•	a €100 million credit facility that matures on May 16, 2021.

•	Different non-utilized credit facilities amounting to €5.5 million granted to various Technip subsidiaries.
As of December 31, 2016, the credit facilities confirmed and available to the Group amounted to €1,345.5 million, of which €1,340 million is available after December 31, 2017. Out of the €1,345.5 million, €5.5 million is reserved for the financing of certain subsidiaries.
In 2016, in light of favorable market conditions, Technip once again issued on the commercial paper market. As of December 31, 2016, the outstanding commercial paper amounted to €200 million. The Group continues to benefit from Banque de France’s authorization for a maximum amount of €1 billion.
As of December 31, 2016, debt falling due in 2017 and 2018 amounted to €890.4 million including €19.3 million of accrued interest and fees and €871.1 million of principal.

As of December 31, 2015
As of December 31, 2015, the Group had various unutilized financing sources for an aggregate amount of €1,347.7 million that allowed it to meet its general financing needs. These facilities are not secured by any of the Group’s assets. As is standard for such financings, they contain covenants and default provisions from Technip and some of its affiliates, and do not include any financial covenant. These credit agreements do not include early payment provisions in the event of deterioration of the borrower’s credit rating.

1.
The credit facility in the amount of €1 billion put in place on July 21, 2011 which may be drawn in Euros, in US dollars or in British pounds, was amended and extended on July 30, 2014. The credit facility is fully reimbursable at the maturity date on July 21, 2020 following the exercise in July 2015 of the first of the two one-year extensions at the borrowers’ option, subject to the lenders’ approval.

The facility, in the event it is utilized, includes a floating interest rate and an applicable margin which varies according to a schedule of Technip’s credit rating.

2.
In 2014, four separate credit facilities totaling €340 million which may be drawn in Euros were granted to Technip and replaced the existing facilities before their respective expiry dates. The facilities each have two one-year extensions on the first and second respective anniversaries of the signing dates at the borrowers’ option, subject to the lenders’ approval.

Following the exercise of the first of the two extension options in May and June 2015, the amounts and maturity dates are as follows:

•	two facilities of €80 million each that mature on May 16, 2018;

•	an €80 million facility that matures on June 10, 2018; and

•	a €100 million facility that matures on May 16, 2020.

3.	Different non-utilized credit facilities amounting to €7.7 million were granted to various Technip subsidiaries.
As of December 31, 2015, the credit facilities confirmed and available to the Group amounted to €1,347.7 million, of which €1,340.8 million is available after December 31, 2016. Out of a total of €1,347.7 million, €7.7 million is reserved for the financing of certain subsidiaries.
In 2015, in light of favorable market conditions, Technip once again issued on the commercial paper market. As of December 31, 2015, the outstanding commercial paper amounted to €200 million. The Group continues to benefit from Banque de France’s authorization for a maximum amount of €1 billion.
As of December 31, 2015, debt falling due in 2016 and 2017 amounted to €1,512.3 million including €27.9 million of accrued interest and fees and €1,484.4 million of principal.
As of December 31, 2014
As of December 31, 2014, the Group had various unutilized financing sources for an aggregate amount of
€1,347.5 million that allow it to meet its general financing needs. These facilities are not secured by any of the Group’s assets. They contain covenant and default provisions that are standard for such financing, from Technip and some of its affiliates, and do not include any financial ratio. These credit agreements do not include early payment provisions in case of deterioration of the borrower’s credit rating.
1. The credit facility in the amount of €1 billion put in place on July 21, 2011 and which may be drawn in Euros, in US dollars or in British pounds, has been amended and extended on July 30, 2014. Subsequent to this amendment and extension, the final maturity date of the facility is July 30, 2019, with two one-year extensions on the first and second anniversary of the signing date at the borrowers’ option, subject to the lenders’ approval.
The facility, in the event it is utilized, includes a floating interest rate and an applicable margin which varies according to a schedule of Technip’s credit rating.

2.
In 2014, four separate credit facilities in a total amount of €340 million which may be drawn in Euros were granted to Technip and replaced before their respective expiry dates the existing facilities. The facilities have each two one-year extensions on the first and second respective anniversaries of the signing dates at the borrowers’ option, subject to the lenders’ approval. Following bilateral negotiations, the amounts and maturity dates are as follows:

•	two facilities of €80 million each that mature on May 16, 2017;

•	a €80 million facility that matures on June 10, 2017;

•	a €100 million facility that matures on May 16, 2019.

On September 3, 2014, Technip cancelled before its expiry date a €80 million bilateral facility. This facility was unused.

3.
An unutilized credit facility amounting to €7.5 million was granted to a Technip subsidiary. This credit agreement includes a floating interest rate in the event that it is utilized as well as standard default provisions.

As of December 31, 2014, the credit facilities confirmed and available to the Group amounted to €1,374.1 million, of which €1,340.0 million is available after December 31, 2015. Out of this total of €1,374.1 million, €34.1 million is reserved for the financing of certain assets or for certain subsidiaries, such as €26.6 million related to the financing of the Açuflex plant.
In 2014, Technip issued again on the commercial paper market in light of favourable market conditions. As of December 31, 2014, the outstanding commercial paper amounted to €156 million. The Group has an authorization from the Banque de France for a maximum amount of €1 billion.
As of December 31, 2014, debt falling due in 2015 and 2016 amounted to €986.7 million including €20.1 million of accrued interest and fees and €966.6 million of principal.

Schedule of contractual outstanding cash flows related to financial liabilities

In millions of Euro	As of December 31, 2016
	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Total
Synthetic Bonds	—	—	450.0	—	450.0
Private Placements	—	—	200.0	680.0	880.0
Bank Borrowings	—	41.9	128.0	127.4	297.3
Accrued Interest Payables on Bond Loans	—	3.9	8.3	—	12.2
Other Accrued Interest Payables	—	48.0	116.9	116.5	281.4
TOTAL NON-CURRENT FINANCIAL LIABILITIES	—	93.8	903.2	927.9	1,920.9
Convertible Bond	497.6	—	—	—	497.6
Commercial Papers	200.0	—	—	—	200.0
Bank Overdrafts	0.1	—	—	—	0.1
Accrued Interest Payables on Bond Loans	5.1	—	—	—	5.1
Other Accrued Interest Payables	57.6	—	—	—	57.6
Other Bank Borrowings	131.5	—	—	—	131.5
Financial Instruments	211.4	109.2	236.0	—	556.6
TOTAL CURRENT FINANCIAL LIABILITIES	1,103.3	109.2	236.0	—	1,448.5

Payment due dates related to debts include projected interest payments, even if they are not accrued on the closing date. Floating rates used to calculate projected interest payments are the rates in force as of December 31, 2016.

In millions of Euro	As of December 31, 2015
	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Total
Convertible Bonds	—	497.6	—	2.2	499.8
Private Placements	—	—	200.0	680.0	880.0
Bank Borrowings	—	92.8	144.7	34.8	272.3
Accrued Interest Payables on Bond Loans	—	1.2	—	—	1.2
Other Accrued Interest Payables	—	61.7	125.2	155.0	341.9
TOTAL NON-CURRENT FINANCIAL LIABILITIES	—	653.3	469.9	872.0	1,995.2
Convertible Bond	550.0	—	—	—	550.0
Commercial Papers	200.0	—	—	—	200.0
Bank Overdrafts	0.1	—	—	—	0.1
Accrued Interest Payables on Bond Loans	4.0	—	—	—	4.0
Other Accrued Interest Payables	64.4	—	—	—	64.4
Other Bank Borrowings	160.4	—	—	—	160.4
Financial Instruments	223.7	69.8	40.9	—	334.4
TOTAL CURRENT FINANCIAL LIABILITIES	1,202.6	69.8	40.9	—	1,313.3

In millions of Euro	As of December 31, 2014
	Less than 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Total
Convertible Bonds	—	550.0	497.6	2.0	1,049.6
Private Placements	—	—	—	880.0	880.0
Bank Borrowings	—	194.7	240.9	48.8	484.4
Accrued Interest Payables on Bond Loans	—	4.0	1.2	—	5.2
Other Accrued Interest Payables	—	67.5	149.5	177.0	394.0
TOTAL NON-CURRENT FINANCIAL LIABILITIES	—	816.2	889.2	1,107.8	2,813.2
Commercial Papers	156.0	—	—	—	156.0
Bank Overdrafts	0.9	—	—	—	0.9
Accrued Interest Payables on Bond Loans	4.0	—	—	—	4.0
Other Accrued Interest Payables	71.2	—	—	—	71.2
Other Bank Borrowings	79.4	—	—	—	79.4
Financial Instruments	161.6	119.1	19.8	—	300.5
TOTAL CURRENT FINANCIAL LIABILITIES	473.1	119.1	19.8	—	612.0

Contractual amounts as stated in the analysis of maturities relate to undiscounted contractual cash flows. These undiscounted cash flows may differ from the amounts as recognized in the statement of financial position which are based on discounted cash flows.

(B) Currency Risk
As indicated in Note 1-C (c) - Foreign currency transactions and financial instruments, Technip uses financial instruments to protect itself against currency risks incurred in the normal course of its business. The Group does not use financial instruments for trading or speculative purposes. The exchange hedging contracts are divided across several counterparties who have been selected after due consideration.

The primary hedging instruments used to manage Technip’s exposure to currency risks are as follows:

In millions of Euro	As of December 31
	2016			2015	2014
	Maturity		Nominal value	Nominal value	Nominal value
	2017	2018 and beyond
Buy Foreign Currencies/Sell Euros	664.3	6.2	670.5	380.0	243.8
Sell Foreign Currencies/Buy Euros	1,381.0	217.5	1,598.5	1,656.4	2,577.4
Buy/Sell Foreign Currencies	846.7	207.2	1,053.9	1,721.0	1,899.2
TOTAL HEDGING INSTRUMENTS	2,892.0	430.9	3,322.9	3,757.4	4,720.4

Exchange risk is mainly related to the US dollar and the Pound Sterling.

In 2016, a change in the US dollar spot price by plus or minus 10% at closing date, calculated on the entire portfolio of Euro/US dollar derivatives, would generate a change of plus or minus €27.8 million in the result before tax and plus or minus €141.3 million in fair value reserves in equity.
In 2016, a change in the Pound Sterling spot price by plus or minus 10% at closing date, calculated on the entire portfolio of Euro/Pound Sterling derivatives, would generate a change of plus or minus €11.4 million in the result before tax and plus or minus €33.4 million in fair value reserves in equity.

(C) Interest Rate Risk

Analysis of the sensitivity of the situation

As of December 31, 2016

Technip’s floating rate debt amounted to €102.0 million compared to an aggregate total debt of €2,421.9 million.

To ensure liquidity, cash is invested on a short-term basis. Financial products are subject to fluctuations in currency interest rates.

As of December 31, 2016, the net short-term cash position of the Group (cash and cash equivalents, less short-term financial debts) amounted to €5,099.1 million.

As of December 31, 2016, a 1% (100 basis points) increase in interest rates would lower the fair value of the fixed rate synthetic bonds, convertible bonds and private placements by €73.8 million before tax. A 1% (100 basis points) decrease in interest rates would raise the fair value by €80.4 million before tax.

A 1% (100 basis points) increase in interest rates would generate an additional profit of €50.1 million before tax in the net cash position. A 1% (100 basis points) decrease in interest rates would generate a loss of the same amount.

As of December 31, 2015

Technip’s floating rate debt amounted to €177.8 million compared to an aggregate total debt of €2,563.1 million.

To ensure liquidity, cash is invested on a short-term basis. Financial products are subject to fluctuations in currency interest rates.

As of December 31, 2015, the net short-term cash position of the Group (cash and cash equivalents, less short-term financial debts) amounted to €1,982.0 million.

As of December 31, 2015, a 1% (100 basis points) increase in interest rates would lower the fair value of the fixed rate convertible bonds (OCEANE) and private placements by €71.7 million before tax. A 1% (100 basis points) decrease in interest rates would raise the fair value by €78.4 million before tax.

A 1% (100 basis points) increase in interest rates would generate an additional profit of €18.3 million before tax in the net cash position. A 1% (100 basis points) decrease in interest rates would generate a loss of the same amount.

As of December 31, 2014

Technip’s floating rate debt amounted to €193.3 million compared to an aggregate total debt of €2,613.0 million.

Cash is invested short-term to ensure liquidity. Financial products are subject to fluctuations in currency interest rates.

As of December 31, 2014, the net short-term cash position of the Group (cash and cash equivalents, less short-term financial debts) amounted to €2,429.2 million.

As of December 31, 2014, a 1% (100 basis points) increase in interest rates would lower the fair value of the fixed rate convertible bonds (OCEANE) and private placements by €93.2 million before tax. A 1% (100 basis points) decrease in interest rates would raise the fair value by €102.4 million before tax.

A 1% (100 basis points) increase in interest rates would generate an additional profit of €22.4 million before tax in the net cash position. A 1% (100 basis points) decrease in interest rates would generate a loss of the same amount.

Interest rate risk monitoring method

Technip regularly analyses its exposure to interest rate risk. This is the responsibility of the Treasury Department, which reports directly to the Chief Financial Officer.

The Group does not use financial instruments for speculative purposes.

(D) Credit Risk
A significant portion of the Group’s activity is concentrated with a limited number of clients because the worldwide market is dominated by a small number of major oil and gas companies. Consequently, the Group regularly performs credit risk analysis before entering into contracts and has set up procedures for monitoring payments made by customers.

The schedule of past due but not impaired trade receivables is the following:

In millions of Euro	As of December 31, 2016
	Not impaired on the Reporting Date and Past Due in the Following Periods
	Less than 3 months	3 to 12 months	Over 1 year	Total	Total Trade Receivables
Trade Receivables	355.8	381.0	79.4	816.2	1,920.6

In millions of Euro	As of December 31, 2015
	Not impaired on the Reporting Date and Past Due in the Following Periods
	Less than 3 months	3 to 12 months	Over 1 year	Total	Total Trade Receivables
Trade Receivables	330.4	195.8	44.4	570.6	1,668.2

In millions of Euro	As of December 31, 2014
	Not impaired on the Reporting Date and Past Due in the Following Periods
	Less than 3 months	3 to 12 months	Over 1 year	Total	Total Trade Receivables
Trade Receivables	406.9	150.4	107.5	664.8	1,719.9

As of December 31, 2016, the main counterparty for cash and cash equivalents represents 14% of total net cash position. The principal counterparty for derivative financial instruments represents 14% of the Group’s total derivative financial instruments. The set of counterparties for the Group’s operations was limited to bank institutions that were considered as the safest, mostly noted AA and A.

As of December 31, 2015, the main counterparty for cash and cash equivalents represents 17% of total net cash position. The principal counterparty for derivative financial instruments represents 17% of the Group’s total derivative financial instruments. The set of counterparties for the Group’s operations was limited to bank institutions that were considered as the safest, mostly noted AA and A.

As of December 31, 2014, the main counterparty for cash and cash equivalents represents 17.0% of total net cash position. The principal counterparty for derivative financial instruments represents 18.9% of the Group’s total derivative financial instruments. The set of counterparties for the Group’s operations was limited to bank institutions that were considered as the safest, mostly noted AA and A.

Note 33 Subsequent Events
Merger completion of FMC Technologies and Technip
On January 17, 2017, TechnipFMC (NYSE and Euronext: FTI) announced that it is operating as a unified, combined company following completion of the merger of FMC Technologies and Technip. The merger creates a global leader in oil and gas projects, technologies, systems, and services that will enhance the performance of the world's energy industry.
TechnipFMC will begin trading on the New York Stock Exchange and on the Euronext Paris Stock Exchange under the symbol FTI. Under the terms of the merger agreement, FMC Technologies shareholders received one share of the combined company for each existing share of FMC Technologies, and Technip shareholders received two shares of the combined company for each existing share of Technip.
This merger results in the universal succession of Technip’s rights and obligation to TechnipFMC, with the creditors of Technip becoming by operation of law creditors of TechnipFMC. As a result, thereof under existing debt instruments of Technip, all references made to Technip are to be construed as references to TechnipFMC, with Technip’s creditors holding the same rights and being subject to the same obligations towards TechnipFMC as was the case prior to the completion of the Technip Merger. Any security or guarantee granted by Technip is also deemed to have been given by TechnipFMC.
The merger will be accounted for under the acquisition method of accounting in accordance with IFRS 3 “Business Combinations”, with Technip identified as the accounting acquirer.
Accordingly, FMCTI’s tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at fair value at the date of completion of the merger, with the excess of the purchase consideration over the fair value of FMCTI’s net assets being recorded as goodwill.

Reimbursement of the 2011-2017 convertible bond
On January 2, 2017, Technip reimbursed the convertible bond 2011-2017 for an amount of €497.6 million.

Admission to trading on the regulated market of Euronext Paris of bonds that have been previously issued
On January 13, 2017, the following bonds which were initially listed on the Open Market (Marché Libre) of Euronext Paris and on the Freiverkehr open market of Frankfurt have been admitted to trading on Euronext Paris:

•	the €450 million non-dilutive cash settled Convertible Bonds (Synthetic bonds) issued on January 25, 2016 and March 10, 2016 and due January 25, 2021;

•	the €100 million private placement notes issued on June 14, 2012 and due June 14, 2032; and

•	the €100 million private placement notes issued on October 7, 2013 and due October 7, 2033.

Adjustments on the 2016-2021 synthetic bond
As a result of the combination of Technip and FMC Technologies, Inc., the bondholders have been notified that effective January 17, 2017 the shares have been adjusted to become fully paid ordinary shares of TechnipFMC shares admitted to listing and trading on the regulated market of Euronext Paris. The conversion price has been adjusted to €28.1035 (previously €56.2070) and the adjusted conversion ratio was set to 3,558.2757 (previously 1,779.1378).

There has been no other significant subsequent event which occurred since the closing date of the financial year ended December 31, 2016.

Revolving credit facility
On January 17, 2017, TechnipFMC acceded as an additional borrower and an additional guarantor to a new $2.5 billion senior unsecured revolving credit facility agreement between Technip Eurocash SNC and FMCTI (the “Borrowers”) and JPMorgan Chase Bank, N.A. as agent and an arranger; SG Americas Securities LLC as an arranger; and the lenders party thereto (the “Facility Agreement”).
The Facility Agreement provides for the establishment of a multicurrency, revolving credit facility with a total commitment of $2.5 billion, which includes a $1.5 billion letter of credit subfacility and a $500.0 million swingline loan subfacility. Subject to certain conditions, the Borrowers may request the aggregate commitments under the Facility Agreement be increased to a maximum amount of $3.0 billion. Unless otherwise extended pursuant to the terms of the Facility Agreement, the credit facility expires on January 17, 2022.
Borrowings under the Facility Agreement bear interest at the following rates, plus an applicable margin, depending on currency:

•	U.S. dollar-denominated loans bear interest, at the Borrowers’ option, at a base rate or an adjusted rate linked to the London interbank offered rate (“Adjusted LIBOR”);

•	sterling-denominated loans bear interest at Adjusted LIBOR; and

•	euro-denominated loans bear interest at the Euro interbank offered rate (“EURIBOR”).
Depending on the credit rating of TechnipFMC, the applicable margin for revolving loans varies (i) in the case of Adjusted LIBOR and EURIBOR loans, from 0.820% to 1.300% and (ii) in the case of base rate loans, from 0.000% to 0.300%. The “base rate” is the highest of (a) the prime rate announced by JPMorgan, (b) the greater of the Federal Funds Rate and the Overnight Bank Funding Rate plus 0.5% or (c) one-month Adjusted LIBOR plus 1.0%.
The Facility Agreement contains usual and customary covenants, representations and warranties and events of default for credit facilities of this type, including financial covenants.
Technip’s existing €1.0 billion five-year revolving credit agreement was terminated upon availability of the Facility Agreement.